EME_ACTIVE-575890935.6 Private and Confidential DATED 2020 (1) BORR MIDGARD ASSETS LTD. (as Borrower) (2) EACH OF THE ENTITIES LISTED IN SCHEDULE 1 PART I OF THE FACILITY AGREEMENT (as Guarantors) (3) BORR IHC LIMITED (as Intermediate HoldCo) (4) THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 PART II OF THE FACILITY AGREEMENT (as Lenders) (5) HAYFIN SERVICES LLP (as Agent) (6) HAYFIN SERVICES LLP (as Security Agent) DEED OF AMENDMENT AND RESTATEMENT RELATING TO A FACILITY AGREEMENT DATED 25 JUNE 2019 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME) IN RESPECT OF A SECURED TERM LOAN FACILITY OF (ORIGINALLY) UP TO US$195,000,000 Execution Version Reference: 382792.00087 r e e d s m i t h . c o m 8 July PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 2 - EME_ACTIVE-575890935.6 CONTENTS CLAUSE Page 1. Interpretation ................................................................................................................................... 4 2. Representations and Warranties ...................................................................................................... 5 3. Intermediate HoldCo....................................................................................................................... 5 4. Amendment of Continuing Finance Documents............................................................................. 6 5. Effective Date ................................................................................................................................. 6 6. Further Assurances ......................................................................................................................... 7 7. Expenses ......................................................................................................................................... 8 8. Notices ............................................................................................................................................ 8 9. Supplemental .................................................................................................................................. 8 10. Law and Jurisdiction ....................................................................................................................... 8 Execution Pages ...................................................................................................................................... 9 Appendix I Amended and Restated Facility Agreement ...................................................................... 14 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 3 - EME_ACTIVE-575890935.6 THIS DEED is made on 2020 BETWEEN (1) BORR MIDGARD ASSETS LTD., a corporation incorporated under the laws of Bermuda whose registered office is at S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda as borrower (the "Borrower"); (2) EACH OF THE ENTITIES listed in Part I of Schedule 1 (The Original Parties) of the Original Facility Agreement as guarantors (together the "Guarantors" and each a "Guarantor"); (3) BORR IHC LIMITED, a corporation incorporated under the laws of Bermuda whose registered office is at S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda as an intermediate holding company ("Intermediate HoldCo"); (4) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) of the Original Facility Agreement as lenders (the "Lenders"); (5) HAYFIN SERVICES LLP as agent of the Finance Parties (the "Agent"); and (6) HAYFIN SERVICES LLP as security agent for the Finance Parties (the "Security Agent"). BACKGROUND (A) By a facility agreement dated 25 June 2019 (as amended and supplemented from time to time by a side letter dated 28 June 2019, the Deferral Letters (as defined therein), a deferral and amendment letter dated 5 June 2020 and as amended from time to time, the "Original Facility Agreement") made between (i) the Borrower, (ii) the Guarantors, (iii) the Lenders, (iv) the Agent and (v) the Security Agent, the Lenders made available to the Borrower a facility of up to US$195,000,000 on the terms and conditions set out therein. (B) A principal amount of US$195,000,000 remains outstanding on the date hereof to the Lenders under the Original Facility Agreement. (C) Pursuant to the terms of the Original Facility Agreement, it was agreed that the Security Agent would hold the Security on trust for the Secured Parties in accordance with their respective entitlements under the Finance Documents. (D) The Obligors have requested the Finance Parties' consent to the amendment and restatement of the Original Facility Agreement in the terms set out in the Amended and Restated Facility Agreement such that (inter alia): (i) an intermediate holding company is formed as a direct subsidiary of the Ultimate Parent and becomes parent of all or substantially all of the Ultimate Parent's Subsidiaries (including the HoldCo); and (ii) such intermediate holding company issues a guarantee of the deferred interest payments due in the period from 31 March 2020 to 31 December 2021 inclusive under the Shipyard Finance Facilities. (E) This Deed sets out the terms and conditions on which the Finance Parties will agree with effect on and from the Effective Date to the requests of the Obligors outlined in Recital (D) above. 8 July PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 4 - EME_ACTIVE-575890935.6 (F) This Deed also sets out the terms and conditions on which the Original Facility Agreement and the other Continuing Finance Documents shall be amended and/or restated. IT IS AGREED as follows: 1. Interpretation 1.1 Defined expressions Words and expressions defined in the Original Facility Agreement shall have the same meanings when used in this Deed (including the Recitals) unless the context otherwise requires or they are otherwise defined in this Deed. 1.2 Definitions In this Deed, unless the contrary intention appears: “Amended and Restated Facility Agreement” means, with effect from the Effective Date, the Original Facility Agreement as amended and restated by this Deed in the form set out in Appendix I; “Continuing Finance Documents” means any Finance Documents executed before the date of this Deed; “Contribution Agreement” means the contribution agreement dated 6 July 2020 made between the Ultimate Parent and Intermediate HoldCo in relation to the transfer of all the issued shares in (and where applicable the capital of) each Relevant Subsidiary (as defined therein) including, but not limited to, HoldCo; “Effective Date” means a Business Day on which the Agent confirms in writing to the Borrower that all the conditions set out in Clause 5.2 (Conditions precedent) have been satisfied which confirmation the Agent shall be under no obligation to give if an Event of Default has occurred; “Existing Liberian Mortgage” means, in relation to a Rig registered under Liberian flag, the first preferred mortgage granted over that Rig by the relevant Rig Owner in favour of the Security Agent (and together, the “Existing Liberian Mortgages”); “Mortgage Amendment” means, in respect of each Existing Liberian Mortgage, the first amendment to that Existing Liberian Mortgage to be executed by the relevant Rig Owner in favour of the Security Agent in the agreed form (and together, the “Mortgage Amendments”); and “Original Facility Agreement” means the facility agreement referred to in Recital (A). 1.3 Application of construction and interpretation provisions of the Original Facility Agreement Clauses 1.2 to 1.3 of the Original Facility Agreement apply, with any necessary modifications, to this Deed. 1.4 Conflict In the event of conflict between the provisions of this Deed and the Original Facility Agreement or any other Finance Document, unless a contrary intention appears the provisions of this Deed shall prevail. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 5 - EME_ACTIVE-575890935.6 1.5 Intermediate HoldCo Intermediate HoldCo is party to this Agreement and the Amended and Restated Facility Agreement to give certain acknowledgements and representations to the Finance Parties) as expressly set out below only. Notwithstanding any other term of this Agreement or the Amended and Restated Facility Agreement, the Parties agree and acknowledge that the Intermediate HoldCo shall not and does not grant any loan or other credit, create or permit to subsist any Security or Quasi-Security over any of its assets or incur any liabilities under this Agreement or the Amended and Restated Facility Agreement. No Party shall have a direct recourse against the Intermediate Holdco for any breach of this Agreement or the Amended and Restated Facility Agreement. 2. Representations and Warranties 2.1 Repetition of the representations and warranties The representations and warranties in clause 18 of the Amended and Restated Facility Agreement are deemed to be made on the date of this Deed and on the Effective Date by the Obligors (including Intermediate HoldCo). 2.2 Repetition of Continuing Finance Documents representations and warranties Each Obligor and Intermediate HoldCo (as applicable) represents and warrants to the Finance Parties that the representations and warranties in the Continuing Finance Documents to which it is a party would be true and not misleading if repeated on the date of this Deed with reference to the circumstances now existing and with appropriate modifications to refer to this Deed. 3. Intermediate HoldCo 3.1 Adherence and assumption (a) With effect on and from (and subject to the occurrence of) the Effective Date, Intermediate HoldCo agrees to become a party to the Amended and Restated Facility Agreement on the terms set out therein. (b) The Borrower confirms that no Default is continuing or would occur as a result of Intermediate HoldCo becoming a party to the Amended and Restated Facility Agreement (c) Intermediate HoldCo’s administrative details for the purposes of the Amended and Restated Facility Agreement are as follows: Address: S.E. Pearman Building, 2nd Floor, 9 Par-la-Ville Road Hamilton, HM11 Bermuda Email: gsousa@borrdrilling.com cc. mvaaler@borrdrilling.com; lskajaa@borrdrilling.com; fmillet@borrdrilling.com Attention: Company Secretary, CFO, GC and VP or IR and Treasury. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 6 - EME_ACTIVE-575890935.6 4. Amendment of Continuing Finance Documents 4.1 Amendment and restatement of the Original Facility Agreement With effect on and from (and subject to the occurrence of) the Effective Date, the Original Facility Agreement shall be, and shall be deemed by this Deed to be, amended and restated in the form set out in Appendix I. 4.2 Amendments to Continuing Finance Documents With effect on and from (and subject to the occurrence of) the Effective Date, the Continuing Finance Documents (other than the Original Facility Agreement which is amended and restated pursuant to the Amended and Restated Facility Agreement and the Existing Liberian Mortgages which are amended and supplemented by the Mortgage Amendments) shall be, and shall be deemed by this Deed to be, amended as follows: (a) the definition of, and references throughout each of the Continuing Finance Documents to, the “Facility Agreement” (howsoever defined) and to any of the other Continuing Finance Documents shall be construed as if the same referred to, respectively: (i) the Amended and Restated Facility Agreement; (ii) the Mortgage Amendments; and (iii) the other Continuing Finance Documents as supplemented and amended by this Clause 4.2; and (b) by construing references throughout each of the Continuing Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to those Continuing Finance Documents as supplemented and amended by this Deed. 4.3 Continuing Finance Documents to remain in full force and effect Each of the Continuing Finance Documents shall remain in full force and effect as supplemented and amended or, as the case may be, restated by: (a) the amendments contained or referred to in Clause 4.1 and Clause 4.2; (b) the Mortgage Amendments; and (c) such further or consequential modifications as may be necessary to give full effect to the terms of this Deed, and shall secure the obligations of the Borrower as amended and restated under the Amended and Restated Facility Agreement and the other Finance Documents as amended, supplemented and/or restated by or pursuant to this Deed. 5. Effective Date 5.1 General The agreement contained in Clause 5 is subject to the fulfilment of the conditions precedent in Clause 5.2 (Conditions precedent). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 7 - EME_ACTIVE-575890935.6 5.2 Conditions precedent The conditions referred to in Clause 5.1 are that the Agent shall have received, on or before the Effective Date (or such later date as the Agent may (acting on the instructions of the Lenders) agree or designate), the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers: (a) a duly executed original of this Deed and of each Mortgage Amendment (and any documents to be executed pursuant thereto); (b) up-to-date constitutional documents of the Obligors and Intermediate HoldCo; (c) copies of resolutions of the directors and (if applicable) shareholders of each Obligor and Intermediate HoldCo authorising the execution of this Deed and of the Mortgage Amendment to which it is a party; (d) the original of any power of attorney issued by each Obligor and Intermediate HoldCo pursuant to such resolutions aforesaid; (e) up-to-date certificates of goodstanding in respect of each Obligor and Intermediate HoldCo; (f) evidence that the Obligors have paid all costs and expenses (including but not limited to invoiced legal fees) reasonably incurred by the Agent or any Finance Party (and, in the case of the Security Agent, any Receiver or Delegate) in connection with the negotiation, preparation, execution and perfection of this Deed or any other documents referred to in this Clause 5.2; (g) a copy of the duly executed Builder Guarantee (as defined in the Amended and Restated Facility Agreement); (h) a copy of the duly executed Contribution Agreement and documentary evidence that Completion (as defined therein) has occurred; (i) documentary evidence that the agent for service of process named in this Deed has accepted its appointment in respect of this Deed; (j) agreed form favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of England and Wales, Liberia, the Marshall Islands, Bermuda and such other relevant jurisdictions as the Agent, on behalf of all the Lenders, may reasonably require; and (k) evidence satisfactory to the Agent of registration of each Mortgage Amendment with the Liberian ship registry; and (l) all documentation reasonably required by the Lenders in respect of Intermediate HoldCo and each of its directors and shareholders pursuant to each Lender’s “Know Your Customer” requirements. Every copy document delivered under this Clause 5.2 shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of the relevant Obligor (or Intermediate HoldCo) as the case may be. 6. Further Assurances PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 8 - EME_ACTIVE-575890935.6 Clause 21.24 (Further assurance) of the Amended and Restated Facility Agreement applies to this Deed as if it were expressly incorporated in it with any necessary modifications. 7. Expenses The provisions of clause 16 (Costs and expenses) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications. 8. Notices 8.1 General The provisions of clause 36 (Notices) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications. 9. Supplemental 9.1 Counterparts This Deed may be executed in any number of counterparts. 9.2 Third party rights A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed. 10. Law and Jurisdiction 10.1 Governing law This Deed and any contractual or non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law. 10.2 Incorporation of the Amended and Restated Facility Agreement provisions The provisions of clause 44 (Enforcement) of the Amended and Restated Facility Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications. 10.3 Process Agent Each Obligor (including Intermediate HoldCo) irrevocably appoints Borr Drilling Management (UK) Limited c/o Magni Partners, 40 Bruton Street, Mayfair, London, W1J 6QZ, United Kingdom to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with this Deed. This Deed has been duly executed as a Deed and delivered on the date stated at the beginning of this Deed. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Attorney-in-Fact Attorney-in-Fact Attorney-in-Fact PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 11 - EME_ACTIVE-575890935.6 ) ) ) ) ) ) ) ) ) ) ) ORIGINAL LENDERS Signed by _____________________ for and on behalf of HAYFIN DLF III LUXCO 1 S.À R.L. In the presence of: Name: Address: Signed by _____________________ for and on behalf of HAYFIN SAPPHIRE IV LUXCO SCA In the presence of: Name: Address: Signed by _____________________ for and on behalf of SC HCM EU PD S.À R.L. In the presence of: Name: Address: Signed by _____________________ for and on behalf of HAYFIN BIG CYPRESS LUXCO S.À R.L. In the presence of: Name: Address: ) ) ) ) ) Messa Romeo Anthony Agostino Rue Eugène Ruppert, 6, L-2453 Luxembourg Taavi Davies In the presence of Maria Gonzalez 15 Rue Albert Philippe L-2331 Luxembourg PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Vikas Mehta PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

Vikas Mehta Vikas Mehta PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

EME_ACTIVE-575890935.6 APPENDIX I AMENDED AND RESTATED FACILITY AGREEMENT PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS ("[***]").

Private and Confidential

DATED 25 JUNE 2019 AS AMENDED, SUPPLEMENTED AND RESTATED (FROM TIME TO TIME) ON 8 JULY 2020

(1) **BORR MIDGARD ASSETS LTD.**
(as Borrower)

(2) **EACH OF THE ENTITIES LISTED IN SCHEDULE 1 PART I**
(as Guarantors)

(3) **BORR IHC LIMITED**
(as Intermediate HoldCo)

(4) **THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1 PART II**
(as Lenders)

(5) **HAYFIN SERVICES LLP**
(as Agent)

(6) **HAYFIN SERVICES LLP**
(as Security Agent)

FACILITY AGREEMENT

SECURED TERM LOAN FACILITY OF UP TO US$195,000,000

Execution Version
Reference: 382792.00087

ReedSmith

reedsmith.com

EME_ACTIVE-575917426.6

- ii - EME_ACTIVE-575917426.6 CONTENTS CLAUSE 1. DEFINITIONS AND INTERPRETATION .................................................................................. 1 2. THE FACILITY ........................................................................................................................... 37 3. PURPOSE .................................................................................................................................... 38 4. CONDITIONS OF UTILISATION ............................................................................................. 38 5. UTILISATION ............................................................................................................................. 39 6. REPAYMENT ............................................................................................................................. 41 7. PREPAYMENT AND CANCELLATION .................................................................................. 41 8. INTEREST ................................................................................................................................... 45 9. INTEREST PERIODS ................................................................................................................. 46 10. CHANGES TO THE CALCULATION OF INTEREST ............................................................ 46 11. FEES ............................................................................................................................................ 47 12. TAX GROSS UP AND INDEMNITIES ..................................................................................... 47 13. INCREASED COSTS .................................................................................................................. 52 14. OTHER INDEMNITIES .............................................................................................................. 54 15. MITIGATION BY THE LENDERS ........................................................................................... 57 16. COSTS AND EXPENSES ........................................................................................................... 57 17. GUARANTEE AND INDEMNITY ............................................................................................ 60 18. REPRESENTATIONS AND WARRANTIES ............................................................................ 63 19. INFORMATION UNDERTAKINGS ......................................................................................... 71 20. FINANCIAL COVENANTS ....................................................................................................... 75 21. GENERAL UNDERTAKINGS ................................................................................................... 76 22. RIG UNDERTAKINGS .............................................................................................................. 83 23. INSURANCE UNDERTAKINGS ............................................................................................... 90 24. ACCOUNTS ................................................................................................................................ 95 25. SECURITY SHORTFALL .......................................................................................................... 98 26. EVENTS OF DEFAULT ........................................................................................................... 100 27. CHANGES TO THE LENDERS ............................................................................................... 105 28. CHANGES TO THE OBLIGORS ............................................................................................. 109 29. ROLE OF THE AGENT AND THE SECURITY AGENT ...................................................... 112 30. APPLICATION OF PROCEEDS .............................................................................................. 127 31. CONDUCT OF BUSINESS BY THE FINANCE PARTIES .................................................... 129 32. SHARING AMONG THE FINANCE PARTIES ...................................................................... 129 33. PAYMENT MECHANICS ........................................................................................................ 130 34. SET-OFF .................................................................................................................................... 133 35. CONTRACTUAL RECOGNITION OF BAIL-IN .................................................................... 133 36. NOTICES ................................................................................................................................... 134 37. CALCULATIONS AND CERTIFICATES ............................................................................... 136 38. PARTIAL INVALIDITY .......................................................................................................... 136 39. REMEDIES AND WAIVERS ................................................................................................... 136 40. AMENDMENTS AND WAIVERS ........................................................................................... 137 41. CONFIDENTIALITY ................................................................................................................ 139 42. COUNTERPARTS .................................................................................................................... 143 43. GOVERNING LAW .................................................................................................................. 143 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- iii - EME_ACTIVE-575917426.6 44. ENFORCEMENT ...................................................................................................................... 143 SCHEDULE 1 THE ORIGINAL PARTIES ........................................................................................ 144 SCHEDULE 2 CONDITIONS PRECEDENT ..................................................................................... 151 SCHEDULE 3 UTILISATION REQUEST ......................................................................................... 159 SCHEDULE 4 FORM OF TRANSFER CERTIFICATE .................................................................... 161 SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT ............................................................... 163 SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE .............................................................. 166 SCHEDULE 7 TIMETABLES ............................................................................................................ 167 SCHEDULE 8 DETAILS OF RIGS .................................................................................................... 168 SCHEDULE 9 SCREEN RATE CONTINGENCY PERIODS ........................................................... 170 SCHEDULE 10 FORM OF ACCESSION LETTER ........................................................................... 171 SCHEDULE 11 FORM OF RESIGNATION LETTER ...................................................................... 172 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 1 - EME_ACTIVE-575917426.6 THIS AGREEMENT is dated 25 June 2019 as amended, supplemented and restated from time to time on ______________ 2020 (the “Amendment Date”) BETWEEN: (1) BORR MIDGARD ASSETS LTD., an exempted company incorporated under the laws of Bermuda whose registered office is at S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda as borrower (“Borrower”); (2) EACH OF THE ENTITIES listed in Part I of Schedule 1 (The Original Parties) as Guarantors (together the “Guarantors” and each a “Guarantor”); (3) BORR IHC LIMITED, an exempted company incorporated under the laws of Bermuda whose registered office is at S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda as an intermediate holding company (“Intermediate HoldCo”); (4) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (“Original Lenders”); (5) HAYFIN SERVICES LLP as agent of the Finance Parties (“Agent”); and (6) HAYFIN SERVICES LLP as security agent for the Finance Parties (“Security Agent”). BACKGROUND The Lenders have agreed to make available to the Borrower a loan facility of up to the Maximum Loan Amount for the purposes of (i) refinancing the Existing Indebtedness, (ii) funding a distribution to the Ultimate Parent, and (iii) paying transaction costs and expenses in relation to the Tranches. IT IS AGREED as follows: 1. Definitions and Interpretation 1.1 Definitions In this Agreement: “Accession Letter” means a document substantially in the form set out in Schedule 10 (Form of Accession Letter). “Account” means each of the Earnings Accounts, the Minimum Liquidity Account, the Borrower Operating Account, the HoldCo Operating Account and any other account opened, made or established in accordance with Clause 24 (Accounts). “Account Bank” means, in relation to any Account, DNB Bank ASA, or any other bank or financial institution approved by the Agent (with the prior written consent of the Majority Lenders). “Account Holder” means, in relation to any Account, each Obligor in whose name that Account is held. “Accounts Security” means, in relation to an Account, a deed or other instrument granted by the Account Holder in favour of the Security Agent conferring Security over that Account in the agreed form. 8 July PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 2 - EME_ACTIVE-575917426.6 “Active Period” means, in relation to a Rig operating under an Approved Drilling Contract, the period starting on commencement of drilling operations under that Approved Drilling Contract and ending on the date being 3 months after the expiry or termination of that Approved Drilling Contact (however such expiry or termination occurs). “Additional Guarantor” mean a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors). “Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. “Amendment Side Letter” means any of (i) the side letter dated 28 June 2019 between (amongst others) the Agent and the Borrower; (ii) the Deferral Letters; and (iii) the deferral and amendment letter dated 5 June 2020 between (amongst others) the Agent and the Borrower, in each case setting out certain deferrals and/or amendments to this Agreement on the terms and conditions therein; “Applicable Law” means: (a) any law, statute, decree, constitution, regulation, authorisation, judgment, injunction or other directive of any Governmental Entity; (b) any treaty, pact, compact or other agreement to which any Government Entity is a signatory, party or contracting state; or (c) any judicial or administrative interpretation with binding characteristics or application of those described in (a) or (b) above, in each case, which is applicable (as the context may require) to the Rig or its use, maintenance, insurance or operation, an Obligor, an Approved Manager, a Finance Party or a Relevant Document. “Applicable Codes” means any codes of practice or conduct, classification requirements, circulars and guidance notes generally accepted and applied by the offshore drilling industry. “Approved Brokers” means the London offices of any of Clarksons, Fearnleys AS, Arctic Offshore International AS (or any Affiliate of such persons through which valuations are commonly issued), or any independent international sale and purchase broker approved by the Agent (acting on the instructions of the Majority Lenders) from time to time (and “Approved Broker” means any one of them). “Approved Commercial Manager” means, in relation to a Rig, any Affiliate of the Ultimate Parent or any other management company as the Agent may, with the authorisation of the Majority Lenders, approve in writing from time to time in respect of such Rig. “Approved Drilling Contract” means, in relation to a Rig, a contract for the use or employment of the Rig in an Approved Operation Jurisdiction entered into between (i) the relevant Rig Operator (as disponent/managing owner) and (ii) an Approved Drilling Contractor, in each case which: (a) is on arm’s length and market and customary terms; (b) is not with, or part of an arrangement or transaction with, a Related Party; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 3 - EME_ACTIVE-575917426.6 (c) has a term which does not exceed 18 months (including optional extensions) or such longer period as the Agent may approved (acting on the instructions of the Majority Lenders); (d) provides for a daily hire rate of at least US$60,000 or such lesser amount as the Agent (acting on the instructions of the Majority Lenders) may agree; (e) requires that all payments to be made by the Approved Drilling Contractor pursuant to the Approved Drilling Contract shall be made into the Earnings Account of the relevant Rig Operator. “Approved Drilling Contractor” means a well renowned reputable entity or an entity forming part of a well renowned reputable group of companies with a solid, proven and established reputation for, and experienced track record in the business of, the project management of the extraction of oil and gas from offshore fields (and provided always that such entity is not a Restricted Person). “Approved Flag” means any of Hong Kong, Liberian, Panamanian, Bahamas, Bermuda or Marshall Islands flag or any other flag as the Agent may, with the authorisation of all Lenders, approve in writing as the flag under which a Rig may be registered, provided that, for the avoidance of doubt, no flag under which a Rig may be registered may be changed from one Approved Flag to another Approved Flag without the consent of the Agent (with the authorisation of all Lenders). “Approved Manager” means each Approved Technical Manager and each Approved Commercial Manager. “Approved Operation Jurisdiction” means any jurisdiction other than (i) the United States Gulf of Mexico and (ii) any jurisdiction which is located in a Sanctioned Country. “Approved Sub-Manager” means, in relation to an Approved Manager, any Affiliate of the Ultimate Parent or any other sub-manager appointed by an Approved Manager with the approval of the Agent, with the authorisation of the Majority Lenders, pursuant to Clause 22.18 (Management Agreement). “Approved Suspense Account” means an escrow or suspense account with a law firm, notary or a bank acceptable to the Agent into which all or part of the proceeds of a Utilisation are to be paid and in respect of which: (a) the person who will hold such amounts (only to be released upon the instructions of the Agent); and (b) the terms of the agreement which provides for such amounts to be paid into, held and dispersed from such account (and, if not dispersed within a specified period, returned to the Agent), are approved by the Agent (acting on the instructions of the Majority Lenders) (such approval not to be unreasonably withheld or delayed). “Approved Technical Manager” means, in relation to a Rig, any Affiliate of the Ultimate Parent or any other management company as the Agent may, with the authorisation of the Majority Lenders, approve in writing from time to time in respect of such Rig. “Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 4 - EME_ACTIVE-575917426.6 “Auditor” means a certified public auditor or audit firm seated in an EEA Member Country or (to the extent that the United Kingdom is not an EEA Member Country) the United Kingdom and licensed by the relevant national authorities. “Availability Period” means the period from and including the date of this Agreement to and including 1 July 2019 (or such later date as the Agent may agree in its sole discretion). “Available Commitment” means a Lender’s Commitment minus: (a) the amount of its participation in the outstanding Loan; and (b) in relation to any proposed Utilisation, the amount of its participation in such Utilisation that is due to be made on or before the proposed Utilisation Date. “Available Facility” means the aggregate for the time being of each Lender’s Available Commitment. “Bail-In Action” means the exercise of any Write-down and Conversion Powers. “Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and (b) in relation to any other state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. “Bank Finance Facilities” means the Ultimate Parent’s bank financings, being: (a) the US$100,000,000 senior secured credit facilities agreement between, among others, the Ultimate Parent as borrower, Borr Ran Inc., Borr Odin (UK) Limited and Borr (UK) Holdings Limited as guarantors, Danske Bank, Norwegian Branch and DNB Bank ASA as original lenders, Danske Bank, Norwegian Branch and DNB Bank ASA as coordinators, bookrunners and mandated lead arrangers and DNB Bank ASA as facility agent and security agent; and (b) the US$450,000,000 senior secured credit facilities agreement between, among others, the Ultimate Parent as borrower, Borr Jack-Up I Inc., Borr Idun Ltd., Borr Jack-Up XIV Inc., Prospector Rig 1 Contracting Company Limited, Prospector Rig 5 Contracting Company Limited, Borr Mist Limited, Borr Holdings Limited and Borr Tivar Inc. as original rig owners and guarantors, certain banks, including Danske Bank A/S, DNB Bank ASA and Citigroup Global Markets Limited, as hedging banks, coordinators, bookrunners and mandated lead arrangers and DNB Bank ASA as facility agent, and each a “Bank Finance Facility”. “Borrower Group” means the Borrower and its Subsidiaries for the time being. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 5 - EME_ACTIVE-575917426.6 “Borrower Operating Account” means an account in the name of the Borrower with the Account Bank with account number 1250 05 99004, or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as the “Borrower Operating Account”. “Break Costs” means the amount (if any) by which: (a) the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. “Builder” means PPL Shipyard Pte. Ltd., a company organised and existing under the laws of Singapore having its registered address at 80 Tuas South Boulevard, Singapore 637051. “Builder Guarantee” means the shipyard guarantee granted or to be granted on or around the Amendment Date by Intermediate HoldCo in favour of the Builder in relation to the deferral of certain interest payments due in the period from 31 March 2020 to 31 December 2021 inclusive under the Shipyard Finance Facilities. “Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Bermuda, Oslo, London and New York. “Cash” means, at any time with respect to any person, cash in hand or at a bank and (in the latter case) credited to an account in the name of that person and to which that person alone is beneficially entitled (including, without limitation, the Earnings Accounts) and for so long as: (a) that cash is repayable within forty five (45) days after the relevant date of calculation; (b) repayment of that cash is not contingent on the prior discharge of any other indebtedness of that person or of any other person whatsoever or on the satisfaction of any other condition other than any such conditions under Transaction Security referred to in paragraph (c) below; (c) there is no Security over that cash except for Transaction Security; and (d) the cash is freely and (except as mentioned in paragraphs (a) and (c) above) immediately available to be applied in repayment or prepayment of the Loan. “Change of Control” means: (a) in respect of the Ultimate Parent: (i) any time during which and for any reason any person or group of persons acting in concert legally and beneficially, directly or indirectly, owns more than 1/3rd of the capital stock or other equity interests of the Ultimate Parent, other than Tor Olav Trøim and a person or group of persons collaborating or PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 6 - EME_ACTIVE-575917426.6 acting in concert with Tor Olav Trøim (for the purpose of this definition, “Tor Olav Trøim” means Mr. Tor Olav Trøim, companies controlled by him and/or any trust created for his benefit (including companies controlled by any such trust); (ii) a sale, lease or transfer of all or substantially all of the Ultimate Parent Group’s assets whether in a single transaction or a series of related transactions; (iii) a liquidation or dissolution of the Ultimate Parent; (iv) a “change of control” or similar event (however described) in any documentation related to any Financial Indebtedness of the Ultimate Parent; (v) the Ultimate Parent ceases to be listed on: (A) the Oslo Stock Exchange; or (B) another stock exchange, including the New York Stock Exchange, which is of equivalent repute to the Oslo Stock Exchange and/or the New York Stock Exchange (as determined by the Agent (acting reasonably)); or (vi) at any time the total number of Premium Jack-Up Rigs wholly legally and beneficially owned by the Ultimate Parent is less than 18; (b) in respect of Intermediate HoldCo: (i) a sale, lease or transfer of all or substantially all of Intermediate HoldCo’s assets whether in a single transaction or a series of related transactions; (ii) a liquidation or dissolution of Intermediate HoldCo; or (iii) any time during which and for any reason the Ultimate Parent fails to legally and beneficially own, directly, one hundred per cent. (100%) of the capital stock or other equity interests of Intermediate HoldCo; (c) in respect of HoldCo: (i) a sale, lease or transfer of all or substantially all of HoldCo’s assets whether in a single transaction or a series of related transactions; (ii) a liquidation or dissolution of HoldCo; or (iii) any time during which and for any reason Intermediate HoldCo fails to legally and beneficially own, directly, one hundred per cent. (100%) of the capital stock or other equity interests of HoldCo; or (iv) any time during which and for any reason the Ultimate Parent fails to legally and beneficially own, indirectly, one hundred per cent. (100%) of the capital stock or other equity interests of HoldCo; (d) in respect of the Borrower: (i) a sale, lease or transfer of all or substantially all of the Borrower’s assets whether in a single transaction or a series of related transactions; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 7 - EME_ACTIVE-575917426.6 (ii) a liquidation or dissolution of the Borrower; (iii) any time during which and for any reason, HoldCo fails to legally and beneficially own, directly, one hundred per cent. (100%) of the capital stock or other equity interests of the Borrower; (iv) any time during which and for any reason, Intermediate HoldCo fails to legally and beneficially own, indirectly, one hundred per cent. (100%) of the capital stock or other equity interests of the Borrower; or (v) any time during which and for any reason, Ultimate Parent fails to legally and beneficially own, indirectly, one hundred per cent. (100%) of the capital stock or other equity interests of the Borrower; (e) in respect of a Rig Owner: (i) a sale, lease or transfer of all or substantially all of that Rig Owner’s assets whether in a single transaction or a series of related transactions, except in the case of a Permitted Rig Disposal; (ii) a liquidation or dissolution of that Rig Owner; (iii) any time during which and for any reason, the Borrower fails to legally and beneficially own, directly, one hundred per cent. (100%) of the capital stock or other equity interests of that Rig Owner; or (iv) any time during which and for any reason, Intermediate HoldCo fails to legally and beneficially own, indirectly, one hundred per cent. (100%) of the capital stock or other equity interests of that Rig Owner; or (v) any time during which and for any reason, the Ultimate Parent fails to legally and beneficially own, indirectly, one hundred per cent. (100%) of the capital stock or other equity interests of that Rig Owner; (f) in respect of a Rig Operator (except in the case of a winding-up of a Rig Operator in accordance with Clause 28.3 (Winding up of Rig Operators and resignation as Guarantors): (i) a sale, lease or transfer of all or substantially all of that Rig Operator’s assets whether in a single transaction or a series of related transactions (ii) a liquidation or dissolution of that Rig Operator; (iii) any time during which and for any reason, the Borrower fails to legally and beneficially own, directly, one hundred per cent. (100%) of the capital stock or other equity interests of that Rig Operator; (iv) any time during which and for any reason, Intermediate HoldCo fails to legally and beneficially own, indirectly, one hundred per cent. (100%) of the capital stock or other equity interests of that Rig Operator; or (v) any time during which and for any reason, the Ultimate Parent fails to legally and beneficially own, indirectly, one hundred per cent. (100%) of the capital stock or other equity interests of that Rig Operator. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 8 - EME_ACTIVE-575917426.6 “Charged Property” means the shares in each of the relevant Obligors and all of the assets of the relevant Obligors which from time to time are, or are expressed or intended to be, the subject of the Security Documents. “Classification” means, in respect of a Rig, the classification with the Classification Society specified in Schedule 8 (Details of Rigs) or such other classification with a Classification Society as the Agent may, with the authorisation of the Majority Lenders, approve in writing. “Classification Society” means, in relation to a Rig, the classification society specified in Schedule 8 (Details of Rigs), or such other classification society being a member of the International Association of Classification Societies as the Agent may, with the authorisation of the Majority Lenders approve in writing. “Co-Assured Undertaking” means, in relation to a Rig, the letter(s) of undertaking from each Co-Assured Party in favour of the Security Agent, in the agreed form. “Co-Assured Party” means, in relation to each Rig, any Related Party which is named as an assured or co-assured on the Insurances of that Rig and which is not a Rig Owner, a Rig Operator, an Approved Manager or an Approved Sub-Manager. “Code” means the US Internal Revenue Code of 1986 as amended. “Commercial Management Agreement” means, in relation to a Rig, any commercial management agreement entered into or to be entered into (as applicable) between the relevant Rig Owner and/or the relevant Rig Operator and an Approved Commercial Manager in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders). “Commitment” means: (a) in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Part I of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred or assigned to it under this Agreement; and (b) in relation to any other Lender, the amount of any Commitment transferred or assigned to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. “Compliance Certificate” means a certificate in the form set out in Schedule 6 (Form of Compliance Certificate) or otherwise in form and substance satisfactory to the Agent. “Confidential Information” means all information relating to any Obligor, Intermediate HoldCo, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either: (a) any Obligor, Intermediate HoldCo or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Obligor, Intermediate HoldCo or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 9 - EME_ACTIVE-575917426.6 (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 41 (Confidentiality); or (ii) is identified in writing at the time of delivery as non-confidential by any Obligor or Intermediate HoldCo or any of their respective advisers; or (iii) is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Obligor or Intermediate HoldCo and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. “Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA from time to time. “Corporate Guarantors” means each of the Ultimate Parent and HoldCo (each a “Corporate Guarantor”). “Corresponding Debt” means any amount, other than a Parallel Debt, which an Obligor owes to a Finance Party under or in connection with the Finance Documents. “Daily OPEX Cap” means, in relation to a Rig, an amount per day agreed between the Agent and the Borrower (the Agent acting reasonably and with reference to the budget for that Rig delivered to the Agent in accordance with Clause 19.4 (Budgets and report on Operating Expenses)), such daily amount to be agreed not less than fifteen (15) Business Days prior to the commencement of each Active Period. In the event that the Borrower and the Agent fail to agree a daily amount by the date falling fifteen (15) Business Days prior to the commencement of any Active Period, then the applicable daily amount for such Active Period shall be US$50,000 per day. “Deed of Covenants” means, in relation to a Rig registered under any Approved Flag whose laws prescribe a statutory form of rig mortgage, a first priority deed of covenants collateral to the relevant Mortgage, in the agreed form. “Deed of Release” means a deed or deeds releasing and/or reassigning the Existing Security and releasing and discharging any guarantee obligations or other assurance against loss in respect of the Existing Indebtedness, in each case in form and substance acceptable to the Agent. “Default” means an Event of Default or any event or circumstance specified in Clause 26 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. “Deferral Letters” means: (i) the side letter dated 15 April 2020 between the Borrower, the Rig Owners, HoldCo, the Ultimate Parent and the Agent; (ii) the deferral letter dated 5 May 2020, between the Borrower, the Rig Owner, HoldCo, the Ultimate Parent and the Agent; (iii) the deferral extension letter dated 21 May 2020; and the deferral extension letter dated 25 May 2020 as extended on 26 May 2020. “Deferral Period” has the meaning given to such term in the Deferral Letters. “Deferred Amount” has the meaning given to such terms in the Deferral Letters. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 10 - EME_ACTIVE-575917426.6 “Delegate” means any delegate, agent, attorney, co-trustee or other person appointed by the Security Agent. “Disruption Event” means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. “Dividend and Intercompany Loan Prepayment Criteria” means, at the time of a proposed dividend by the Borrower or HoldCo or prepayment of a Permitted Intercompany Loan provided by HoldCo to the Borrower or by Intermediate HoldCo to HoldCo or by the Ultimate Parent to Intermediate HoldCo: (a) no Default has occurred and is continuing or would result from the making of such dividend payment or Permitted Intercompany Loan prepayment; (b) such dividend payment or Permitted Intercompany Loan prepayment is only made after 1 July 2020; (c) no more than one such dividend payment or Permitted Intercompany Loan prepayment is made in any Financial Quarter; (d) each of the Rigs is operating under a Qualifying Drilling Contract; (e) the Obligors can demonstrate to the satisfaction of the Agent that immediately after such dividend payment or Permitted Intercompany Loan prepayment the aggregate Market Value of the Mortgaged Rigs would be equal to or greater than 225% of the total amount of the Loan then outstanding; (f) where applicable, the dividend payment or Permitted Intercompany Loan prepayment is made simultaneously with any mandatory prepayment of the Loan required in accordance with Clause 7.6 (Mandatory Prepayments – Permitted Dividends and Intercompany Loan Prepayments); (g) the making of such dividend payment or Permitted Intercompany Loan prepayment does not and would not constitute a breach of any restriction or constitute a default under any other loan facility or financing arrangement of any member of the Ultimate Parent Group; and (h) at the time of such dividend payment or Permitted Intercompany Loan prepayment the aggregate amount standing to the credit of the Operating Accounts is (in PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 11 - EME_ACTIVE-575917426.6 aggregate) not less than US$6,000,000 pro forma for the proposed dividend payment or Permitted Intercompany Loan prepayment and for any mandatory prepayment required in accordance with Clause 7.6 (Mandatory Prepayments – Permitted Dividends and Intercompany Loan Prepayments). “Dollars” and “US$” mean the lawful currency, for the time being, of the United States of America. “Drilling Contract Assignment” means the first priority assignment of any Approved Drilling Contract that is for a duration which exceeds or (by virtue of optional extension or otherwise) is capable of exceeding twelve (12) months granted by the relevant Rig Operator (as operator of the Rig under an Internal Bareboat Charter) and the Security Trustee, in the agreed form. “Earnings” means, in relation to a Rig, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Rig Owner owning that Rig or the Rig Operator operating that Rig or the Security Agent and which arise out of the use or operation of a Rig including (but not limited to): (a) all hire, money or compensation payable for the provision of services by or from a Rig or under any charter commitment, compensation payable to that Rig Owner or that Rig Operator or the Security Agent in the event of requisition of a Rig for hire, general average consolidation, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of a Rig; (b) all moneys which are at any time payable under Insurances in respect of loss of earnings; and (c) if and whenever a Rig is employed on terms whereby any moneys falling within paragraphs (a) or (b) is pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to a Rig, and, for the avoidance of doubt, including, without limitation, all moneys whatsoever which are now, or later become, payable (actually or contingently) under or in connection with an Internal Bareboat Charter or Approved Drilling Contract. “Earnings Accounts” means: (a) an account in the name of Rig Owner A with the Account Bank with account number 1250.05.64979; (b) an account in the name of Rig Owner B with the Account Bank with account number 1250.05.65150; (c) an account in the name of Rig Owner C with the Account Bank with account number 1250.05.98105; (d) in relation to each Rig Operator, an account in the name of that Rig Operator with the Account Bank to be opened in accordance with Clause 24, or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as an “Earnings Account” for the purposes of this Agreement and “Earnings Account” means any of them. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 12 - EME_ACTIVE-575917426.6 “EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway. “Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media: (a) air (including, without limitation, air within natural or man-made structures, whether above or below ground or sea bed); (b) water (including, without limitation, territorial, coastal, inland and offshore waters, water under or within land or sea bed and water in drains and sewers); and (c) land (including, without limitation, surface land and sub-surface strata, sea bed or river bed under any water). “Environmental Approval” means any permit, licence, approval, consent, certificate, registration, resolution, ruling, variance, exemption, filing or other authorisation required under applicable Environmental Laws. “Environmental Claim” means any claim, proceeding, formal notice or investigation by any Governmental Entity, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any actual or alleged breach, contravention or violation of (or liability under) Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset. “Environmental Incident” means: (a) any Release from a Rig or into or upon the air, sea, land or soils (including the seabed or sub-strata) or surface water of Environmentally Sensitive Material within or from a Rig; or (b) any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a rig other than a Rig and which involves a collision between a Rig and such other rig or some other incident of navigation or operation, in either case, in connection with which a Rig is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Rig and/or any Obligor and/or any operator or manager of a Rig is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Rig and in connection with which a Rig is actually or potentially liable to be arrested and/or where any Obligor and/or any operator or manager of a Rig is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval. “Environmental Law” means any present or future Applicable Laws or Applicable Codes, together with any binding guidance issued pursuant to such Applicable Laws, each concerning: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 13 - EME_ACTIVE-575917426.6 (a) pollution or contamination of the Environment, including any remediation of any pollution or contamination or the restoration or repair of any damage to the Environment; (b) the protection of the Environment, human health, or any living organisms which inhabit the Environment or any ecological system; (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, deposit, disposal, transport or handling of Environmentally Sensitive Materials; (d) the Release or other form of transmission into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Environmentally Sensitive Material and any matter or thing capable of constituting a nuisance or an actionable tort or breach of statutory duty of any kind in respect of such Release or transmission; (e) social matters including labour and working conditions, human rights, health, safety and security; and (f) the provision and maintenance of bonds, guarantees or other forms of financial assurance required by any Government Entity in connection with activities that could have an adverse effect on the Environment. “Environmentally Sensitive Material” means any element or substance, whether natural or artificial, and whether consisting of gas, liquid, solid or vapour, whether on its own or in any combination with any other element or substance or radiation, which is listed, identified, defined or determined by any Environmental Law as hazardous, harmful, a contamination or waste and/or is otherwise capable of causing harm or damage to the Environment including, without limitation, oil (as defined in the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the Oil Pollution Act of 1990, as amended). “EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time. “Event of Default” means any event or circumstance specified as such in Clause 26 (Events of Default) or any other event or circumstance described as such in any other provision of a Finance Document. “Existing Facility Agreements” means: (a) the facility agreement dated 13 March 2019 and entered into between, inter alia, (i) the Ultimate Parent as Company and Borrower, (ii) Borr Odin (UK) Limited, Borr Mist Limited, Borr Ran Inc. and Borr Saga Inc. as Original Rig Owners, (iii) Paragon Asset (UK) Ltd., Paragon Offshore (Land Support) Limited, Borr SEA Operations Inc., Borr Drilling Contracting S. de R.L. de C.V. and Borr Drilling México S. de R.L. de C.V. as Original Intra-Group Charterers, (iv) Borr Odin (UK) Limited, Borr Mist Limited, Borr Ran Inc., Borr Saga Inc., Borr (UK) Holdings Limited, Paragon Asset (UK) Ltd., Paragon Offshore (Land Support) Limited, Borr SEA Operations Inc., Borr Drilling Contracting S. de R.L. de C.V. and Borr Drilling México S. de R.L. de C.V. as Original Guarantors and (v) Danske Bank A/S and Citigroup Global Markets Limited as Mandated Lead Arrangers, (vi) Danske Bank, Norwegian Branch and Citibank N.A., Jersey Branch as Original Lenders, (vii) Danske Bank A/S and Citigroup Global Markets Limited as Hedge Providers, (viii) PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 14 - EME_ACTIVE-575917426.6 Danske Bank, Norwegian Branch as Issuing Bank and (ix) Danske Bank A/S as Agent; and (b) the facility agreement dated 26 March 2019 and entered into between, inter alia, (i) the Ultimate Parent as borrower, (ii) Borr Skald Inc. and Borr Jack-Up XXXII Inc. as guarantors and (iii) Danske Bank A/S and DNB Bank ASA as original lenders, hedging banks, bookrunners, underwriters and mandated lead arrangers. “Existing Indebtedness” means, at any date the outstanding Financial Indebtedness under the Existing Facility Agreements. “Existing Intercompany Loans” means: (a) the intercompany loan agreement dated 7 February 2018 between the Ultimate Parent as lender and Rig Owner A as borrower; (b) the intercompany loan agreement dated 7 February 2018 between the Ultimate Parent as lender and Rig Owner B as borrower; and (c) the intercompany loan agreement dated 26 March 2019 between the Ultimate Parent as lender and Rig Owner C as borrower. “Existing Security” means any Security created to secure the Existing Indebtedness. “Facility” means the term loan facility made available under this Agreement as described in Clause 2.1 (The Facility). “Facility Office” means: (a) in respect of a Lender, the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; and (b) in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes. “Facility Period” means the period from and including the date of this Agreement to and including the date on which the Total Commitments have been reduced to zero and all Secured Liabilities have been fully paid and discharged. “FATCA” means: (a) sections 1471 to 1474 of the Code or any associated regulations or other official guidance; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or any regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law, regulation or other official guidance referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 15 - EME_ACTIVE-575917426.6 “FATCA Application Date” means: (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA. “FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA. “FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction. “Fee Letter” means any letter or letters dated on or about the date of this Agreement between (i) the Agent or the Security Agent and (ii) the Borrower setting out any of the fees referred to in Clause 11 (Fees). “Finance Document” means: (a) this Agreement; (b) any Security Document; (c) any Fee Letter; (d) any Amendment Side Letter; (e) any Transfer Certificate; (f) any Assignment Agreement; (g) any Accession Letter; or (h) any other document designated as a Finance Document by the Agent and any Obligor party to it. “Finance Party” means the Agent, the Security Agent or a Lender (together the “Finance Parties”). “Financial Indebtedness” means any indebtedness for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument; (d) any redeemable (other than at the option of the issuer) preference share issues which mature prior to the Termination Date or are otherwise classified as borrowings under GAAP; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 16 - EME_ACTIVE-575917426.6 (e) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease; (f) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); (g) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing; (h) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close out of that derivative transaction, that amount) shall be taken into account); (i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; (j) the amount of any liability in respect of any guarantee, indemnity or similar assurance against financial loss in respect of any of the items referred to in paragraphs (a) to (i) above; and (k) any other transaction (including any forward sale or purchase agreement) having the commercial effect of borrowing. “Financial Quarter” means each period of three (3) months ending on a Quarter Date. “Free Liquidity” means the aggregate value of: (a) free and available cash in hand and bank deposits: (i) including: (A) bank deposits that are pledged, but which the relevant member of the Ultimate Parent Group may freely operate, such as the Earnings Accounts, until the occurrence of an Event of Default; and (B) undrawn commitments under any revolving credit facility, provided that such revolving credit facilities (x) have been provided by banks or financial institutions on an arm’s length basis on customary commercial terms and (y) such undrawn commitments are capable of being drawn in full at the relevant time; and (ii) certificates of deposits or marketable debt securities (including money market funds) with A-rating or better and a maturity of twelve (12) months or less after the relevant date of calculation and which can be realised within one month. “Fresh Equity Injection” means, at any time after the date of this Agreement: (a) any Cash actually received by any Rig Owner or Rig Operator from the Borrower in consideration for that Rig Owner’s or Rig Operator’s ordinary issued share capital, which was in turn received in full by the Borrower from HoldCo in consideration for the Borrower’s ordinary issued share capital, and which was in turn received in full PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 17 - EME_ACTIVE-575917426.6 by HoldCo from Intermediate HoldCo in consideration for HoldCo’s ordinary issued share capital and which was in turn received in full by Intermediate HoldCo from the Ultimate Parent in consideration for Intermediate HoldCo’s ordinary issued share capital; or (b) any Cash actually received by any Rig Owner or Rig Operator from the Borrower by way of Permitted Intercompany Loan, which was in turn received in full by the Borrower from HoldCo by way of Permitted Intercompany Loan, and which was in turn received in full by HoldCo either: (i) from the Ultimate Parent by way of Permitted Intercompany Loan or (ii) from Intermediate HoldCo by way of Permitted Intercompany Loan and which was in turn received in full by Intermediate HoldCo from the Ultimate Parent by way of Permitted Intercompany Loan. “GAAP” means generally accepted accounting principles in the United States of America to the extent applicable to the relevant financial statements of the Ultimate Parent and/or IFRS or generally accepted accounting principles in the relevant jurisdiction of the relevant Obligor. “General Assignment (Owner)” means, in relation to a Rig Owner, any assignment of the Earnings, Insurances, Requisition Compensation and any Internal Bareboat Charter in respect of a Rig owned by that Rig Owner, in each case entered into by that Rig Owner in favour of the Security Agent in the agreed form. “General Assignment (Operator)” means, in relation to a Rig Operator, any assignment of the Earnings, Insurances and, Requisition Compensation and any Internal Bareboat Charter in respect of a Rig operated by that Rig Operator, in each case entered into by that Rig Operator in favour of the Security Agent in the agreed form. “Government Entity” means in respect of any country: (a) any national government; (b) any political subdivision, banking or monetary authority, or local jurisdiction in a national government; (c) any instrumentality, board, commission, authority, department, organ, court or agency if any of the entitles listed in paragraphs (a) or (b); (d) any association, organisation or institution of which any of the entities listed in paragraphs (a) or (a) is a member or to whose jurisdiction any is subject or in whose activities any is a participant; and (e) any person acting on behalf of any of the persons or entities listed in paragraphs (a), (b), (c) and (d) above. “Guarantees” means the guarantees and indemnities in Clause 17 (Guarantee and indemnity) (and “Guarantee” means any of them). “Guarantors” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors). “HoldCo” means Borr Midgard Holding Ltd., an exempted company incorporated under the laws of Bermuda with its registered address at S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda. “HoldCo Operating Account” means an account in the name of HoldCo with the Account Bank with account number 1250 05 98997, or any other account opened or established with PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 18 - EME_ACTIVE-575917426.6 that office of the Account Bank or another office of the Account Bank which is designated by the Agent as the “HoldCo Operating Account”. “Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary. “IAPPC” means a valid and current International Air Pollution Prevention Certificate. “IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002. “Inactive Period” means, in relation to a Rig, any period other than an Active Period. “Industrial Competitor” means any entity whose sole function is to own and/or operate drilling rigs and such entity is a direct competitor of the Ultimate Parent provided that, for the avoidance of doubt, any bank, financial institution, trust, fund or other entity that makes, purchases or invests in loans, securities or other financial assets as a core part of its business, shall not be deemed to be an industrial competitor. “Insolvency Event” in relation to an entity means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; (f) has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 19 - EME_ACTIVE-575917426.6 (g) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (h) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d)); (i) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter; (j) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (i); or (k) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. “Insurances” means, in relation to a Rig: (a) any policy and contract of insurance including entries of a Rig in any protection and indemnity or war risk association, effected in relation to a Rig and a Rig’s Earnings whether before or after the date of this Agreement; and (b) all rights and other assets relating to, or derived from, any such policies and contracts of insurance (including any rights to a return for a premium. “Interest Period” means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest). “Internal Bareboat Charter” means, in relation to a Rig, the bareboat charter for that Rig entered into between the relevant Rig Owner as owner and the relevant Rig Operator as bareboat charterer in such form as the relevant Rig Owner considers appropriate, subject to the approval of the Agent (acting reasonably). “Interpolated Screen Rate” means, in relation to the Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of the Loan, each as of the Specified Time for the currency of the Loan. “Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity. “Legal Reservations” means: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 20 - EME_ACTIVE-575917426.6 (a) the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors; (b) the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; (c) the limitation of the enforcement of the terms of leases of real property by laws of general application to those leases; (d) similar principles, rights and remedies under the laws of any Relevant Jurisdiction; and (e) any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent by its appointed legal counsel under this Agreement. “Lender” means: (a) any Original Lender; and (b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 27 (Changes to the Lenders), which in each case has not ceased to be a Party in accordance with the terms of this Agreement. “LIBOR” means, in relation to the Loan or any part of it: (a) the applicable Screen Rate; or (b) (if no Screen Rate is available for the Interest Period of the Loan or any part of it) the Interpolated Screen Rate for the Loan; (c) if: (i) no Screen Rate is available for Dollars; or (ii) no Screen Rate is available for the Interest Period of the Loan or any part of it and it is not possible to calculate the Interpolated Screen Rate for the Loan or part of it, the Reference Bank Rate, as of in the case of paragraphs (a) and (c) above the Specified Time on the Quotation Day for Dollars and for a period equal in length to the Interest Period of the Loan, or part of it and, if any such rate is below 0% per annum, LIBOR shall be deemed to be 0% per annum. “Limitation Acts” means the Limitation Act 1980, and the Foreign Limitation Periods Act 1984. “Loan” means all Tranches drawn or to be drawn under the Facility or, as the context requires, the aggregate principal amount outstanding under the Facility for the time being (which, for the avoidance of doubt, shall be equal to the aggregate principal amount outstanding for the time being of all Tranches). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 21 - EME_ACTIVE-575917426.6 “Major Casualty” means, in relation to a Rig, any casualty to that Rig in respect of which the claim or the aggregate of the claims against all insurers, inclusive of any franchise or deductible, exceeds or may exceed the Major Casualty Amount. “Major Casualty Amount” means, in relation to a Rig, US$5,000,000 or the equivalent in any other currency. “Majority Lenders” means a Lender or Lenders whose Commitments aggregate at least 662/3% of the Total Commitments or, if the Total Commitments have been reduced to zero, aggregated at least 662/3% of the Total Commitments immediately prior to the reduction. “Make Whole Amount” means an amount equal to the greater of: (a) four per cent. (4%) of the principal amount to be prepaid, repaid or accelerated (as the case may be); and (b) the excess of: (i) the present value on the date of prepayment of the aggregate of: (x) one hundred and four per cent. (104%) of the principal amount to be prepaid, repaid or accelerated (as the case may be) as if that amount would otherwise be prepaid on the date which is immediately after the date falling on the twelve month anniversary of the Utilisation Date; and (y) the amount equal to the amount of all interest (including Margin and LIBOR) which would otherwise have accrued for the period from the date of such prepayment, repayment or acceleration (as the case may be) (assuming for these purposes that LIBOR is the greater of (I) the LIBOR rate for a period of six months on the date which is two (2) Business Days prior to the date of prepayment, repayment or acceleration (as the case may be) and (II) 0.5% per annum to the date which is immediately after the date falling twelve months after the relevant Utilisation Date in respect of the amount prepaid, repaid or accelerated (as the case may be) computed using a discount rate equal to the US Treasury Rate plus 50 basis points; over (ii) the principal amount to be prepaid. “Management Agreements” means any Technical Management Agreement and any Commercial Management Agreement, including: (a) the amended and restated management agreement dated 13 March 2019 between, inter alia, the Ultimate Parent, Borr Drilling Management DMCC and the Rig Owners; (b) the amended and restated management agreement dated 24 June 2019 between, inter alia, the Ultimate Parent and Borr Drilling Management (UK) Limited; and (c) the management agreement dated 24 June 2019 between, inter alia, the Ultimate Parent, Borr Drilling Management AS and the Rig Owners. “Manager’s Undertaking” means, in relation to a Rig, the letter(s) of undertaking from each Approved Manager in favour of the Security Agent, in the agreed form. “Margin” means five point three-seven-five per cent. (5.375%) per annum. “Market Value” means, in relation to a Rig, the value of that Rig as determined in accordance with Clause 25.2 (Valuation of Rigs). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 22 - EME_ACTIVE-575917426.6 “Material Adverse Effect” means, in the opinion of the Majority Lenders, a material adverse effect on: (a) the business, operations, property or condition (financial or otherwise) of an Obligor; or (b) the ability of an Obligor to perform its obligations under any Finance Document; or (c) the validity or enforceability of, or the effectiveness or ranking of any Security granted or purported to be granted pursuant to any of, the Finance Documents; or (d) the rights or remedies of any Finance Party under any of the Finance Documents. “Maximum Loan Amount” means the aggregate of the Maximum Tranche Amount in respect of each Tranche up to an aggregate amount across all Tranches of up US$195,000,000. “Maximum Tranche Amount” means, in relation to a Tranche, an amount up to: (a) in respect of Tranche A, the lower of (i) US$65,000,000 and (ii) an amount equal to 50% of the Market Value of Rig A at the time of drawdown of Tranche A; (b) in respect of Tranche B, the lower of (i) US$65,000,000 and (ii) an amount equal to 50% of the Market Value of Rig B at the time of drawdown of Tranche B; and (c) in respect of Tranche C, the lower of (i) US$65,000,000 and (ii) an amount equal to 50% of the Market Value of Rig C at the time of drawdown of Tranche C. “Minimum Liquidity Account” means an account in the name of the Borrower with the Account Bank with account number 1250 05 99012 or any other account opened or established with that office of the Account Bank or another office of the Account Bank which is designated by the Agent as the “Minimum Liquidity Account” for the purposes of this Agreement. “Mortgage” means, in relation to a Rig, the first priority or first preferred ship mortgage (as the case may be) granted or to be granted (as the context so requires) over that Rig by the relevant Rig Owner in favour of the Security Agent in the agreed form. “Mortgaged Rig” means, at any relevant time, any Rig which is or purports to be subject to a Mortgage and/or whose Earnings, Insurances and Requisition Compensation are or purport to be subject to Security under the Finance Documents. “Net Interest Bearing Debt” means the sum of all interest bearing Financial Indebtedness less Free Liquidity. “New Lender” has the meaning given to that term in Clause 27 (Changes to the Lenders). “Obligors” means each of the parties to the Finance Documents (to the extent they are a Related Party), other than Intermediate HoldCo, the Finance Parties and the Account Bank and “Obligor” means any one of them. “OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury. “Operating Accounts” means, together, the Earnings Accounts, the HoldCo Operating Account and the Borrower Operating Account (each an “Operating Account”). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 23 - EME_ACTIVE-575917426.6 “Operating Expenses” means, in relation to a Rig, expenses properly and reasonably incurred by the Rig Owner owning that Rig or the Rig Operator operating that Rig in connection with the ownership, operation, commercial and technical management, employment, maintenance, repair and insurance of a Rig. “Original Financial Statements” means: (a) in respect of the Ultimate Parent: (i) its consolidated unaudited financial statements for the Financial Quarter ended 31 March 2019; and (ii) its consolidated unaudited financial statements for the financial year ended 31 December 2018. “Original Guarantors” means together, the Rig Owners and the Corporate Guarantors. “Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement. “Parallel Debt” has the meanings given in Clause 29.29 (Parallel Debt). “Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Party” means a party to this Agreement (together the “Parties”). “Permitted Dividend and Intercompany Loan Prepayment” mean: (a) a dividend or prepayment of a Permitted Intercompany Loan made by a Rig Owner to the Borrower or by a Rig Operator to the Borrower (without restriction); or (b) a dividend or prepayment of a Permitted Intercompany Loan made by the Borrower to HoldCo, or by HoldCo to Intermediate HoldCo or to the Ultimate Parent (as applicable), or by Intermediate HoldCo to the Ultimate Parent, in each case that is made in conformity with the Dividend and Intercompany Loan Prepayment Criteria at the date of the declaration of such dividend or making of a prepayment of a Permitted Intercompany Loan, as certified to the Agent in writing by the Borrower or HoldCo or Intermediate HoldCo (as the case may be). “Permitted Intercompany Loan” means: (a) any downstream loan from: (i) the Ultimate Parent to either (i) Intermediate HoldCo made for the purpose of funding a loan from Intermediate HoldCo to HoldCo in the same amount; or (ii) HoldCo; (ii) Intermediate HoldCo to HoldCo; or (iii) HoldCo to the Borrower; provided that, in each case, such loan is (i) non-interest bearing and not repayable and (ii) subordinated and subject to Transaction Security in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders); and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 24 - EME_ACTIVE-575917426.6 (b) any loan (upstream or downstream) from: (i) the Borrower to any Rig Owner or Rig Operator; or (ii) any Rig Owner or Rig Operator to the Borrower, provided that, in each case, such loan is (i) non-interest bearing and not repayable, in whole or part, prior to the Termination Date and (ii) subordinated and subject to Transaction Security in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders). For the avoidance of doubt, the Agent (acting on the instructions of the Majority Lenders) shall not unreasonably withhold or delay consent to any request by the Borrower that any such loans shall be interest bearing if the Borrower reasonably considers this to be required in order to implement tax advice or a tax opinion received from its advisors, provided that any such loans shall (i) not be repayable, in whole or part, prior to the Termination Date and (ii) subordinated and subject to Transaction Security in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders). “Permitted Management Fees” means any management fees payable by the relevant Obligors under the Management Agreements (charged on a cost plus 5% basis in accordance with relevant transfer pricing procedures), provided that such management fees shall not, in respect of each Rig, exceed the following amounts: (a) for the period commencing on the first Utilisation Date and ending on 31 December 2019, US$800,000 (such an amount being based on an annualised amount of $1,600,000 (the “Annualised Amount”); (b) for each subsequent calendar year during the Facility Period, the Annualised Amount or such other annual amount agreed between the Agent and the Borrower, provided that the agreed amount for any given calendar year may not exceed 103% of (i) in respect of the calendar year commencing on 1 January 2020 and ending on 31 December 2020, the Annualised Amount and (ii) in respect of each subsequent calendar year, the amount agreed for that Rig for the preceding calendar year. “Permitted Maritime Lien” means, in relation to a Rig: (a) unless a Default is continuing, any ship repairer’s or outfitter’s possessory lien in respect of that Rig for an amount not exceeding the Major Casualty Amount or the equivalent in any other currency; (b) any lien on that Rig for master’s, officer’s or crew’s wages outstanding in the ordinary course of its trading and in accordance with usual maritime practice; (c) liens for salvage; or (d) any other lien arising by operation of law or otherwise in the ordinary course of trading (and not as a result of any default or omission by any Obligor), provided that (i) in each case, no such lien is more than 30 days outstanding and (ii) such liens are not, in aggregate, for an amount greater than the Major Casualty Amount. “Permitted Rig Disposal” means a sale of a Rig by the relevant Rig Owner provided always that: (a) no Default has occurred and is continuing or would occur as a result of the sale; (b) the sale is on arm’s length terms for cash proceeds payable in full on completion and for no less than its Market Value as at the date of contracting for sale; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 25 - EME_ACTIVE-575917426.6 (c) the sale must be to a third party who is not a Related Party; (d) (prior to the relevant Rig Owner entering into a legally binding commitment in relation to such sale) the Agent has received evidence in form and substance satisfactory to it demonstrating that the net sale proceeds from the sale of a Rig are sufficient to ensure that the prepayment requirements set out in Clause 7.3 (Mandatory prepayment) and Clause 7.7(c) (Restrictions) will be satisfied (including but not limited to the requirement to pay all accrued interest, fees, any Prepayment Fee and other amounts due and payable under the Finance Documents); (e) upon completion of the sale of that Rig the net sale proceeds are immediately applied in prepayment in accordance with Clause 7.3 (Mandatory prepayment) and Clause 7.7(c) (Restrictions) and in payment of such other amounts due and payable under the Finance Documents; and (f) upon completion of the sale of that Rig and pro forma for the sale and all prepayments to be made in connection with the sale, the VTL Coverage set out in Clause 25.1(a) (Additional security) shall be not be less than the higher of (i) 200% and (ii) the VTL Coverage immediately prior to such sale, for any remaining Rigs. “Permitted Security” means, in relation to a Rig, any Security over a Rig which is: (a) granted by the Finance Documents; (b) a Permitted Maritime Lien; or (c) approved in writing by the Agent (on behalf of all Lenders). “Permitted Transaction” means any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents. “Premium Jack-Up Rig” means any jack-up rig: (a) delivered from a yard in 2010 or later; (b) having an independent leg cantilever design; and (c) capable of operating in water depths of at least 350 feet. “Prepayment Fee” means, in respect of any amount of principal prepaid, repaid or accelerated (as the case may be) under Clause 7 (Prepayment and cancellation) or otherwise: (a) the Make Whole Amount if the prepayment, repayment or acceleration (as the case may be) occurs on or before the date falling 12 months after the Utilisation Date of the amount prepaid, repaid or accelerated (as the case may be); (b) 4% of the amount paid if the prepayment, repayment or acceleration (as the case may be) occurs following the date falling 12 months after the Utilisation Date but on or before the date falling 24 months after the Utilisation Date of the amount prepaid, repaid or accelerated (as the case may be); and (c) 2% of the amount paid if the prepayment, repayment or acceleration (as the case may be) occurs following the date falling 24 months after the relevant Utilisation Date including, for the avoidance of doubt whether such prepayment, repayment or acceleration (as the case may be) occurs before, on or after the Termination Date. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 26 - EME_ACTIVE-575917426.6 “Qualifying Drilling Contract” means, in relation to a Rig, an Approved Drilling Contract, which at the relevant time: (a) provides for a daily hire rate of at least US$80,000; (b) is not capable of or reasonably expected to be capable of termination within at least three (3) months of that relevant time, either by efflux of time or as a result of any terminated without cause rights (and, for the avoidance of doubt, optional extension periods that have not, at that time, been exercised shall be excluded); (c) each of the parties to such Approved Drilling Contract is in compliance with its material obligations arising thereunder and no termination event has occurred or right to terminate has arisen. “Quarter Date” means 31 March, 30 June, 30 September and 31 December of each calendar year. “Quasi-Security” has the meaning given to that term in Clause 21.9 (Negative pledge). “Quotation Day” means, in relation to any period for which an interest rate is to be determined, two (2) Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days). “Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Property. “Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the Relevant Interbank Market in Dollars for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period. “Reference Banks” means the principal London offices of Barclays Bank PLC, Lloyds Bank plc and HSBC Bank plc, or such other banks as may be appointed by the Agent in consultation with the Borrower. “Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. “Related Party” means any member of the Ultimate Parent Group or any of their respective Affiliates (or any direct or indirect shareholder, officer, employee or director of any member of the Ultimate Parent Group or any of their respective Affiliates or direct or indirect shareholders. “Release” means any actual or threatened spilling, leaking, pumping, pouring, releasing, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating of any Environmentally Sensitive Material into or through the Environment. “Relevant Document” means: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 27 - EME_ACTIVE-575917426.6 (a) any Finance Document; (b) any Internal Bareboat Charter; (c) any Management Agreement; (d) any Approved Drilling Contract; and (e) any other document designated as such by the Agent and any Obligor. “Relevant Interbank Market” means the London interbank market. “Relevant Jurisdiction” means, in relation to an Obligor: (a) its Original Jurisdiction; (b) any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated; (c) any jurisdiction where it conducts business; and (d) any jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it. “Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. “Repeating Representations” means each of the representations set out in Clause 18 (Representations and warranties), other than Clauses 18.8 (Insolvency), 18.9 (No filing or stamp taxes) and 18.13 (No proceedings pending or threatened) and any representation in any other Finance Document which is expressed to be a “Repeating Representation” or is otherwise expressed to be repeated. “Replacement Benchmark” means a benchmark rate which is: (a) formally designated, nominated or recommended as the replacement for a Screen Rate by: (i) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above; (b) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or (c) in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 28 - EME_ACTIVE-575917426.6 “Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. “Requisition Compensation” means, in relation to a Rig: (a) any and all compensation or other monies payable by reason of any act or event such as is referred to in paragraph (b) or (c) of the definition of “Total Loss” relating to a Rig; and (b) all claims, rights and remedies of the relevant Rig Owner or Rig Operator against the government or official authority or person or persons claiming to be or to represent a government or official authority or other entity in relation to (a) above. “Resignation Letter” means a letter substantially in the form set out in Schedule 11 (Form of Resignation Letter). “Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers. “Restricted Person” means a person that is: (a) listed on, or owned or controlled by a person listed on any Sanctions List; (b) located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a Sanctioned Country; or (c) otherwise a target of Sanctions (being a person with whom a US person or other national under the jurisdiction of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business or other activities or against whom Sanctions are otherwise directed). “Rig Operator” means any entity formed pursuant to and in compliance with all the requirements of Clause 28.2 (Formation of Rig Operators and accession as Additional Guarantors) (and together with all other Rig Operators, the “Rig Operators”). “Rig Owner A” means Borr Skald Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. “Rig Owner B” means Borr Saga Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. “Rig Owner C” means Borr Jack-Up XXXII Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. “Rig Owners” means together Rig Owner A, Rig Owner B and Rig Owner C (each a “Rig Owner”). “Rigs” means each Rig described in Schedule 8 (Details of Rigs) (and each a “Rig”), except to the extent it has been sold or has become a Total Loss. “Sanctioned Country” means a country or territory that is, or whose government is, the subject of Sanctions broadly prohibiting dealings with such government, country or territory, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 29 - EME_ACTIVE-575917426.6 including, without limitation, as at the date of this Agreement, Cuba, Iran, North Korea and Syria. “Sanctions” means any economic or trade sanctions, laws, embargoes, regulations, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing): (a) imposed by law or regulation of the United Kingdom, the Council of the European Union or any of its Member States, the United Nations or its Security Council or the government of the United States of America, whether or not any Obligor or any Affiliate is legally bound to comply with the foregoing; (b) the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State, Her Majesty’s Treasury and the Office of Financial Sanctions Implementation (OFSI) (together, the “Sanctions Authorities”); or (c) otherwise imposed by any law or regulation by which any Obligor or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Obligor or any Affiliate of any of them. “Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the “Consolidated List of Financial Sanctions Targets List in the UK. Status: Asset Freeze Targets” issued by OFSI, or any similar list of persons or entities whose assets are frozen, issued or maintained and made public by any of the Sanctions Authorities that has the effect of prohibiting transactions with such persons, as updated. “Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or the service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. “Screen Rate Replacement Event” means, in relation to a Screen Rate: (a) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower materially changed; (b) (i) (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 30 - EME_ACTIVE-575917426.6 provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate; (iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or (iv) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or (c) the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or (ii) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the period opposite that Screen Rate in Schedule 9 (Screen rate contingency periods); or (d) in the opinion of the Majority Lenders and the Borrower, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement. “Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Obligor to any Finance Party under or in connection with any Finance Document. “Secured Party” means each Finance Party, from time to time party to this Agreement, any Receiver or any Delegate (together the “Secured Parties”). “Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. “Security Documents” means: (a) any Mortgage; (b) any Deed of Covenants; (c) any General Assignment (Owner); (d) any General Assignment (Operator); (e) any Accounts Security; (f) any Drilling Contract Assignment; (g) any Guarantee; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 31 - EME_ACTIVE-575917426.6 (h) any Manager’s Undertaking; (i) any Share Charge; (j) any Subordination and Assignment Agreement; (k) any Co-Assured Undertaking; and (l) any other document as may be executed to guarantee and/or secure any amounts owing to the Finance Parties under any Finance Document. “Security Property” means: (a) the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security; (b) all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Secured Liabilities to the Security Agent as trustee for the Finance Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor or any other person in favour of the Security Agent as trustee for the Finance Parties; (c) the Security Agent’s interest in any turnover trust created under the Finance Documents; and (d) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties. “Share Charges” means together: (a) the share security deed granted or to be granted (as the context so requires) by HoldCo in favour of the Security Agent over the entire share capital in the Borrower; and (b) each share security deed granted or to be granted (as the context so requires) by the Borrower in favour of the Security Agent over the entire share capital in each Rig Owner and each Rig Operator, in each case in the agreed form (and each a “Share Charge”). “Shipyard Finance Facilities” means: (a) the agreements between, PPL Shipyard Pte Ltd, the Ultimate Parent and certain of the Ultimate Parent's Subsidiaries in respect of seller's credit granted in relation to the jack up rigs "GALAR", "GERD", "GERSEMI", "GRID", "GYME", "NATT", "GROA", "NJORD" and "GUNNLOD" governed by the global amendment deed dated 5 June 2020 entered into between, among others, the Ultimate Parent and PPL Shipyard Pte Ltd and the agreements detailed in schedule 3 to such deed; and (b) the agreements between, Keppel FELS Limited, Offshore Partners Pte. Ltd, the Ultimate Parent and certain of the Ultimate Parent's Subsidiaries in respect of seller's credit granted in relation to the jack up rigs "HILD", "HEIMDAL", HERMOD", "HULDRA", and "HEIDRUN" governed by the framework deed dated 5 June 2020 entered into between, among others, the Ultimate Parent, Keppel FELS Limited and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 32 - EME_ACTIVE-575917426.6 Offshore Partners Pte. Ltd and the agreements defined as Credit Agreements in such deed. “Specified Time” means a time determined in accordance with Schedule 7 (Timetables). “Subordination and Assignment Agreement” means a subordination and assignment agreement entered into or to be entered into by the Obligors and the Security Agent in the agreed form or, as the context may require, to be executed by Intermediate HoldCo (if relevant) in favour of the Security Agent in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders). “Subsidiary” means a subsidiary undertaking within the meaning of section 1162 of the Companies Act 2006. “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). “Technical Management Agreement” means, in relation to a Rig, any technical management agreement entered into or to be entered into (as applicable) between the relevant Rig Owner and/or relevant Rig Operator and an Approved Technical Manager in form and substance acceptable to the Agent (acting on the instructions of the Majority Lenders). “Termination Date” means the date falling on the third anniversary of the first Utilisation Date. “Total Commitments” means the aggregate of the Commitments. “Total Loss” means, in relation to a Rig: (a) any actual, constructive, compromised, agreed or arranged total loss of that Rig; (b) any expropriation, confiscation, requisition or acquisition of that Rig, whether or not for consideration (full, partial or nominal), which is effected by any Government Entity or by any person or persons claiming to be or to represent a government or official authority; (c) any arrest, capture, seizure or detention of that Rig (including any hijacking or theft) unless it is within two (2) months redelivered to the relevant Rig Owner’s full control. “Total Loss Date” means, in relation to a Rig: (a) in the case of an actual loss of that Rig, the date on which it occurred or, if that is unknown, the date when that Rig was last heard of; (b) in the case of a constructive, compromised, agreed or arranged total loss of that Rig, the earliest of: (i) the date on which a notice of abandonment is given to the insurers; and (ii) the date of any compromise, arrangement or agreement made by or on behalf of the relevant Rig Owner with that Rig’s insurers in which the insurers agree to treat that Rig as a total loss; and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 33 - EME_ACTIVE-575917426.6 (c) in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred. “Tranche” means any one of Tranche A, Tranche B and Tranche C (together the “Tranches”). “Tranche A” means that part of the Loan made or to be made available to the Borrower to indirectly refinance in part Rig A in the principal amount not exceeding the Maximum Tranche Amount for that Tranche. “Tranche B” means that part of the Loan made or to be made available to the Borrower to indirectly refinance in part Rig B in the principal amount not exceeding the Maximum Tranche Amount for that Tranche. “Tranche C” means that part of the Loan made or to be made available to the Borrower to indirectly refinance in part Rig C in the principal amount not exceeding the Maximum Tranche Amount for that Tranche. “Transaction Security” means the Security created or evidenced or expressed to be created or evidenced under the Security Documents. “Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower. “Transfer Date” means, in relation to an assignment or a transfer, the later of: (a) the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and (b) the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate. “Ultimate Parent” means Borr Drilling Limited, a company incorporated under the laws of Bermuda with its registered address at S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda. “Ultimate Parent Group” means the Ultimate Parent and its Subsidiaries for the time being. “Unpaid Sum” means any sum due and payable but unpaid by an Obligor under any Finance Document. “US Tax Obligor” means: (a) an Obligor which is resident for tax purposes in the United States of America; or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. “Utilisation” means an utilisation of the Facility. “Utilisation Date” means the date of an Utilisation, being the date on which that Utilisation is to be made. “Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 34 - EME_ACTIVE-575917426.6 “Valuation” means, in relation to a Rig, a valuation prepared: (a) as at a date not more than 10 Business Days previously; (b) by an Approved Broker nominated by the Borrower and approved or appointed by the Agent; (c) with or without physical inspection of a Rig (as the Agent may require); (d) on the basis of an “as is, where is” sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter, drilling contract or other contract of employment, and, if required by the Agent, after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale. “VAT” means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. “VTL Coverage” has the meaning given to such term in Clause 25.1 (Additional security). “Write-down and Conversion Powers” means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (b) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation. 1.2 Construction (a) Unless a contrary indication appears, a reference in this Agreement to: (i) the “Account Bank”, the “Agent”, any “Finance Party”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 35 - EME_ACTIVE-575917426.6 obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents; (ii) an “agency” of a state includes any local or other authority, self-regulating or other recognised body or agency, central or federal bank, department, government, legislature, minister, ministry, self-regulating organisation, official or public or statutory person (whether autonomous or not) or, or of the government of, that state or political sub-division in or of that state; (iii) a document in “agreed form” is a document which is previously agreed in writing by or on behalf of any Obligor party to it and the Agent or, if not so agreed, is in the form and substance specified by the Agent (acting with the instructions of all Lenders); (iv) “approved” means approved in writing by the Agent, acting on the instructions of the Majority Lenders; (v) “assets” includes present and future properties, revenues and rights of every description; (vi) “authorisation” means an authorisation, consent, approval, resolution, licence or exemption by a person by whom the same is required by law; (vii) “disposal” includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly; (viii) the “equivalent” of an amount specified in a particular currency (“specific currency amount”) shall be construed as a reference to the amount of the other relevant currency which can be purchased with the specific currency amount in the London foreign exchange market at 11 a.m. on the date the calculation falls to be made for spot delivery, as conclusively determined by the Agent (with the relevant exchange rate of such purchase being the “Agent’s spot rate of exchange”); (ix) “excess risks” means, in relation to a Rig, the proportion (if any) of claims for general average, salvage and salvage charges not recoverable under the hull and machinery insurances in respect of that Rig in consequence of the value at which a Rig is assessed for the purpose of such claims exceeding its insured value; (x) a “Finance Document” or “Relevant Document” or any other agreement or instrument is a reference to that Finance Document or Relevant Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time; (xi) “guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 36 - EME_ACTIVE-575917426.6 (xii) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (xiii) “month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (1) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (2) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (3) the above rules will only apply to the last month of any period; (xiv) “obligatory insurances” means all insurances effected, or which any Rig Owner is required to effect, under Clause 23.2 (Maintenance of obligatory insurances) or any other provision of any Finance Document; (xv) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality); (xvi) a “policy” in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms; (xvii) “protection and indemnity risks” means the usual risks covered by a protection and indemnity association that is a member of the International Group of P&I Clubs, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Time Clauses (Hulls)(1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision as provided under the Nordic Marine Insurance Plan 2013, version 2019, and later versions, if applicable; (xviii) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (xix) “war risks” includes the risk of mines and all risks excluded by clause 29 of the Institute Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time clauses (Hulls) (1/11/1995) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83) or equivalent risks as provided under the Nordic Marine Insurance Plan 2013, version 2019, Clause 2-9 (Perils covered by an insurance against war perils) and later versions, if applicable; (xx) words importing the plural shall include the singular and vice versa and words importing a gender shall include every gender; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 37 - EME_ACTIVE-575917426.6 (xxi) a provision of law is a reference to that provision as amended or re-enacted; and (xxii) a time of day is a reference to London time. (b) Section, Clause and Schedule headings are for ease of reference only. (c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (d) A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived. 1.3 Third Party Rights (a) Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement. (b) Notwithstanding any term of any Finance Document the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. (c) Any Receiver, Delegate or any person described in Clause 1.1 (Definitions) may, subject to this Clause 1.3(c) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it. 1.4 Conflict In the event of conflict between the provisions of this Agreement and any other Finance Documents, unless a contrary intention appears the provision of this Agreement shall prevail. 1.5 Intermediate HoldCo Intermediate HoldCo is a party to this Agreement to give certain acknowledgements and representations to the Finance Parties as expressly set out below only. Notwithstanding any other term of this Agreement, the Parties agree and acknowledge that Intermediate HoldCo shall not and does not grant any loan or other credit, create or permit to subsist any Security or Quasi-Security over any of its assets or incur any liabilities under this Agreement. No Party shall have a direct recourse against Intermediate HoldCo for any breach by it of this Agreement or under any agreement contemplated in this Agreement. 2. The Facility 2.1 The Facility Subject to the terms of this Agreement, the Lenders shall make available to the Borrower a term loan facility in no more than three (3) Tranches in an aggregate amount not exceeding the Maximum Loan Amount (as adjusted in accordance with the terms of this Agreement). 2.2 Finance Parties’ rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 38 - EME_ACTIVE-575917426.6 Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt. (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. 3. Purpose 3.1 Purpose The Borrower shall apply all amounts borrowed by it under the Facility only for the purpose of (i) refinancing the Existing Indebtedness, (ii) funding a distribution to the Ultimate Parent, and (iii) paying transaction costs and expenses in relation to the Tranches. 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. Conditions of Utilisation 4.1 Initial conditions precedent The Borrower may not deliver a Utilisation Request unless the Agent, or its duly authorised representative, has received all of the documents and other evidence listed in Schedule 2, Part I (Conditions Precedent to Utilisation Request) in form and substance satisfactory to the Agent. The Agent shall notify the Obligors and the Lenders promptly upon being so satisfied. 4.2 Utilisation conditions precedent The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to the Utilisation if: (a) on or before that Utilisation Date (and prior to the Utilisation), the Agent has received all of the documentation and other evidence listed in Schedule 2, Part II (Conditions Precedent to Utilisation) in form and substance satisfactory to the Agent; (b) on the date of the Utilisation Request and on the proposed Utilisation Date: (i) no Default is continuing or would result from the proposed Utilisation; (ii) all representations and warranties under any of the Finance Documents made or to be made by an Obligor are true and accurate as at that date with reference to the facts and circumstances then existing; (iii) the provisions of Clause 10.3 (Alternative basis of interest or funding) do not apply; and (iv) no Rig has not been the subject of a sale (or binding commitment to sell) by the relevant Rig Owner or Total Loss; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 39 - EME_ACTIVE-575917426.6 (c) the Utilisation requested once made would not result in the Loan being greater than the Maximum Loan Amount (in each case as evidenced by the relevant Valuations for the Rigs); and (d) the Agent is satisfied that the Utilisation requested shall not exceed the Total Commitments. 4.3 Waiver of Conditions Precedent If the Agent, acting upon the instructions of all Lenders (which authorisation the relevant Lenders shall have full power to withhold), permits the Utilisation of the Facility before certain of the conditions referred to in Clause 4.1 and/or Clause 4.2 are satisfied, the Borrower shall ensure that such conditions are satisfied with five (5) Business Days after the Utilisation Date (or such longer period as the Agent may, with the authorisation of all Lenders, specify) and any failure of the Borrower to do so within that period shall constitute an immediate Event of Default. 4.4 Conditions subsequent The Borrower undertakes to deliver or to cause to be delivered to the Agent: (a) within thirty (30) days after the Utilisation Date the relevant additional documents and other evidence listed in paragraphs (1) to (5) of Part IV of Schedule 2 (Conditions Subsequent); (b) within three (3) Business Days after the Utilisation Date the relevant additional documents and other evidence listed in paragraph (6) of Part IV of Schedule 2 (Conditions Subsequent); and (c) within ten (10) Business Days after the Utilisation Date the relevant additional documents and other evidence listed in paragraph (7) of Part IV of Schedule 2 (Conditions Subsequent). 5. Utilisation 5.1 Delivery of Utilisation Request The Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time (or such shorter period as the Agent may agree in its sole discretion, acting on the instructions of the Lenders). 5.2 Completion of Utilisation Request The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (a) it specifies the Tranches and Rigs; (b) the proposed Utilisation Date is a Business Day within the Availability Period for that Tranche; (c) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (d) it specifies the account and bank to which the proceeds of that Tranche are to be credited. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 40 - EME_ACTIVE-575917426.6 5.3 Currency and amount (a) The currency specified in an Utilisation Request must be Dollars. (b) The amount of the proposed Utilisation must be an amount which is not more than, in respect of each Tranche, the Maximum Tranche Amount for that Tranche. (c) There shall be no more than one Utilisation. 5.4 Lenders’ participation (a) If the conditions set out in this Agreement have been met, each Lender shall make its participation in the Loan available by the Utilisation Date through its Facility Office. (b) The amount of each Lender’s participation in the Utilisation will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Utilisation. No Lender is obliged to participate in the Utilisation if, as a result, its share in the Loan then outstanding or in respect of which the Utilisation Request has been issued would exceed its Commitment. (c) The Agent shall notify each Lender of the amount of the Utilisation and the amount of its participation in the Utilisation by the Specified Time. 5.5 Disbursement The Agent shall, on the Utilisation Date, pay to, or for the account of, the Borrower the amount which the Agent receives from the Lenders in respect of the Utilisation, such payment to be made in like funds as the Agent so receives from the Lenders to the account as specified in the Utilisation Request. 5.6 Prepositioning of funds If, in respect of the Utilisation of a Tranche, the Agent, at the request of the Borrower and on terms acceptable to the Agent (acting on the instructions all Lenders, which approval they shall have full power to withhold), prepositions (either from an account of the Agent or an Affiliate of the Agent) any funds on suspense with an Approved Suspense Account as directed by the Borrower in the Utilisation Request (the date of such preposition, the “Preposition Date”): (a) each Lender agrees to fund its participation in the Utilisation on a day not more than one (1) Business Days after the Agent confirms receipt of: (i) a validly served Utilisation Request; and (ii) all of the documentation and other evidence listed in Schedule 2Part II (Conditions Precedent to Utilisation) in form and substance satisfactory to the Agent, other than the documentation and evidence which the Borrower demonstrate to the satisfaction of the Agent that they will not be able to obtain until the Utilisation Date (such documentation and evidence that remains outstanding, the “Closing CPs”); (b) each Lender and the Borrower acknowledges and agrees that such funds will not be released from the Approved Suspense Account if a Default is continuing or would result from the release or if the Agent has not received evidence that all of the Closing CPs are satisfied; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 41 - EME_ACTIVE-575917426.6 (c) the Borrower shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement; (d) the date on which the Lenders fund the Utilisation or any part of the Utilisation for the purposes of transfer to the Approved Suspense Account constitutes the Utilisation Date and the Borrower agrees to pay interest on the amount of the funds so prepositioned at the rate described in Clause 8.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on the relevant Tranche after the Utilisation Date or, if release of such prepositioned funds does not occur, within three (3) Business Days of demand by the Agent; and (e) if all the conditions stipulated in Schedule 2Part I and/or Schedule 2Part II have not been satisfied by 5.00 p.m. on the second Business Day following the Utilisation Date requested in the Utilisation Request and the proceeds of the Utilisation are returned to the Agent who shall return them to the Lenders: (i) the Borrower shall pay all accrued interest and fees in respect of such returned proceeds in accordance with paragraph (d) above; (ii) the Borrower may submit a further Utilisation Request for re-advance of the relevant Tranche during the Availability Period if: (1) all Lenders consent in writing thereto; (2) the Borrower has not previously submitted a reissued Utilisation Request for re-advance of the Tranche pursuant to this Clause 5.6 (Prepositioning of funds); and (3) the Borrower procures that the Agent is provided with such confirmations of the continuing effectiveness of the terms of the Finance Documents as the Agent may require. 6. Repayment 6.1 Repayment The Loan shall be repaid by the Borrower in full on the Termination Date, together with all other amounts then due and outstanding under the Finance Documents. 6.2 No Reborrowing Amounts of the Loan which are repaid or prepaid shall not be available for reborrowing. 7. Prepayment and cancellation 7.1 Illegality If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or any part of the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 42 - EME_ACTIVE-575917426.6 (b) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and (c) the Borrower shall repay that Lender’s participation in the Loan on the last day of the Interest Period for the Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law). 7.2 Change of Control If a Change of Control occurs, then: (a) the Borrower shall promptly notify the Agent upon becoming aware of that event; (b) no Lender shall be obliged to fund the Utilisation; and (c) the Loan, together with accrued interest, and all other amounts accrued under the Finance Documents shall become immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable. 7.3 Mandatory prepayment – sale/Total Loss (a) If a Rig is sold or becomes a Total Loss, the Borrower shall be obliged (and without prejudice to the restrictions on sale of a Rig and/or insurance covenants and requirements as otherwise provided in the Finance Documents) to prepay or pay (as applicable) the aggregate of the following: (i) the outstanding balance of the Tranche relating to the subject Rig; and (ii) such amount that would be required to be prepaid, in order to ensure that the VTL Coverage immediately after the sale or Total Loss is no less than the VTL Coverage immediately prior to such sale or Total Loss (including the Rig which is sold or which becomes a Total Loss). (b) If a Rig is sold or becomes a Total Loss, the required amount in sub-clause (a) shall be prepaid on the date on which the sale is completed by delivery of a Rig to the buyer or, if a Rig becomes a Total Loss, on the earlier of the date falling one hundred and eighty (180) days after the Total Loss Date and the date of receipt by the Agent of the proceeds of insurance relating to such Total Loss. (c) Any net sale proceeds or any net proceeds from a claim under the Insurances in respect of a sale or Total Loss of a Rig after the mandatory prepayments in paragraph (a) above have been made, shall be applied towards the prepayment of the outstanding balance of the remaining Tranches until the VTL Coverage is at least 200%. Thereafter any remaining proceeds shall be released to the Borrower for use in a manner which is not prohibited by the Finance Documents. (d) If there is any loss in respect of a Rig or a claim under the Insurances in respect of a Rig exceeding the Major Casualty Amount which in each case is not a Total Loss, the Borrower irrevocably authorises, and shall procure that all such things are done to enable the Agent to apply any proceeds received from such loss or claim as a prepayment against the relevant Tranche relating to a Rig unless such proceeds are applied within ninety (90) days, or within such other period as the Classification Society may advise in writing, of being received towards repairing a Rig in accordance with the relevant Security Documents (or otherwise are used to reimburse PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 43 - EME_ACTIVE-575917426.6 a member of the Borrower Group for amounts made for such repair) and during which time each member of the Borrower Group shall procure that such funds are immediately credited to and remain in the Earnings Account of the relevant Rig Owner or Rig Operator (as the case may be) on and from their receipt. 7.4 Automatic cancellation The unutilised Commitment (if any) of each Lender in respect of the Loan shall be automatically cancelled at the earlier of (i) close of business on the date on which the Loan is made available and (ii) at the end of the Availability Period. 7.5 Voluntary prepayment (a) The Borrower may, upon giving to the Agent not less than five (5) Business Days’ prior notice, prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of US$500,000 and thereafter in increments of US$500,000). (b) The Loan may only be prepaid pursuant to this Clause 7.5 after the last day of the Availability Period (or, if earlier, the day on which the Available Facility is zero). (c) Any partial prepayments under this Clause 7.5 shall be applied against all of the Tranches pro rata. 7.6 Mandatory Prepayments – Permitted Dividends and Intercompany Loan Prepayments (a) Subject to paragraphs (b) and (c) below, the Borrower shall, concurrently with any Permitted Dividend and Intercompany Loan Prepayment make a prepayment of the Loan in an amount equal to the aggregate amount of such Permitted Dividend or Intercompany Loan Prepayment. (b) The Agent may (acting on the instructions of the Majority Lenders) unilaterally elect to waive the requirement for all or any part of a prepayment under paragraph (a) above. No such prepayment shall be made by the Borrower until the Agent (acting on the instructions of the Majority Lenders) has confirmed whether or not a waiver will be given in respect of such prepayment requirement. (c) No prepayment will be required under paragraph (a) above in respect of a Permitted Dividend and Intercompany Loan Prepayment made by: (i) HoldCo to Intermediate HoldCo or the Ultimate Parent (as applicable) (the “Holdco Payment”) where: (1) a Permitted Dividend and Intercompany Loan Prepayment has been made by the Borrower to HoldCo (the “Borrower Payment”); (2) the Borrower Payment and the HoldCo Payment are made on the same date and for the same amount; and (3) the requirements of paragraphs (a) and (b) above have been complied with in respect of the Borrower Payment; or (ii) Intermediate HoldCo to the Ultimate Parent (the “Intermediate HoldCo Payment”) where: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 44 - EME_ACTIVE-575917426.6 (1) a Permitted Dividend and Intercompany Loan Prepayment has been made by HoldCo from the proceeds of a HoldCo Payment; (2) the HoldCo Payment and the Intermediate HoldCo Payment are made on the same date and for the same amount; and (3) the requirements of paragraphs (a) and (b) above have been complied with in respect of the HoldCo Payment. 7.7 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. The Agent must notify the Lenders promptly upon receipt of any such notice. (b) Any repayment or prepayment under this Agreement, including whether before, on or after the Termination Date, shall be made together with accrued interest on the amount repaid or prepaid, the Prepayment Fee and any applicable Break Costs, provided that no Prepayment Fee shall be payable only in respect of the following: (i) any prepayment pursuant to paragraph (b)(iii) of Clause 25.1 (Additional security) but only in respect of the minimum amount required to be prepaid thereunder; (ii) any prepayment pursuant to Clause 7.3 (Mandatory prepayment – Sale/Total Loss) as a result of a Total Loss of a Rig (but, for the avoidance of doubt, a Prepayment Fee shall be payable in respect of a prepayment upon a sale of a Rig); or (iii) any prepayments required to be made pursuant to Clause 7.6 (Mandatory Prepayments – Permitted Dividends and Intercompany Loan Prepayments) (but only to the extent required to comply with such mandatory prepayment requirements thereunder and not, for the avoidance of doubt, in relation to any prepayments which the Majority Lenders elected not to receive), and, for the avoidance of doubt, the relevant Prepayment Fee shall also be due and payable at any time the Loan becomes due and payable at any time for any reason (other than pursuant to paragraphs (i) to (iii) above), whether due to acceleration pursuant to the terms of this Agreement (in which case it shall be due immediately upon acceleration (whether by notice or automatically in the case of an Event of Default under either of Clauses 26.6 (Insolvency) and 26.7 (Insolvency proceedings), by operation of law or otherwise (including where bankruptcy filings or the exercise of any bankruptcy right of power, whether in any plan of reorganisation or otherwise, results or would result in a payment, discharge modification or other treatment of the Loan or the Finance Documents that would otherwise evade, avoid, or otherwise disappoint the expectations of the Finance Parties in receiving the full benefit of their bargained for Prepayment Fees as provided herein). The Obligors and the Finance Parties acknowledge and agree that any Prepayment Fees due and payable in accordance with the Finance Documents shall not constitute unmatured interest, but instead are reasonably calculated to ensure that the relevant Finance Parties receive the benefit of their bargain under the terms of this Agreement. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 45 - EME_ACTIVE-575917426.6 Each Obligor further acknowledges and agrees that, prior to executing this Agreement, it has had the opportunity to review, evaluate and negotiate the Prepayment Fee calculation with its advisors and acknowledges that the Prepayment Fee is a reasonable approximation of the Finance Parties’ liquidated damages upon any date of repayment or prepayment under the terms of this Agreement as described above, and, accordingly, no Obligor will contest or object to the reasonableness thereof. Each Obligor understands and acknowledges that the Finance Parties have entered into this Agreement in reliance upon the Prepayment Fee. Each Obligor acknowledges and agrees that the Finance Parties shall be entitled to recover the full amount of the Secured Liabilities, including the Prepayment Fee, in each and every circumstance in which such amount is due pursuant to or in connection with this Agreement, so that the Finance Parties shall receive the benefit of their bargain hereunder and otherwise receive full recovery of the agreed-upon return under every possible circumstance, and the Borrower hereby waives any defence to payment, whether such defence may be based in public policy, ambiguity, or otherwise. Each Obligor further acknowledges and agrees, and waives any argument to the contrary, that payment of such amounts does not constitute a penalty or an otherwise unenforceable or invalid obligation. Any damages that the Finance Parties may suffer or incur resulting from or arising in connection with any breach by the Borrower shall constitute secured obligations owing to the Lenders. (c) The Borrower shall not repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (d) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. (e) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the Lenders, as appropriate. (f) If all or part of the Loan is repaid or prepaid, an amount of the Commitments (equal to the amount of the Loan which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. Any cancellation under this paragraph shall reduce the Commitments of the Lenders rateably. 8. Interest 8.1 Calculation of interest The rate of interest on the Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) LIBOR. 8.2 Payment of interest The Borrower shall pay accrued interest on the Loan on the last day of each Interest Period for the Loan. 8.3 Default interest If an Obligor fails to pay any amount payable by it under a Finance Document on its due date (after the expiration of any applicable grace period under Clause 26.1 (Non-payment)), interest PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 46 - EME_ACTIVE-575917426.6 shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent. (2%) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted an Utilisation in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable. 8.4 Notification of rates of interest The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement. 9. Interest Periods 9.1 Length of Interest Periods (a) Each Interest Period in respect of the Loan shall start on the Utilisation Date for the Loan or (if already made) on the last day of its preceding Interest Period and, subject to Clause 5.6(d) and paragraph (b) below, end on the next Quarter Date. (b) If an Interest Period would otherwise overrun the Termination Date, it will be shortened so that it ends on the Termination Date. 9.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 10. Changes to the calculation of interest 10.1 Absence of quotations Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks. 10.2 Market disruption (a) If a Market Disruption Event occurs in relation to the Loan for any Interest Period, then the rate of interest on each Lender’s share of the Loan for the Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the Loan from whatever source it may reasonably select. (b) In this Agreement “Market Disruption Event” means: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 47 - EME_ACTIVE-575917426.6 (i) at or about noon on the Quotation Day for the relevant Interest Period, the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for Dollars for the relevant Interest Period; or (ii) before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed fifty per cent. (50%) of the Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR. (c) The Agent shall notify the Borrower as soon as reasonably practicable after becoming aware of any Market Disruption Event. 10.3 Alternative basis of interest or funding (a) If a Market Disruption Event occurs and the Agent so requires or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. (b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. 10.4 Break Costs (a) The Borrower shall, within three (3) Business Days of demand by a Finance Party (or at the time of prepayment of the relevant amount under Clause 7 (Prepayment and cancellation), pay to that Finance Party its Break Costs attributable to all or any part of the Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for the Loan or Unpaid Sum. (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue, and the Agent shall upon receipt thereof, at the written request of the Borrower, provide the Borrower with a copy of such certificate. 11. Fees 11.1 Security and Agency fee The Borrower shall pay to the Agent (for its own account) an agency and security trustee fee in the amount and at the times agreed in the Fee Letter. 11.2 Upfront fee The Borrower shall pay to the Agent (for the account of the Lenders) an upfront fee in the amount and at the times agreed in the Fee Letter. 12. Tax gross up and indemnities 12.1 Definitions In this Agreement: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 48 - EME_ACTIVE-575917426.6 (a) “Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. (b) “Tax Credit” means a credit against, relief or remission for, or repayment of any Tax. (c) “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. (d) “Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity). (e) Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination. 12.2 Tax gross-up Each Obligor shall (and shall procure that each other Obligor shall) make all payments to be made by it under any Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law, subject as follows: (a) an Obligor shall promptly upon becoming aware that it or any other Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower and any such other Obligor; (b) if a Tax Deduction is required by law to be made by the Borrower or any other Obligor, the amount of the payment due from the Borrower or that other Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required; (c) if any Obligor is required to make a Tax Deduction, that Obligor shall (and shall procure that such other Obligor shall) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law; (d) within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall (and shall procure that such other Obligor shall) deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 12.3 Tax indemnity (a) The Borrower shall (within ten (10) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 49 - EME_ACTIVE-575917426.6 (b) Clause 12.3(a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (1) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (2) under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (1) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or (2) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make a claim under Clause 12.3(a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower. (d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent. 12.4 Tax Credit If the Borrower or any other Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit, that Finance Party shall pay an amount to the Borrower or to that other Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower or that other Obligor. 12.5 Stamp taxes The Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 12.6 VAT (a) All amounts expressed to be payable under a Finance Document by any Party or any Obligor to a Finance Party which (in whole or in part) constitute the consideration for PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 50 - EME_ACTIVE-575917426.6 any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.6(b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party or any Obligor under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party or Obligor must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to the Borrower). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause 12.6(b)(i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) Any reference in this Clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994). (e) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply. 12.7 FATCA information (a) Subject to Clause 12.7(c) below, each Party (other than Intermediate HoldCo) shall, within ten (10) Business Days of a reasonable request by another Party: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 51 - EME_ACTIVE-575917426.6 (i) confirm to that other Party whether it is: (1) a FATCA Exempt Party; or (2) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime. (b) If a Party confirms to another Party pursuant to Clause 12.7(a)(i)(1) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Clause 12.7(a) above shall not oblige any Finance Party to do anything, and Clause 12.7(a)(iii) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.7(a)(i) or 12.7(a)(ii) above (including, for the avoidance of doubt, where Clause 12.7(c) applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) If an Obligor is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of: (i) where an Obligor is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement; (ii) where an Obligor is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender or an Increase Lender, the relevant Transfer Date; or (iii) where an Obligor is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent: (1) a withholding certificate on Form W-8 or Form W-9 or any other relevant form; or PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 52 - EME_ACTIVE-575917426.6 (2) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. (f) The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7(e) above to the Borrower. (g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 12.7(e) is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower. The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7(e) or 12.7(g) without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 12.7(e), 12.7(f) or 12.7(g). 12.8 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties. 13. Increased costs 13.1 Increased costs (a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within ten (10) Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or (ii) compliance with any law or regulation or any request from or requirement of any central bank or other fiscal, monetary or other authority made after the date of this Agreement (including Basel III, CRD IV and Dodd Frank and any other law or regulation which relates to capital adequacy or liquidity controls or which affects the manner in which that Finance Party allocates capital resources to obligations under this Agreement). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 53 - EME_ACTIVE-575917426.6 (b) In this Agreement “Increased Costs” means: (i) a reduction in the rate of return from the Loan or on a Finance Party’s (or its Affiliate’s) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. (c) In this Agreement “Basel III” means: (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (iii) any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”. (d) In this Agreement, “CRD IV” means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012; (ii) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and (iii) any other law or regulation which implements Basel III. (e) In this Agreement “Dodd Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of the U.S.A. and all requests, rules, guidelines or directives thereunder or issued in connection therewith. 13.2 Increased cost claims (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 54 - EME_ACTIVE-575917426.6 (b) Subject to its confidentiality duties, each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 13.3 Exceptions (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in Clause 12.3 (Tax indemnity) applied); (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or (v) attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates). (b) In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions). 14. Other indemnities 14.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of: (i) making or filing a claim or proof against that Obligor; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall (and the other Obligors shall procure that that Obligor shall) as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 55 - EME_ACTIVE-575917426.6 (b) Each Obligor waives (and shall procure that each other Obligor waives) any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Other indemnities (a) Each of the Borrower, HoldCo and the Ultimate Parent shall jointly and severally, within ten (10) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of: (i) the occurrence of any Event of Default; (ii) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 32 (Sharing among the Finance Parties); (iii) funding, or making arrangements to fund, its participation in the Loan requested by the Borrower in an Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or (iv) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower. (b) Each of the Borrower, HoldCo and the Ultimate Parent shall jointly and severally, within ten (10) Business Days of demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 (an “Indemnified Person”), against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Rig unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person. (c) Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction: (i) arising or asserted under or in connection with any law relating to safety at sea, any Environmental Law or any Sanctions; (ii) in connection with any Environmental Claim or Environmental Incident; (iii) the removal, decommissioning, disposal, making safe, destruction or abandonment or loss of a Rig, or any matter which a Rig has at any time contained; (iv) any design, article or material of a Rig or relating to a Rig giving rise to any infringement (or alleged infringement) of any patent or other intellectual property rights or any other rights; (v) any claim, action, civil penalty or fine against, any settlement, and any other kind of loss, and all costs and expenses (including legal fees and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 56 - EME_ACTIVE-575917426.6 disbursements) incurred by any Agent or any Finance Party as a result of conduct of it or any Obligor or any of their Affiliates, partners, directors, officers, employees, agents or advisors, that violates, or causes any violation of, any Sanctions. (d) Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause subject to Clause 1.3 (Third Party Rights) and the provisions of the Third Parties Act. 14.3 Indemnity to the Agent The Borrower, HoldCo, the Ultimate Parent, each Rig Owner and each Rig Operator jointly and severally shall, within ten (10) Business Days of demand, indemnify the Agent against: (a) any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (i) investigating any event which it reasonably believes is a Default; or (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (iii) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and (b) any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent in acting as Agent under the Finance Documents. 14.4 Indemnity to the Security Agent (a) The Borrower, HoldCo and the Ultimate Parent jointly and severally shall, within ten (10) Business Days of demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of: (i) any failure by an Obligor to comply with its obligations under Clause 16 (Costs and expenses); (ii) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; (iii) the taking, holding, protection or enforcement of the Transaction Security; (iv) the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; (v) any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; (vi) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; or (vii) acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property (otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 57 - EME_ACTIVE-575917426.6 (b) The Security Agent and every Receiver and Delegate may, in priority to any payment to the Finance Parties, indemnify itself out of the Security Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 14.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it. 14.5 Indemnity survival The indemnities in this Agreement shall survive repayment of the Loan. 15. Mitigation by the Lenders 15.1 Mitigation (a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 15.2 Limitation of liability (a) The Obligors shall, within ten (10) Business Days of demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 16. Costs and expenses 16.1 Transaction expenses Each of the Borrower, HoldCo and the Ultimate Parent shall jointly and severally, within five (5) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including but not limited to legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of: (a) this Agreement and any other documents referred to in this Agreement or in a Security Document; (b) the Transaction Security; (c) any other Finance Documents executed after the date of this Agreement; (d) any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document (including, for the avoidance of doubt, any Valuation or survey and inspection costs except where a Finance Party is expressly PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 58 - EME_ACTIVE-575917426.6 required under the terms of the Finance Documents to pay any such amount without reimbursement from any Obligor); and (e) any discharge, release or reassignment of any of the Finance Documents. 16.2 Amendment costs If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 33.9 (Change of currency), the Borrower shall, within ten (10) Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by that Finance Party (and, in the case of the Security Agent, any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement. 16.3 Agent and Security Agent’s management time and additional remuneration Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent) or to the Security Agent under Clause 14.4 (Indemnity to the Security Agent) or to either of them under this Clause 16 or Clause 29.11 (Lenders’ indemnity to the Agent and Security Agent) shall include the cost of utilising the management time or other resources of the Agent or the Security Agent (as the case may be) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or the Security Agent may notify to the Borrower and the Lenders, and is in addition to any other fee paid or payable to the Agent or the Security Agent. 16.4 Enforcement and preservation costs The Borrower shall, within ten (10) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Finance Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights. 16.5 Other costs The Borrower shall, within ten (10) Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all sums which that Finance Party or other Secured Party may pay or become actually or contingently liable for on account of the Borrower or a Rig Owner in connection with a Rig (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Finance Party or other Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Finance Party or other Secured Party in connection with the maintenance or repair of a Rig or in discharging any lien, bond or other claim relating in any way to a Rig, and any sums which that Finance Party or other Secured Party may pay or guarantees which it may give to procure the release of a Rig from arrest or detention. 16.6 Waiver of defences (a) The joint and several liabilities and obligations of each Obligor will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Agreement and/or any other Finance Document (without limitation and whether or not known to it or any Finance Party) including: (i) any time, waiver or consent granted to, or composition with, any Obligor or other person; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 59 - EME_ACTIVE-575917426.6 (ii) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Borrower Group; (iii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Obligor or other person or any non-presentation or non- observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (iv) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Obligor or any other person; (v) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (vi) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (vii) any insolvency or similar proceedings. 16.7 Appropriations (a) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (i) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Obligors (or any of them) shall be entitled to the benefit of the same; and (ii) hold in an interest-bearing suspense account any moneys received from the Obligor or on account of the relevant Obligor’s liability under this Clause 16.7. 16.8 Deferral of each Obligor’s rights (a) Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Obligor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 16.8: (i) to be indemnified by an Obligor; (ii) to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 60 - EME_ACTIVE-575917426.6 (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (iv) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity); (v) to exercise any right of set-off against any Obligor; and/or (vi) to claim or prove as a creditor of any Obligor in competition with any Finance Party. (b) If any Obligor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment mechanics). 17. Guarantee and indemnity 17.1 Guarantee and indemnity Each of the Guarantors irrevocably and unconditionally: (a) guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents; (b) undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, the Guarantors shall immediately on demand pay that amount as if they were the principal obligor; and (c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor (other than the Guarantors) not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantors under this indemnity will not exceed the amount it would have had to pay under this Clause 17 if the amount claimed had been recoverable on the basis of a guarantee. 17.2 Continuing guarantee This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part. 17.3 Reinstatement If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 61 - EME_ACTIVE-575917426.6 part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantors under this Clause 17 will continue or be reinstated as if the discharge, release or arrangement had not occurred. 17.4 Waiver of defences The obligations of the Guarantors under this Clause 17 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 17 (without limitation and whether or not known to it or any Finance Party) including: (a) any time, waiver or consent granted to, or composition with, any Obligor or other person; (b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Ultimate Parent Group; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person; (e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or (g) any insolvency or similar proceedings. 17.5 Guarantors’ intent Without prejudice to the generality of Clause 17.4 (Waiver of defences), each of the Guarantors expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital, enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities, refinancing any other indebtedness; making facilities available to new borrowers, any other variation or extension of the purposes for which any such facility or amount might be made available from time to time, and any fees, costs and/or expenses associated with any of the foregoing. 17.6 Immediate recourse Each of the Guarantors waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 62 - EME_ACTIVE-575917426.6 claim payment from any person before claiming from it or commencing proceedings under this Clause 17. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary. 17.7 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantors shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from the Guarantors or on account of the Guarantors’ liability under this Clause 17. 17.8 Deferral of Guarantors’ rights All rights which the Guarantors have at any time (whether in respect of this guarantee, a mortgage or any other transaction) against any Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, the Guarantors will not exercise any rights which either of them may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17: (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party; (d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given a guarantee, undertaking or indemnity under Clause 17.1 (Guarantee and indemnity); (e) to exercise any right of set-off against any Obligor; and/or (f) to claim or prove as a creditor of any Obligor in competition with any Finance Party. If any Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 33 (Payment mechanics). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 63 - EME_ACTIVE-575917426.6 17.9 Additional security This guarantee and any other Security given by the Guarantors is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Finance Party, or any right of set-off or netting or right to combine accounts in connection with the Finance Documents. 18. Representations and warranties 18.1 Representations Each Obligor and Intermediate HoldCo (to the extent that such representation relates to it and not in respect of the other Obligors) makes the representations and warranties set out in this Clause 18 to each Finance Party. 18.2 Status Each of the Obligors and Intermediate HoldCo: (a) is a corporation or a limited liability company, duly incorporated or formed and validly existing under the law of its jurisdiction of incorporation or formation; and (b) has the power to own its assets and carry on its business as it is being conducted. 18.3 Binding obligations Subject to the Legal Reservations and Clause 1.5 (Intermediate HoldCo): (a) the obligations expressed to be assumed by each of the Obligors and Intermediate HoldCo in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations; and (b) (without limiting the generality of paragraph (a)), each Security Document to which it is a party creates or will create upon execution and delivery and, where applicable, registration, the security interests that that Security Document purports to create and those security interests are, or will be when created or intended to be created, valid and effective. 18.4 Non-conflict with other obligations The entry into and performance by each of the Obligors or Intermediate HoldCo of, and the transactions contemplated by, the Relevant Documents do not conflict with: (a) any law or regulation applicable to such Obligor or Intermediate HoldCo; (b) the constitutional documents of such Obligor or Intermediate HoldCo; or (c) any agreement or instrument binding upon such Obligor or any of such Obligor’s assets or constitute a default or termination event (however described) under any such agreement or instrument. 18.5 Power and authority (a) Each of the Obligors and Intermediate HoldCo has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 64 - EME_ACTIVE-575917426.6 and delivery of, the Relevant Documents to which it is or will be a party and the transactions contemplated by those Relevant Documents. (b) No limit on the powers of any Obligor will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party. 18.6 Validity and admissibility in evidence All authorisations required or desirable: (a) to enable each of the Obligors or Intermediate HoldCo lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party or to enable each Finance Party to enforce and exercise all its rights under the Relevant Documents; and (b) to make the Relevant Documents to which any Obligor or Intermediate HoldCo is a party admissible in evidence in its Relevant Jurisdictions, have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part IV of Schedule 2 (Conditions Subsequent). 18.7 Governing law and enforcement (a) Subject to the Legal Reservation, the choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor or Intermediate HoldCo. (b) Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will, subject to the Legal Reservations (and in relation to Intermediate HoldCo, Clause 1.5 (Intermediate HoldCo), be recognised and enforced in the Relevant Jurisdictions of each relevant Obligor or Intermediate HoldCo. 18.8 Insolvency No corporate action, legal proceeding or other procedure or step described in Clause 26.7 (Insolvency proceedings) or creditors’ process described in Clause 26.8 (Creditors’ process) has been taken or, to the knowledge of any Obligor, threatened in relation to an Obligor or Intermediate HoldCo; and none of the circumstances described in Clause 26.6 (Insolvency) applies to any Obligor or Intermediate HoldCo. 18.9 No filing or stamp taxes Under the laws of the Relevant Jurisdictions of each relevant Obligor or Intermediate HoldCo it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except: (a) any filing, recording or any tax or fee payable in relation to any Finance Document which is referred to in any legal opinion referred to in Clause 4 (Conditions of Utilisation); and (b) registration of each Mortgage at the registry of the Approved Flag where title to the relevant Rig is registered in the ownership of the relevant Rig Owner. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 65 - EME_ACTIVE-575917426.6 18.10 No default (a) No Event of Default and, on the date of this Agreement and each Utilisation Date, no Default is continuing or is reasonably likely to result from the advance of an Utilisation or the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents or the Builder Guarantee. (b) No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on any of the Obligors, or to which its assets are subject and which has or is reasonably likely to have a Material Adverse Effect. 18.11 No misleading information (a) All information supplied by any of the Obligors or Intermediate HoldCo, or on its behalf to any Finance Party in connection with the Relevant Documents was true and accurate in all material respects as at the date it was provided or as at any date at which it was stated to be given. (b) Any financial projections contained in the information referred to in paragraph (a) above have been prepared as at their date on the basis of recent historical information and on the basis of reasonable assumptions. (c) It has not omitted to supply any information which, if disclosed, would make the information referred to in paragraph (a) above untrue or misleading in any material respect. (d) Nothing has occurred since the date of the information referred to in paragraph (a) above which, if disclosed, would make that information untrue or misleading in any material respect. 18.12 Financial statements (a) The Original Financial Statements were prepared in accordance with GAAP consistently applied. (b) The unaudited Original Financial Statements fairly present the Ultimate Parent Group’s financial condition and results of operations for the relevant financial quarter. (c) The audited Original Financial Statements give a true and fair view of the Ultimate Parent Group’s financial condition and results of operations during the relevant financial year. (d) There has been no material adverse change in the Ultimate Parent Group’s assets, business or financial condition since the date of the Original Financial Statements. (e) The most recent financial statements delivered pursuant to Clause 19.1 (Financial statements): (i) have been prepared in accordance with GAAP as applied to the Original Financial Statements; and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 66 - EME_ACTIVE-575917426.6 (ii) give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate. (f) Since the date of the most recent financial statements delivered pursuant to Clause 19.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of any of the Obligors or any other member of the Ultimate Parent Group. 18.13 No proceedings pending or threatened No litigation, arbitration or administrative or investigative proceedings of or before any court, arbitral body, authority or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief, following due and careful enquiry) been started or threatened against any of the Obligors or Intermediate HoldCo. 18.14 Taxes and VAT (a) It is not required to make any Tax deduction from any payment made by it under any of the Finance Documents. (b) It is not a member of a value added tax group. (c) It is resident for Tax purposes only in the jurisdiction of its Original Jurisdiction. (d) It is not overdue in the filing of any Tax returns or overdue in the payment of any amount of Tax. (e) No claims or investigations have been, or are likely to be, initiated or conducted against it with respect to the non-payment of Tax which might have a Material Adverse Effect. 18.15 No breach of laws None of the Obligors or Intermediate HoldCo has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. 18.16 Environmental laws (a) Each of the Obligors is in compliance with Clause 21.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. (b) No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any of the Obligors or Intermediate HoldCo where that claim has or is reasonably likely to have a Material Adverse Effect. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 67 - EME_ACTIVE-575917426.6 18.17 Builder Guarantee No demand or claim has been made or declared (to the best of Intermediate HoldCo’s knowledge and belief (having made due and careful enquiry)) or is reasonably likely to arise under the Builder Guarantee. 18.18 Anti-corruption law Each of the Obligors and each Affiliate of any of them has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 18.19 No Security or Financial Indebtedness (a) No Security (other than Permitted Security) exists over all or any of the present or future assets of any Obligor (other than the Ultimate Parent) in breach of this Agreement. (b) No Obligor (other than the Ultimate Parent) has any Financial Indebtedness outstanding other than the Permitted Intercompany Loans or as otherwise permitted by this Agreement. 18.20 Pari passu ranking The payment obligations of each of the Obligors under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 18.21 Ranking of Security The security conferred by each Security Document constitutes a first priority security interest of the type described, over the assets referred to, in that Security Document and those assets are not subject to any prior or pari passu Security except Permitted Security. 18.22 Centre of main interests and establishments For the purposes of Regulation (EU) No. 2015/848 of 20 May 2015 on Insolvency Proceedings (recast) (the “Regulation”), the centre of main interest of each of the Obligors or Intermediate HoldCo (as that term is used in Article 3(1) of the Regulation), so far as each Obligor or Intermediate HoldCo is aware without making enquiry, is situated in that Obligor’s Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction; provided that this Clause 18.22 does not apply to any Obligor that is incorporated under the laws of the Republic of the Marshall Islands. 18.23 No adverse consequences (a) It is not necessary under the laws of the Relevant Jurisdictions of any of the Obligors or Intermediate HoldCo: (i) in order to enable any Finance Party to enforce its rights under any Finance Document; or (ii) by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 68 - EME_ACTIVE-575917426.6 that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions of any of the Obligors or Intermediate HoldCo. (b) No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any of the Relevant Jurisdictions of any of the Obligors or Intermediate HoldCo by reason only of the execution, performance and/or enforcement of any Finance Document. 18.24 Disclosure of material facts None of the Obligors or Intermediate HoldCo is aware of any material facts or circumstances that have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower. 18.25 Completeness of Relevant Documents The copies of any Relevant Documents provided or to be provided by the Borrower to the Agent in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true, accurate and complete copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Agent. 18.26 No Immunity No Obligor or any of its assets is immune to any legal action or proceeding. 18.27 Money laundering Any borrowing by the Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities. 18.28 Sanctions As regards Sanctions: (a) None of the Obligors or Intermediate HoldCo or any of their respective direct or indirect shareholders or any director, officer, agent, employee or person acting on behalf of any of them is a Restricted Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Restricted Person and none of such persons owns or controls a Restricted Person. (b) No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Person in violation of applicable Sanctions laws, or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 69 - EME_ACTIVE-575917426.6 (c) The Obligors and Intermediate HoldCo shall not use any revenue or benefit derived from any activity or dealing with a Restricted Person in breach of Sanctions in discharging any obligation due or owing to the Finance Parties. (d) Each of the Obligors, Intermediate HoldCo and each Affiliate of any of them is in compliance with Sanctions. (e) Each Obligor and Intermediate HoldCo shall, to the extent permitted by law, promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or formal investigation against it brought by any Sanctions Authority, with respect to the activities of an Obligor (or any of their respective shareholders). 18.29 Valuation (a) All information supplied by it or on its behalf to the Agent for the purposes of each Valuation was true and accurate as at its date or (if appropriate) as at the date (if any) at which it is stated to be given. (b) It has not omitted to supply any information to the Agent which, if disclosed, would adversely affect a Valuation. (c) Nothing has occurred since the date the information referred to in paragraph (a) above was supplied which, if it had occurred prior to the relevant Valuation, would have adversely affected that Valuation. 18.30 No other business (a) None of the Obligors (other than the Corporate Guarantors) has traded or carried on any business since the date of its incorporation except for: (i) in the case of HoldCo, the ownership of the Borrower; and (ii) in the case of the Borrower, the ownership of each Rig Owner; (iii) in the case of each Rig Owner, the ownership and operation of the relevant Rig. (b) As at the date of this Agreement, none of the Obligors (other than the Ultimate Parent) is party to any material agreement other than the Relevant Documents. (c) On and from the date of this Agreement: (i) HoldCo does not have any direct Subsidiaries other than the Borrower; (ii) the Borrower does not have any Subsidiaries other than each Rig Owner and each Rig Operator; and (iii) no Rig Owner and no Rig Operator has any Subsidiaries. (d) Except for the Ultimate Parent, none of the Obligors: (i) has, or has had, any employees; and (ii) has any obligation in respect of any retirement benefit or occupational pension scheme. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 70 - EME_ACTIVE-575917426.6 18.31 Ownership (a) Intermediate HoldCo’s entire issued share capital is directly legally and beneficially owned and controlled by the Ultimate Parent. (b) HoldCo’s entire issued share capital is directly legally and beneficially owned and controlled by Intermediate HoldCo. (c) The Borrower’s entire issued share capital is directly legally and beneficially owned and controlled by HoldCo. (d) As from the Utilisation Date, each Rig Owner’s entire issued share capital is directly legally and beneficially owned and controlled by the Borrower. (e) Any Rig Operator’s entire issued share capital is directly legally and beneficially owned and controlled by the Borrower. (f) The shares in the capital of each Obligor (other than the Ultimate Parent) are fully paid and are not subject to any option to purchase or similar rights. (g) Each Rig Owner is the sole legal and beneficial owner of the relevant Rig. (h) As and with effect from the date of its creation or intended creation, each Obligor will be the sole legal and beneficial owner of any other asset that is the subject of any Transaction Security created or intended to be created by it. 18.32 Rig (a) From the Utilisation Date, each Rig is: (i) permanently registered in the name of the relevant Rig Owner under the relevant Approved Flag; (ii) free from Security (other than Permitted Security); (iii) in good and safe condition and state of repair consistent with good operational standards and in every way fit for service (or maintained in accordance with the applicable stacking plan when in stacked mode); (iv) classed in accordance with the relevant Classification free of all overdue conditions and recommendations of the relevant Classification Society (except as disclosed to and approved by the Agent prior to the Utilisation Date); and (v) insured in the manner required by the Finance Documents; (vi) not subject to any charter, drilling contract or other contract for employment or use other than: (i) an Internal Bareboat Charter; and (ii) an Approved Drilling Contract. (b) To the best of its knowledge (following due and careful enquiry): (i) no material breach of any law or regulation is outstanding which might have a Material Adverse Effect (including in relation to the value of a Rig); and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 71 - EME_ACTIVE-575917426.6 (ii) no adverse claim has been made by any person in respect of the ownership of that Rig or any interest in it. 18.33 No Removal of parts Each Obligor has not transferred, and will not transfer, any asset, spare part or equipment which are part of or installed on any Rig including, without limitation, in respect of any assets, replacement parts, spare parts or other fixtures and fittings whether an integral part of the Rig or otherwise unless such asset, equipment, spare part or part is replaced with a suitable part which is in the same condition as or better condition than the assets, equipment, spare part or part removed without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed). 18.34 Repetition Each Repeating Representation is deemed to be repeated by each Obligor or Intermediate HoldCo (as applicable) by reference to the facts and circumstances then existing on the date of the Utilisation Request, on the Utilisation Date, on the first day of each Interest Period and, in the case or those contained in Clauses 18.12(d) and 18.12(f) (Financial statements) and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each day. 19. Information undertakings The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 19.1 Financial statements The Obligors shall supply to the Agent: (a) the Ultimate Parent’s audited consolidated (so as to include the Borrower Group) financial statements for each of its financial years, as soon as the same become available, but in any event within 150 days after the end of each of its financial years; and (b) the Ultimate Parent’s unaudited consolidated (so as to include the Borrower Group) financial statements for each Financial Quarter, as soon as the same become available, but in any event within 75 days after the end of each such Financial Quarter; (c) the Borrower’s unaudited consolidated (so as to include the Rig Owners and the Rig Operators) financial statements (management accounts) for each of its financial years, as soon as the same become available, but in any event within 150 days after the end of each of its financial years; and (d) the Borrower’s unaudited consolidated (so as to include the Rig Owners and the Rig Operators) financial statements (management accounts) for each Financial Quarter, as soon as the same become available, but in any event within 60 days after the end of each such Financial Quarter. Such financial statements shall include income statements, balance sheets, simple cashflow statements, results of the operations of each Rig during the relevant Financial Quarter and the daily Operating Costs of each Rig. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 72 - EME_ACTIVE-575917426.6 19.2 Compliance Certificates (a) Each Obligor shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date as at which those financial statements were drawn up. (b) Each Obligor shall ensure that each Compliance Certificate delivered pursuant to this Clause 19.2 shall be signed by an authorised officer of the Ultimate Parent. (c) Each Obligor shall, if, prior to the delivery of any Compliance Certificate by the relevant Obligor, the relevant Obligor becomes aware that the financial covenants detailed in Clause 20 (Financial covenants) (or any of them) will not be complied with, promptly notify the Agent accordingly. 19.3 Requirements as to financial statements (a) Each set of financial statements delivered by an Obligor pursuant to Clause 19.1 (Financial statements): (i) shall be certified by an authorised officer of that Obligor as giving a true and fair view (in case of annual financial statements), or fairly presenting (in other cases), its financial condition as at the date as at which those financial statements were drawn up; and (ii) shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent: (1) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; (2) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 20 (Financial covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements; and (3) in the case of annual audited financial statements, not be the subject of any Auditor’s opinion that is qualified in any material way. (b) Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 19.4 Budgets and report on Operating Expenses (a) The Obligors shall: (i) supply to the Agent in relation to each Rig: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 73 - EME_ACTIVE-575917426.6 (1) no later than the date being ten (10) days after the commencement of each calendar year (or, where that Rig has been operating under an Approved Drilling Contract and is not fixed to perform another Approved Drilling Contract at expiry thereof, within thirty (30) days prior to the expiry of such Approved Drilling Contract) an annual “inactive” operative budget for such Rig; (2) prior to entry into an Approved Drilling Contract, copies of an operating budget of each Rig Owner (and the Rig owned by it) and, if relevant, any Rig Operator (for that Rig) for the duration of that Active Period (or, if the Active Period is expected to be longer than 1 year in term, the first 12 month period in respect of Operating Expenses to be incurred during the Active Period and the Obligors shall supply to the Agent a further annual operating budget on each anniversary thereof during such Active Period), all such budgets to be delivered to the Agent in the form and with such details as the Agent (acting on the instructions of the Majority Lenders) may reasonably require. (b) The Borrower, HoldCo and the Ultimate Parent shall procure that each Rig Owner and Rig Operator, or Approved Technical Manager (as the case may be), shall, on request, supply to the Agent a quarterly performance report for each Rig for the following Financial Quarter showing the estimated daily Operating Expenses for a Rig (both during an Active Period and an Inactive Period) and, upon the request of the Agent, provide details of trade payables and other liabilities position of each Rig. 19.5 Information: miscellaneous Each Obligor shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (a) at the same time as they are dispatched, copies of all documents dispatched by the relevant Obligor and Intermediate HoldCo to their respective shareholders generally (or any class of them) or dispatched by any Obligor or Intermediate HoldCo to its creditors generally (or any class of them); (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Obligor or Intermediate HoldCo, and which are likely to have a Material Adverse Effect; (c) promptly, such further information regarding the financial condition, business and operations of any Obligor or Intermediate HoldCo as any Finance Party (through the Agent) may reasonably request, including without limitation cash flow analyses and details of the Operating Expenses of a Rig, any dividends and/or loans made by the Obligors, and annual inspection certificates (including any annual inspection report (if required by the Agent)); (d) promptly on request, such further information regarding the financial condition, assets and operations of any Obligor or Intermediate HoldCo (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement and an up to date copy of its (or Intermediate HoldCo’s) shareholders’ register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Agent may reasonably request; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 74 - EME_ACTIVE-575917426.6 (e) promptly on request and in any event on a monthly basis, up to date copies of the: (i) IADC specifications in respect of each Rig; and (ii) the asset transfer register and print out of the inventory register from the maintenance system for each Rig as provided to the Agent on 20 May 2020; (f) within fifteen (15) Business Days of the end of each Month, providing to the Agent monthly operational and financial reports for each Rig with details of uptime, revenue, detailed cost breakdown, cash receipts and disbursements; (g) provide to the Agent the detailed quarterly budget (including, without limitation, profit and loss and cashflow forecast for each Rig) for the relevant calendar year and including (but not limited to) details of operational key performance indicators, a measure of the non-productive time rate on a per Rig quarterly basis, cash earnings per Rig on a quarterly basis, and percentage earnings per Rig per month and any updates to such budget as the Borrower otherwise prepares; and (h) any confirmatory security over each BOP as the Agent may reasonably require to be provided within fifteen (15) Business Days following the date of the request (together with corporate approval documentation and legal opinions to the satisfaction of the Agent). 19.6 Notification of default (a) Each Obligor and Intermediate HoldCo shall notify the Agent of any demand or claim made under the Builder Guarantee (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor or Intermediate HoldCo is aware that a notification has already been provided by another Obligor). (b) Each Obligor shall notify the Agent of any Event of Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). (c) Promptly upon a request by the Agent, each Obligor shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Event of Default is continuing (or if an Event of Default is continuing, specifying the Event of Default and the steps, if any, being taken to remedy it). 19.7 “Know your customer” checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor or Intermediate HoldCo after the date of this Agreement; or (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor and Intermediate HoldCo shall promptly upon the PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 75 - EME_ACTIVE-575917426.6 request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 19.8 USA Patriot Act Notice Each Lender hereby notifies each Obligor and Intermediate HoldCo that, pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.: 107-56 (signed into law October 26, 2001) (the “Patriot Act”) it is required to obtain, verify, and record information that identifies the Borrower, which information includes the name of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act, and the Borrower agrees to provide such information from time to time to any Lender. 20. Financial covenants 20.1 Off Hire Buffer Amount (a) At all times whilst a Rig is not actively operating under an Approved Drilling Contract the amount standing to the credit of the Minimum Liquidity Account in respect of that Rig shall be equal to the aggregate amount of interest that will be due and payable over the next three (3) months in respect of the Tranche relating to the relevant Rig (the “Off Hire Buffer Amount”) (and, for this purpose, “actively operating” shall be construed to mean the Rig has commenced drilling operations and daily hire is accruing in respect thereof, and shall (for the avoidance of doubt) exclude any mobilisation period). (b) If more than one (1) Rig is not actively operating under an Approved Drilling Contract, then (for the avoidance of doubt) the minimum amount required to be standing to the credit of the Minimum Liquidity Account shall be the aggregate of the Off Hire Buffer Amount in respect of each Tranche relating to each Rig not actively operating under an Approved Drilling Contract. 20.2 Liquidity covenant (a) Following repayment or prepayment in full of both of the Bank Finance Facilities or, if as a result of any amendments or other modifications pursuant to which the financing provided under both Bank Finance Facilities is then provided in a single Bank Finance Facility and accordingly only one Bank Financing Facility is outstanding, the repayment or prepayment in full of that Bank Financing Facility, the Ultimate Parent (on a consolidated level) shall at all times have a Free Liquidity equivalent to four per cent. (4%) of the aggregate of Net Interest Bearing Debt. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 76 - EME_ACTIVE-575917426.6 (b) If at any time the liquidity covenant in either one or both of the Bank Finance Facilities is amended (whether directly, via other provisions in the relevant Bank Finance Facility, via a side letter or otherwise) in a manner that is more beneficial to the Lenders than the liquidity covenant in paragraph (a) above (the “Liquidity Covenant Amendment”), then such Liquidity Covenant Amendment shall be deemed automatically incorporated into the terms of this Agreement (provided that, for the avoidance of doubt, the covenant in this Clause 20.2 shall only become effective upon repayment or prepayment in full of either one or both of the Bank Finance Facilities). 21. General undertakings The undertakings in this Clause 21 shall remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 21.1 Authorisations Each Obligor shall promptly: (a) obtain, comply with, renew and do all that is necessary to maintain in full force and effect each Relevant Document; and (b) supply certified copies to the Agent of any authorisation required under any law or regulation of its jurisdiction of incorporation to: (i) enable it to perform its obligations under the Relevant Documents to which it is a party; (ii) ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Relevant Document; or (iii) enable any Obligor to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect. 21.2 Compliance with laws (a) Each Obligor shall comply (and shall procure that each Affiliate of any of them and Intermediate HoldCo shall comply) in all respects with all laws, regulations and directives to which it may be subject if (except as regards Sanctions, to which Clause 21.2(b) applies and anti-corruption laws, to which Clause 21.5 (Anti-corruption laws) applies) failure to do so has or is reasonably likely to have a Material Adverse Effect. (b) Each Obligor shall comply (and shall procure that each Affiliate of any of them and Intermediate HoldCo shall comply) in all respect with all Sanctions. 21.3 Environmental compliance Each Obligor shall (and shall procure that Intermediate HoldCo shall): (a) comply with all Environmental Laws; (b) obtain, maintain and ensure compliance with all requisite Environmental Approvals; and (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Law, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 77 - EME_ACTIVE-575917426.6 where failure to do so has or is reasonably likely to have a Material Adverse Effect. 21.4 Environmental Claims Each Obligor shall, promptly upon becoming aware of the same, inform the Agent in writing of: (a) any Environmental Claim against any of the Obligors or Intermediate HoldCo which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any of the Obligors or Intermediate HoldCo, where the claim, if determined against that Obligor or Intermediate HoldCo, has or is reasonably likely to have a Material Adverse Effect. 21.5 Anti-corruption laws (a) No Obligor shall (and each Obligor shall procure that no other Obligor or Intermediate HoldCo shall) directly or indirectly use the proceeds of the Loan for any purpose that would breach the Bribery Act 2010, the Bermuda Bribery Act 2016, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions. (b) Each Obligor shall (and shall procure that each other Obligor and Intermediate HoldCo shall): (i) conduct its businesses in material compliance with applicable anti-corruption laws; and (ii) maintain policies and procedures designed to promote and achieve compliance with such laws. 21.6 Taxation (a) Each Obligor shall (and shall procure that each other Obligor shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (i) such payment is being contested in good faith; (ii) adequate reserves are being maintained for those Taxes and the costs required to contest them, which have been disclosed in its latest financial statements delivered to the Agent under Clause 19.1 (Financial statements); (iii) such payment can be lawfully withheld; and (iv) failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect. (b) Neither the Borrower nor any other Obligor may (and each Obligor shall procure that Intermediate HoldCo shall not) change its residence for Tax purposes without the prior written consent of the Agent, such consent not to be unreasonably withheld or delayed. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 78 - EME_ACTIVE-575917426.6 21.7 Evidence of good standing Each Obligor shall from time to time if requested by the Agent provide the Agent with evidence in form and substance satisfactory to the Agent that the Obligors and all corporate shareholders of any of the Obligors and Intermediate HoldCo remain in good standing. 21.8 Pari passu ranking Each Obligor shall (and shall procure that each other Obligor shall) ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies. 21.9 Negative pledge (a) In this Clause 21.9, “Quasi-Security” means an arrangement or transaction described in Clause 21.9(b). (b) Except as permitted under Clause 21.9(c): (i) None of the Borrower, HoldCo, any Rig Owner or any Rig Operator shall create nor permit to subsist any Security over any of its assets. (ii) None of the Borrower, HoldCo, any Rig Owner or any Rig Operator shall: (1) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Ultimate Parent Group or any Related Party; (2) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (3) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (4) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (c) Paragraph (b) above does not apply to any Security or (as the case may be) Quasi- Security, which is a Permitted Security or a Permitted Transaction. 21.10 Disposals (a) Except as permitted under Clause 21.10(b), none of HoldCo, the Borrower, a Rig Owner or a Rig Operator shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset. (b) Clause 21.10(a) does not apply to any sale, lease, transfer or other disposal which is an Internal Bareboat Charter or a Permitted Rig Disposal. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 79 - EME_ACTIVE-575917426.6 (c) The Agent shall, in good faith and acting reasonably, consider any request by the Borrower for an amendment or waiver of the provisions of this Clause 21.10 in order to enable the Borrower, HoldCo, any Rig Owner or any Rig Operator to structure ownership of a Rig in order to comply with the requirements of an Approved Drilling Contract, local requirements or otherwise to accommodate the preferred contracting and ownership structure for an Approved Drilling Contract, provided that any such amendment or waiver granted by the Agent shall be subject always to such conditions, evidence and other requirements that the Agent (acting on the instructions of the Lenders) may reasonably require. 21.11 Arm’s length basis (a) Except as permitted under Clause 21.11(b), no Obligor shall (and each Obligor shall procure that no other Obligor or Intermediate HoldCo shall) enter into any transaction with any person except on arm’s length terms. (b) Other than the entry by a Rig Owner or a Rig Operator into a Management Agreement with an Approved Manager, none of Holdco, the Borrower, a Rig Owner or a Rig Operator shall enter into a transaction with a Related Party without the prior written consent of the Agent (which consent the Agent shall have full power to withhold). (c) The following transactions shall not be a breach of Clause 21.11(a): (i) fees, costs and expenses payable under the Relevant Documents in the amounts set out in the Relevant Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or fees, costs and expenses agreed by the Agent; (ii) any Permitted Dividends and Intercompany Loan Prepayments; and (iii) any Internal Bareboat Charter. 21.12 Merger None of the Borrower, HoldCo, any Rig Owner or any Rig Operator shall without the prior written consent of the Lenders, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction. 21.13 Change of business No Obligor shall (and each Obligor shall procure that Intermediate HoldCo shall not) make any substantial change to the general nature of its business from that carried on at the date of this Agreement. 21.14 No other business (a) None of the Rig Owners shall engage in any business other than the ownership of a Rig and entry into an Internal Bareboat Charter in respect of that Rig. (b) None of the Rig Operators shall engage in any business other than chartering a Rig pursuant to an Internal Bareboat Charter, operation of such Rig and entry into an Approved Drilling Contract in respect of such Rig. (c) HoldCo shall not engage in any business other than the ownership of the shares in the Borrower. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 80 - EME_ACTIVE-575917426.6 (d) The Borrower shall not engage in any business other than the ownership of the shares in the Rig Owners and any Rig Operators. 21.15 No acquisitions None of HoldCo, the Borrower, any Rig Owner or any Rig Operator shall acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company other than, in the case of the Borrower only, a Rig Operator provided that each such Rig Operator has been formed in compliance with all the requirements of Clause 28.2 (Formation of Rig Operators and accession as Additional Guarantors). 21.16 No Joint Ventures None of Holdco, the Borrower, any Rig Owner or any Rig Operator shall: (a) enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or (b) transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing). (c) The Agent shall, in good faith and acting reasonably, consider any request by the Borrower for an amendment or waiver of the provisions of this Clause 21.16 in order to enable the Borrower, HoldCo, any Rig Owner or any Rig Operator to structure ownership of a Rig in order to comply with the requirements of an Approved Drilling Contract, local requirements or otherwise to accommodate the preferred contracting and ownership structure for an Approved Drilling Contract, provided that any such amendment or waiver granted by the Agent shall be subject always to such conditions, evidence and other requirements that the Agent (acting on the instructions of the Lenders) may reasonably require. 21.17 No borrowings None of HoldCo, the Borrower, any Rig Owner or any Rig Operator shall incur or allow to remain outstanding any Financial Indebtedness (except for the Loan and the Permitted Intercompany Loans) unless it is a Permitted Transaction. 21.18 No substantial liabilities Except in the ordinary course of business, no Obligor (other than the Ultimate Parent) shall incur any liability to any third party which is in the Agent’s opinion of a substantial nature. 21.19 No loans or credit No Obligor (other than the Ultimate Parent) shall be a creditor in respect of any Financial Indebtedness (other than Permitted Intercompany Loans). 21.20 No guarantees or indemnities None of Holdco, the Borrower, any Rig Owner or any Rig Operator shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person unless it is a Permitted Transaction. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 81 - EME_ACTIVE-575917426.6 21.21 No dividends or repayment of Intercompany Loans Except for any Permitted Dividends and Intercompany Loan Prepayments, no member of the Borrower Group shall: (a) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (b) repay or distribute any dividend or share premium reserve; (c) redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so; or (d) pay, redeem, repay, prepay, defease, acquire or discharge any liabilities in respect of any Permitted Intercompany Loan. 21.22 Inspection of records Each Obligor shall permit the inspection of its respective financial, operating and insurance records and accounts as may be reasonably required from time to time by the Agent or its nominee. 21.23 No change in Relevant Documents (a) No Obligor shall: (i) exercise any discretion under any of the Relevant Documents which are not Finance Documents in a manner which is material and adverse to the interests of the Lenders; or (ii) amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents which are not Finance Documents, or any other document delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Utilisation conditions precedent) or Clause 4.4 (Conditions Subsequent). (b) Each Obligor shall take all reasonable and practical steps to preserve and enforce its rights and pursue any claims and remedies arising under any Relevant Documents which are not Finance Documents. (c) Each Obligor shall (and shall procure that each other Obligor shall) comply with its obligations under the Relevant Documents which are not Finance Documents. 21.24 Further assurance (a) Each Obligor shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)): (i) to perfect any Security created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 82 - EME_ACTIVE-575917426.6 of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; (ii) to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of the Borrower (or that other Obligor as the case may be) located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Security Documents; and/or (iii) to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents. (b) Each Obligor shall take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents. 21.25 Sanctions (a) The Obligors shall not, directly or indirectly use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Loan or other transaction(s) contemplated by this Agreement: (i) to fund either directly or indirectly any trade, business or other activities: (1) involving or for the benefit of any Restricted Person; or (2) in any country or territory that, at the time of such funding, is a Sanctioned Country; or (3) in any other manner that would reasonably be expected to result in any person or any Finance Party being in breach of any Sanctions (if and to the extent applicable to either of them) or becoming a Restricted Person. (b) No Obligor shall permit or authorise, and each Obligor shall prevent, any Rig being used directly or indirectly: (i) by or for the benefit of any Restricted Person or in any country, or territory, that is a Sanctioned Country; and/or (ii) in any trade which will expose a Rig, any person, an Approved Manager, crew or insurers to enforcement proceedings or any other consequences whatsoever arising from Sanctions. (c) Each Obligor shall ensure that neither its assets nor the assets subject to the Finance Documents shall be used directly or indirectly by or for the benefit of any Restricted Person or otherwise used in any manner which would not be in compliance with Sanctions. (d) Each Obligor shall comply, and procure compliance, with Sanctions. 21.26 Use of proceeds Each Obligor shall not, and will procure that each other Obligor shall not, and shall not permit or authorise any other person to, directly or indirectly, make available any proceeds of the PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 83 - EME_ACTIVE-575917426.6 Loan to fund or facilitate trade, business or other activities (i) involving or for the benefit of any Restricted Person or (ii) in any other manner that could result in any Obligor or a Finance Party not being in compliance with Sanctions or becoming a Restricted Person. 21.27 Inspection of Rigs At any reasonable time, upon reasonable notice to the Borrower, as often as reasonably requested and at the Obligors’ cost, the Borrower allowing and procuring that each Obligor allows the Agent (and/or its representatives or advisors) to undertake inspections of each of the Rigs. 21.28 IFS System Each Obligor shall (and shall procure that each other Obligor shall): (a) promptly and in any event within five (5) Business Days of receipt of a notice from the Security Agent on behalf of the Finance Parties: (i) give notice to any or all of IFS, Eyeshare, IFS Consulting, IFS AMS and CEVA notifying them that they are each authorised to cooperate with the Security Agent to facilitate the creation of a replica IFS system and to facilitate any other actions ancillary to the foregoing, should the Security Agent or its nominee require an IFS licence to operate any or all of the Rigs provided that the ability of the Security Agent to acquire an IFS license (or similar) or access the replica IFS system shall only be exercisable once an Event of Default has occurred and is continuing; and (ii) use reasonable endeavours to engage, facilitate and cooperate (but not to pay or incur any obligation to pay any additional fees or licence payments) with any or all of IFS, Eyeshare, IFS Consulting, IFS AMS and CEVA in respect of any additional requests they may have in connection with the foregoing; and (b) promptly and in any event within fifteen (15) Business Days of a receipt of a notice from the Security Agent on behalf of the Finance Parties and subject to confidentiality undertakings from the Security Agent and any consultant engaged to advise the Security Agent on Rig operational matters, establish and provide access to a secure data room containing operational procedures specific to each of the Rigs (to be updated from time to time promptly following written request from the Security Agent), such access to be on a view-only basis unless and until the Security Agent on behalf of the Finance Parties has exercised its rights under the Security Documents in respect of any of the Rigs following the occurrence of an Event of Default which is continuing. The password to enable download access to the documents in the data room will be held in escrow by external legal counsel for the Security Agent on written terms that provide that legal counsel is not entitled to release the password unless and until it receives notice the Security Agent on behalf of the Finance Parties has exercised its rights under the Security Documents in respect of any of the Rigs following the occurrence of an Event of Default which is continuing. 22. Rig Undertakings 22.1 General With respect to each Rig, the undertakings in this Clause 22 shall remain in force from the Utilisation Date for so long as any amount is outstanding under any Finance Document. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 84 - EME_ACTIVE-575917426.6 22.2 Rig name and registration (a) The Borrower shall procure that each Rig Owner shall and each Rig Owner shall in respect of the Rig owned by it: (i) keep that Rig registered in its name with an Approved Flag; (ii) not do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and (iii) not change the name or port of registry of that Rig without the prior written consent of the Agent (acting with the instruction of all Lenders). (b) The Agent shall, in good faith and acting reasonably, consider any request by the Borrower for an amendment or waiver of the provisions of this Clause 22.2 in order to enable the Borrower, HoldCo, any Rig Owner or any Rig Operator to structure ownership of a Rig in order to comply with the requirements of an Approved Drilling Contract, local requirements or otherwise to accommodate the preferred contracting and ownership structure for an Approved Drilling Contract, provided that any such amendment or waiver granted by the Agent shall be subject always to such conditions, evidence and other requirements that the Agent (acting on the instructions of the Lenders) may reasonably require. 22.3 Repair and classification The Borrower shall procure that each Rig Owner and Rig Operator shall and each Rig Owner and Rig Operator shall keep the Rig owned by it: (a) in a good and safe condition and state of repair; (b) consistent with first class rig ownership and management practice, and consistent with the standards applied by the Ultimate Parent Group in relation to other rigs of a similar class to the Rig which are directly owned, maintained, managed and operated by the Ultimate Parent Group; (c) in a manner such that they maintain the Classification of that Rig free of overdue recommendations and conditions; and (d) so as to comply with all laws and regulations applicable to rigs registered under the Approved Flag or to rigs trading to any jurisdiction to which that Rig may operate or reside in time to time. 22.4 Operation The Borrower shall procure that and each Rig Owner and Rig Operator shall ensure that: (a) each Rig is operated and/or laid up only in an Approved Operation Jurisdiction; (b) during any period for which the Rig may be laid up, it shall be: (i) warm stacked; and (ii) subject to prudent management, crewing and maintenance; and in each case according to standards that consistent with first class management of rigs of a similar type and class. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 85 - EME_ACTIVE-575917426.6 22.5 Modification The Borrower shall procure that no Rig Owner or Rig Operator shall and no Rig Owner or Rig Operator shall, in respect of a Rig owned by it or operated by it (as the case may be), make or permit to be made, any modification or repairs to, or replacement of, a Rig or equipment installed on that Rig that would or might materially and adversely alter the structure, type or performance characteristics of that Rig or materially reduce its value. 22.6 Removal of parts The Borrower shall procure that no Rig Owner or Rig Operator shall and no Rig Owner or Rig Operator shall, in respect of the Rig owned by it or operated by it (as the case may be), remove, or permit the removal, of any material part of a Rig, or any item of equipment installed on that Rig, unless the part or item (whether material or spare) so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item (whether material or spare) removed, is free from any Security or any right in favour of any person other than the Security Agent and becomes on installation on that Rig, the property of the Borrower, and subject to the security constituted by the Mortgage relating to that Rig without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed) PROVIDED THAT the Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to that Rig. 22.7 Surveys The Borrower shall procure that each Rig Owner and any Rig Operator shall and each Rig Owner and any Rig Operator shall, in respect of the Rig owned by it or operated by it (as the case may be), submit that Rig regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Agent, provide the Agent with copies of all survey reports. 22.8 Inspection The Borrower shall procure that each Rig Owner and any Rig Operator shall (and that any Approved Drilling Contractor shall) each Rig Owner and any Rig Operator shall permit the Agent and/or the Security Agent (by surveyors or other persons appointed by it for that purpose) to board the Rig owned by it at all reasonable times to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections, provided that, so long as no Event of Default has occurred and is continuing, (i) the number of inspections of each Rig shall not exceed one per calendar year and (ii) no such inspection shall unduly interfere with the normal operation of a Rig. Any costs, fees or expenses relating to such inspections shall be for the account of the Borrower, provided that, so long as no Event of Default has occurred and is continuing, the Borrower shall not be required to pay for more than one inspection per Rig in any calendar year. 22.9 Prevention and release from arrest The Borrower shall, and shall procure that the relevant Rig Owner (in relation to the Rig owned by it) and any Rig Operator (in relation to the Rig operated by it) shall and the relevant Rig Owner (in relation to the Rig owned by it) and any Rig Operator (in relation to the Rig operated by it) shall promptly discharge: (a) all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Rig, its Earnings or its Insurances; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 86 - EME_ACTIVE-575917426.6 (b) all Taxes, dues and other amounts charged in respect of that Rig, its Earnings or its Insurances; and (c) all other outgoings whatsoever in respect of that Rig, its Earnings or its Insurances, and, forthwith upon receiving notice of the arrest of that Rig, or of its detention in exercise or purported exercised of any lien or claim, the Borrower shall, and shall procure that the relevant Rig Owner (in relation to the Rig owned by it) and any Rig Operator (in relation to the Rig operated by it) shall and the relevant Rig Owner (in relation to the Rig owned by it) and any Rig Operator (in relation to the Rig operated by it) shall, procure its release by providing bail or otherwise as the circumstances may require. 22.10 Compliance with laws Each Obligor shall: (a) comply, or procure compliance with all Environmental Laws, Sanctions and all other laws and regulations relating to the Rig owned or operated by it, its ownership, operation and management or to its business; (b) not employ or use the Rig owned or operated by it nor allow its employment or use in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to any Environmental Laws and any Sanctions; (c) in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Rig owned by it to enter or operated to any zone which is declared a war zone by any government or by the war risks insurers of the Rig owned by it unless the prior written consent of the Agent has been given and the relevant Rig Owner or Rig Operator has (at its expense) effected any special, additional or modified insurance cover which the Agent may require. 22.11 Classification Society Following a written request by the Agent, the Borrower shall procure that the relevant Rig Owner and/or Rig Operator (as the case may be) shall and the relevant Rig Owner and/or Rig Operator (as the case may be) shall instruct the relevant Classification Society to: (a) notify the Security Agent promptly in writing if the Classification Society: (i) receives notification that that Rig’s classification society is to be changed; or (ii) becomes aware of any facts or matters which may result in or have resulted in a change, discontinuance, withdrawal, suspension, or expiry of that Rig’s class under the rules or terms and conditions of the relevant Rig Owner’s. Rig Operator’s or that Rig’s membership of the Classification Society; (b) following receipt of a request in writing by the Security Agent: (i) send to the Security Agent certified true copies of all original class records held by the Classification Society in relation to that Rig and/or allow the Security Agent (or its agents) at any time to inspect the original class and related records of the relevant Rig Owner or Rig Operator (as the case may be) and that Rig at the offices of the Classification Society and to take copies of them; and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 87 - EME_ACTIVE-575917426.6 (ii) confirm whether the any Obligor is or is not in default of any of its obligations or liabilities to the Classification Society, including confirmation on whether it has paid in full all fees or other charges due and payable to the Classification Society and, if the relevant Obligor is in default, to specify in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Classification Society. 22.12 Provision of information The Borrower shall, and shall procure that each Rig Owner and any Rig Operator in relation to the Rig owned or operated by it shall, and each Rig Owner and any Rig Operator in relation to the Rig owned or operated by it shall promptly provide the Lenders with any information which they request regarding: (a) that Rig, its employment status, position and performance; (b) its Earnings and expected Earnings (including details of any current or expected tendering processes); (c) the mobilisation or commencement of operations of that Rig under any Approved Drilling Contract or the termination of an Approved Drilling Contract (or threatened termination) earlier than the term specified therein, or the exercise or non-exercise of any extension options thereunder; (d) payments and amounts due to the master and crew of that Rig, any Approved Manager or other party in relation to the operation, maintenance and repair of the Rig; (e) any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Rig and any payments made in respect of that Rig; and (f) any towages and salvages. 22.13 Notification of certain events The Borrower shall, and shall procure that the relevant Rig Owner shall (in relation to the Rig owned by it) and that any Rig Operator shall (in relation to the Rig operated by it under an Internal Bareboat Charter) and the relevant Rig Owner shall (in relation to the Rig owned by it) and any Rig Operator shall (in relation to the Rig operated by it under an Internal Bareboat Charter) immediately notify the Agent by email, confirmed forthwith by letter, of: (a) any casualty relating to that Rig which is or is likely to be or to become a Major Casualty; (b) any occurrence as a result of which that Rig has become or is, by the passing of time or otherwise, likely to become a Total Loss; (c) any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not complied with in accordance with their terms; (d) any arrest or detention of that Rig, any exercise or purported exercise of any lien on that Rig or its Earnings or any requisition of that Rig for hire; (e) the mobilisation or commencement of operations of that Rig under any Approved Drilling Contract or the termination of an Approved Drilling Contract (or threatened PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 88 - EME_ACTIVE-575917426.6 termination) earlier than the term specified therein, or the exercise or non-exercise of any extension options thereunder; (f) any intended dry docking of that Rig; (g) any Environmental Claim made against any Rig Owner, Rig Operator or Approved Manager or in connection with that Rig, or any Environmental Incident which notification shall specify: (i) the nature of the incident, accident or circumstance to the extent known at that time; (ii) the measures the Obligors are taking or plan to take to address those impacts; (iii) any notifications which have been made to any Governmental Entity in relation to the incident, accident or circumstance; (h) any fire on board a Rig which requires the use of fixed fire systems; (i) any death as a result of accident or serious injury to any person which occurs on board a Rig; and (j) a Rig being taken under tow other than in respect of routine operation of that Rig, and the Borrower shall (and shall procure that the Rig Owners and any Rig Operators shall) and the Rig Owners and any Rig Operators shall keep the Agent advised in writing on a regular basis and in such detail as the Agent shall require of the Rig Owners, any Rig Operators, the Approved Managers’ or any other person’s response to any of those events or matters. 22.14 Restrictions on chartering etc. The Borrower shall procure that no Rig Owner (in relation to the Rig owned by it) nor any Rig Operator (in relation to the Rig which it operates under an Internal Bareboat Charter) shall and no Rig Owner (in relation to the Rig owned by it) nor any Rig Operator (in relation to the Rig which it operates under an Internal Bareboat Charter) shall: (a) enter into or otherwise permit any charter, drilling contract or other contract of employment or use in respect of any Rig other than: (i) in the case of a Rig Owner or Rig Operator, an Internal Bareboat Charter with a Rig Operator that has acceded as a Guarantor in accordance with Clause 28 (Changes to the Obligors) (and provided always that no Rig Operator shall, at any time, be a counterparty under more than one (1) Internal Bareboat Charter); and (ii) in the case of a Rig Operator only, an Approved Drilling Contract; (b) pay or agree to pay any fees, commission, or any other compensation, contribution, remuneration, or payment of any kind whatsoever to an Approved Manager or any other person other than in accordance with the terms of a Management Agreement; (c) put that Rig into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed US$5,000,000 (or the equivalent in any other currency) unless that person has first given to the Agent in terms PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 89 - EME_ACTIVE-575917426.6 satisfactory to it a written undertaking not to exercise any lien on that Rig or its Earnings for the cost of such work or for any other reason. 22.15 Notice of Mortgage The Borrower shall procure that each Rig Owner shall and each Rig Owner shall keep the Mortgage registered against the Rig owned by it as a valid first priority or first preferred mortgage (as the case may be), carry on board that Rig a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Rig a framed printed notice stating that a Rig is mortgaged by the relevant Rig Owner to the Security Agent. 22.16 Sharing of Earnings No Rig Owner or Rig Operator shall enter into any agreement or arrangement for the sharing of any Earnings relating to any Rig, other than with the prior written consent of the Agent (acting on the instructions of all Lenders), which consent the Agent shall have full power to withhold. 22.17 Manager A manager of a Rig shall not be appointed unless that manager is, in the case of the technical management of a Rig, an Approved Technical Manager or, in the case of the commercial management of a Rig, an Approved Commercial Manager. The appointment is on arms’ length terms and, in advance of any appointment: (a) the terms of its appointment are approved in writing and (b) the relevant Approved Manager has delivered a duly executed Manager’s Undertaking to the Security Agent (together with evidence reasonably satisfactory to the Agent of the due authority of the signatory thereto). 22.18 Management Agreement No Rig Owner will agree to any alteration to the terms of an Approved Manager’s appointment, nor permit or authorise an Approved Manager to transfer or delegate any of its obligations under the relevant management agreement, without the prior consent of the Agent (which consent the Agent shall have full power to withhold) and subject to any Approved Sub-Manager providing a duly executed Manager’s Undertaking to the Security Agent. 22.19 Inventory of Hazardous Materials The Obligors shall procure that each Rig has, from the dated specified for compliance following entry into force of The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, obtained an Inventory of Hazardous Material, in respect of the Rig which shall be maintained until the Loan has been fully repaid. 22.20 Sustainable and socially responsible dismantling of Rig The Obligors shall ensure that if the Rig is to be scrapped or sold to an intermediary with the intention of being scrapped, it is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner, in accordance with the provisions of The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and/or EU Ship Recycling Regulation. 22.21 Intermediate HoldCo intercompany loans In the event that a Permitted Intercompany Loan is funded by either (i) the Ultimate Parent to Intermediate HoldCo for the purpose of funding a loan from Intermediate HoldCo to HoldCo PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 90 - EME_ACTIVE-575917426.6 in the same amount; or (ii) Intermediate HoldCo to HoldCo, such Permitted Intercompany Loan shall not be permitted unless Intermediate HoldCo has delivered a duly executed Subordination and Assignment Agreement to the Agent in the approved form. 22.22 Ultimate Parent undertaking The Ultimate Parent undertakes and agrees to (as a primary obligation) ensure that, in relation to each Rig: (a) any and all Operating Expenses not permitted to be withdrawn from an Earnings Account in accordance with Clause 24.4 (Earnings and Requisition Compensation); and (b) any and all capital expenditure on a Rig at any time (including but not limited to any upgrades or additional equipment required for performance of obligations under an Approved Drilling Contract), are, in are each case, on or prior to the date that they become due and payable, funded by way of a Fresh Equity Injection by the Ultimate Parent either (i) to Intermediate HoldCo, a corresponding Fresh Equity Injection by Intermediate HoldCo to HoldCo; or (ii) to HoldCo, and (in each case) by a corresponding Fresh Equity Injection by HoldCo to the Borrower and a further Fresh Equity Injection by the Borrower to the relevant Rig Owner or Rig Operator. 22.23 Notification of compliance Each Obligor shall promptly provide the Agent from time to time with a certification (in such form as the Agent reasonably requires) that it is complying with its obligations under this Clause 22 (Rig Undertakings). 23. Insurance Undertakings 23.1 General The Borrower undertakes to procure compliance by the Rig Owners and, in the case where a Rig is operating under an Internal Bareboat Charter, to procure compliance by the relevant Rig Operator, and the Rig Owners and, in the case where a Rig is operating under an Internal Bareboat Charter, the relevant Rig Operator shall comply with the following provisions of this Clause 23 for so long as any amount is outstanding under the Finance Documents or except as the Security Agent may otherwise permit (acting on the instructions of all Lenders). 23.2 Maintenance of obligatory insurances Each Rig Owner and Rig Operator (as the case may be) will keep the Rig owned by it at all times insured at its own cost and expense against: (a) fire and usual marine risks (including hull and machinery, excess risks and increased value) and war risks (including the London blocking and trapping addendum or equivalent coverage, including terrorism and piracy risks where excluded under the fire and usual marine risks insurance and including, without limitation, protection and indemnity war risks with a separate limit not less than hull value) for an amount on an agreed value basis at least the greater of: (i) an amount equal to 120% of the Loan; and (ii) the Market Value of that Rig; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 91 - EME_ACTIVE-575917426.6 (b) protection and indemnity risks (including without limitation protection and indemnity war risks in excess of the amount for war risks (hull) and oil pollution liability risks and in respect of the full value and tonnage of that Rig), on “full entry terms” for a combined single limit which is consistent with industry standards for rigs of a similar type and operating in similar operating areas as that Rig (but, in any case, for an amount not less than US$300,000,000); and (c) any other risks against which the Agent considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Agent be reasonable for that Rig Owner or Rig Operator (as the case may be) to insure and which are specified by the Agent by notice to the Borrower and/or the Rig Owner and/or Rig Operator (as the case may be). 23.3 Terms of obligatory insurances The obligatory insurances shall: (a) be in Dollars; (b) be on terms approved by the Agent in writing; (c) be through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations, which are members of the International Group of Protection and Indemnity Associations, and have Standard & Poor’s rating of at least A or a comparable rating by any other rating agency acceptable to the Agent (acting on the instructions of all Lenders); (d) whenever required by the Agent, name (or be amended to name) the Security Agent as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent (as the case may be), but, to the extent not in breach of the applicable insurance policy or the rules of any applicable protection and indemnity club, without the Security Agent thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance; (e) name the Security Agent as loss payee with such directions for payment as the Security Agent may specify (such loss payable clauses to be in the form determined pursuant to the provisions of the General Assignments (Owner) and, where relevant, General Assignments (Operator)); (f) provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever except for the provisions set out in the agreed loss payable clauses; (g) provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent and/or the Agent; and (h) provide that the Security Agent may make proof of loss if the relevant Rig Owner or Rig Operator (as the case may be) fails to do so. 23.4 Renewal Each Rig Owner and/or Rig Operator (as the case may be) shall: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 92 - EME_ACTIVE-575917426.6 (a) at least fourteen (14) days before the expiry of any obligatory insurance relating to a Rig: (i) notify the Agent of the approved brokers (or other insurers) and any protection and indemnity or war risks association through or with whom the Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and (ii) obtain the Agent’s approval to the matters referred to in paragraph (a)(i); (b) at least seven (7) days before the expiry of any obligatory insurance relating to a Rig, renew that obligatory insurance in accordance with the Agent’s approval pursuant to paragraph (a); and (c) not add any (other) assured to any obligatory insurance without providing at least five (5) days’ prior written notice to the Agent and, in the case where such additional assured in a Co-Assured Party, the relevant Rig Owner and (if applicable) Rig Operator shall ensure that such Co-Assured Party provides a signed Co-Assured Undertaking concurrently with becoming an assured. 23.5 Copies of policies Each Rig Owner and/or Rig Operator (as the case may be) shall provide to the Agent pro forma copies of all insurance policies and other documentation issued by brokers, insurance and protection and indemnity associations as soon as they are available after they have been placed or renewed. 23.6 Copies of certificates of entry Each Rig Owner and/or Rig Operator (as the case may be) shall ensure that any protection and indemnity and/or war risks association in which a Rig is entered provides the Agent with: (a) a copy of the certificate of entry for a Rig; (b) a letter or letters of undertaking in such form as may be required by the Security Agent; and (c) where required to be issued under the terms of insurance or indemnity provided by the relevant Rig Owner or Rig Operator (as the case may be) protection and indemnity association, a copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to the Rig owned or operated by it. 23.7 Letters of undertaking Each Rig Owner and/or Rig Operator (as the case may be) shall ensure that all approved brokers provide the Security Agent a letter or letters or undertaking in a form required by the Security Agent and including undertakings by the approved brokers that: (a) they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment in the agreed form or in such other forms as the Security Agent may require; (b) they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with the said loss payable clause; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 93 - EME_ACTIVE-575917426.6 (c) they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances; (d) they will notify the Security Agent, not less than seven (7) days before the expiry of the relevant obligatory insurances, in the event of their not having received notice of renewal instructions from the relevant Rig Owner or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Agent of the terms of the instructions; and (e) they will not set off against any sum recoverable in respect of a claim relating to the Rig owned or operated by that Rig Owner or Rig Operator (as the case may be) under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Rig or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Rig forthwith upon being so requested by the Security Agent. 23.8 Deposit original policies Each Rig Owner and/or Rig Operator (as the case may be) shall ensure that the originals of all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed. 23.9 Payment of premiums Each Rig Owner and/or Rig Operator (as the case may be) shall punctually pay all premiums or other sums payable in respect of the obligatory insurances and produce all relevant receipts when so required by the Agent. 23.10 P&I guarantees Each Rig Owner and/or Rig Operator (as the case may be) shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect. 23.11 Compliance with terms of obligatory insurances No Rig Owner, nor any Rig Operator, shall do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular: (a) Each Rig Owner and/or Rig Operator (as the case may be) shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 23.6 (Copies of certificates of entry) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Agent has not given its prior written approval; (b) no Obligor, shall make any changes relating to the Classification or Classification Society or manager or operator of the Rig owned by it unless approved by the underwriters of the obligatory insurances; and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 94 - EME_ACTIVE-575917426.6 (c) no Obligor shall employ the Rig owned by it, or allow it to be employed or used, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the Agent and the insurers and complying with any requirements (as to extra premium or otherwise) which the Agent and the insurers specify. 23.12 Alteration to terms of obligatory insurances No Obligor shall make nor agree to any material alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance, save for customary rights of subrogation required in contracts, without the prior written consent of the Security Agent (acting on the instructions of all the Lenders). 23.13 Settlement of claims No Obligor, shall settle, compromise or abandon any claim under any obligatory insurance for a Total Loss or for a Major Casualty without the prior written consent of the Security Agent, and shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances. 23.14 Application of recoveries Any sums paid under the obligatory insurances other than to the Security Agent shall be applied in repairing the damage and/or discharging the liability in respect of which they have been paid, save to the extent that the repairs have already been completed and paid for and/or the liability has already been fully discharged. 23.15 Provision of copies of communications Each Rig Owner and/or Rig Operator (as the case may be) shall provide the Agent, at the time of each such communication, copies of all material written communications between such Rig Owner and each of the following: (a) the approved brokers; and (b) the approved protection and indemnity and/or war risks associations; and (c) the approved insurance companies and/or underwriters, which relate directly or indirectly to: (i) that Rig Owner’s and/or Rig Operator’s obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and (ii) any credit arrangements made between that Rig Owner and/or Rig Operator and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances. 23.16 Provision of information In addition, each Obligor shall promptly provide the Agent (or any persons which the Agent may designate) with any information which the Agent (or any such designated person) requests for the purpose of: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 95 - EME_ACTIVE-575917426.6 (a) obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or (b) effecting, maintaining or renewing any such insurances as are referred to in Clause 23.17 (Mortgagee’s interest and additional perils) or dealing with or considering any matters relating to any such insurances, and each Obligor shall, forthwith upon demand, indemnify the Agent in respect of all fees and other expenses properly incurred by or for the account of the Agent in connection with any such report as is referred to in paragraph (a). 23.17 Mortgagee’s interest and additional perils insurances (a) The Security Agent shall be entitled, at the cost and expense of the Obligors, from time to time to effect, maintain and renew a Mortgagee’s Interest Additional Perils (Pollution) Insurance and a Mortgagee’s Interest Marine Insurance in each case in an amount equal to 120% of the Loan and otherwise on such terms, through such insurers and generally in such manner, as the Security Agent may from time to time consider appropriate. (b) Each Obligor shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of such insurance, 23.18 Change in insurance requirements The Agent shall have the right, by giving notice to the Borrower, the Rig Owners and any Rig Operators, to change the terms and requirements of this Clause 23 in such manner as it considers appropriate as a result of a change of circumstances or practice after the date of this Agreement, in which case, from the date being fourteen (14) days after such notice is provided, this Clause 23.18 shall be automatically be deemed modified in accordance with the terms of that notice. 24. Accounts 24.1 Maintenance (a) Other than with the consent of the Agent (acting on the instructions of all Lenders), no Obligor shall open or maintain any bank accounts other than: (i) the Accounts expressly required in connection with this Agreement or the other Finance Documents; or (ii) an Approved Suspense Account. (b) Each Account Holder shall maintain the relevant Accounts with the Account Bank, free of Security and rights of set-off (other than as created under the Accounts Security), until no amount remains outstanding from them under this Agreement or any other Finance Documents. 24.2 Location of Accounts Each Account Holder shall promptly: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 96 - EME_ACTIVE-575917426.6 (a) comply with any requirement of the Agent as to the location or relocation of the Accounts; and (b) execute any documents which the Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) each Account. 24.3 Application of Account (a) Each Account Holder shall procure that transfers are made from each Account in order to facilitate the payment of amounts required and/or contemplated by this Agreement and the other Finance Documents. (b) Each Account Holder shall only be permitted to withdraw sums from the Accounts to the extent expressly permitted by the provisions of the Finance Documents or as otherwise permitted by the Agent (acting on the instructions of the Majority Lenders). (c) Without prejudice to its other rights under the Transaction Security and without obligation to do so, each Account Holder irrevocably authorises the Agent after the occurrence of an Event of Default (and whilst it is continuing) to instruct an Account Bank to make any transfer from any Account in order to facilitate the payment of amounts required and/or contemplated by this Agreement and the other Finance Documents. 24.4 Earnings and Requisition Compensation (a) Each Obligor shall procure that all Earnings and Requisition Compensation in relation to a Rig are credited to the relevant Earnings Account of the relevant Rig Owner, in the case of Earnings and Requisition Compensation payable under an Internal Bareboat Charter or the relevant Earnings Account of a Rig Operator (in the case of Earnings and Requisition Compensation payable to any Rig Operator under or in connection with an Approved Drilling Contract), unless and until the Agent shall otherwise direct. (b) Provided that there is no continuing Event of Default, the Account Holders may withdraw from the Operating Accounts at any time the following payments: (i) payments in respect of any amounts payable under the Finance Documents including any interest due under the Finance Documents and fees and expenses of the Finance Parties, any receiver and any delegate; (ii) in respect of any Rig that is in an Active Period, payments in respect of Operating Expenses then due and payable relating to that Rig, provided that the aggregate amount withdrawn in respect of any Rig from the Operating Accounts shall not exceed: (1) during each rolling three (3) month period from the commencement of the Active Period, an amount equal to A x B x 1.35 where: A = the number of days in that 3 month period; and B = the then applicable Daily OPEX Cap; and (2) during an Active Period for that Rig, an amount equal to A x B, where: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 97 - EME_ACTIVE-575917426.6 A = the number of days in that Active Period; and B = the then applicable Daily OPEX Cap; and (iii) in respect of any Rig that is in an Inactive Period, payments in respect of Operating Expenses then due and payable relating to that Rig; (iv) in respect of any Rig, payments in respect of management fees then due and payable under a Management Agreement relating to that Rig, provided that the aggregate amount withdrawn in respect of that Rig from the Operating Accounts shall not exceed Permitted Management Fees for that Rig during any calendar year. The balance shall be maintained in the Operating Accounts and shall not be permitted to be withdrawn or applied for any reason without the prior written consent of the Agent (acting on the instructions of the Majority Lenders) other than in respect of Permitted Dividends and Permitted Intercompany Loan Prepayments made in accordance with the Dividend and Intercompany Loan Prepayment Criteria. (c) The application of Clause 22.21 (Ultimate Parent Undertaking) will be suspended with respect to payments made under Clause 24.4(b)(iii), such that the Ultimate Parent is not required to pre-fund amounts to be paid under that Clause 24.4(b)(iii) and each relevant Account Holder may make payments under that Clause 24.4(b)(iii) from amounts standing to the credit of the relevant Account irrespective of whether those amounts have been pre-funded by way of a Fresh Capital Injection, as contemplated in Clause 22.21 (Ultimate Parent Undertaking). (d) The Agent shall be entitled to debit the Operating Accounts from time to time (without notice to the Borrower) in order to discharge any amount due and owing from the Obligors (or any of them) under a Finance Document (including but not limited to any fees payable under Clause 11 (Fees)). 24.5 Minimum Liquidity Account (a) Subject to Clause 24.5(b), the Minimum Liquidity Account shall be a blocked account and the Account Holder shall not be permitted to withdraw any sums from the Minimum Liquidity Account without the prior written consent of the Agent (acting on the instructions of the Majority Lenders). (b) Notwithstanding any other provision of any Finance Document to the contrary, the Borrower acknowledges and agrees that: (i) in consideration of full payment of the Deferred Amount to the Agent for distribution to the Lenders on or before the expiry of the Deferral Period, the Agent shall, at the request of the Borrower, consent to the withdrawal of all amounts standing to the credit of the Minimum Liquidity Account for transfer to the Borrower or any Rig Owner; and (ii) the requirement to maintain an Off Hire Buffer Amount under Clause 20.1 (Off Hire Buffer Amount) in the Minimum Liquidity Account shall be suspended until 3 January 2021, provided that such suspension shall only apply in the event that: (1) any drawings from the Minimum Liquidity Account have been applied in payment of all or part of the Deferred Amount pursuant to paragraph (i) above only; and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 98 - EME_ACTIVE-575917426.6 (2) any analogous provisions the Bank Finance Facilities and Shipyard Finance Facilities are suspended for not less than the same period and on no more favourable terms. The Borrower shall (and each Obligor shall) ensure that on and from 4 January 2021, the amount standing to the credit of the Minimum Liquidity Account shall not be less than is required pursuant to Clause 20.1 (Off Hire Buffer Amount). 25. Security shortfall 25.1 Additional security (a) Clause 25.1(b) applies, if, at any time during the Facility Period, the Agent notifies the Borrower that the ratio (expressed as a percentage) of (x) the aggregate of the Market Value of the Mortgaged Rigs plus the aggregate value of any additional security which continues to be provided pursuant to this Clause 25 to (y) the aggregate principal amount of the Loan then outstanding (the “VTL Coverage”), is at all times equal to or more than 175%. (b) If the Agent gives a notification to the Borrower under Clause 25.1 that the VTL Coverage is less than 175%, the Borrower shall, within thirty (30) days of the Agent’s request, at the Borrower’s option: (i) give to the Security Agent other additional security in form and substance satisfactory to the Security Agent in favour of the Finance Parties for the payment of the Secured Liabilities which is either Cash held in a blocked account subject to a pledge or charge in form and substance required by the Security Agent or, if such additional security is not Cash, then (in the opinion of the Security Agent acting in its sole discretion): (1) has a net realisable value (on an aggregate basis) equal to or greater than the applicable shortfall; and (2) is of a type which is in form and substance satisfactory to it; or (ii) prepay the Loan but only to the extent required to eliminate the shortfall, and provided always that any breach of this Clause 25.1 may not be remedied by the Borrower other than in accordance with sub-clauses (b)(i) and (ii). (c) Clause 7 (Prepayment and cancellation) shall apply to prepayments under paragraph (b) above, but provided that no Prepayment Fee is payable in respect of such prepayment. (d) The value of any additional security provided shall in the case of Cash be the face amount of the deposit, in the case of a rig be determined in the same manner as the Market Value of the Rigs and in the case of other security shall be determined by the Agent in its absolute discretion. 25.2 Valuation of Rigs The Market Value of a Rig at any time is that shown by the average of two Valuations in respect of a Rig. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 99 - EME_ACTIVE-575917426.6 25.3 Delivery of Valuations (a) The Borrower will, at its own cost, within 15 Business Days of 30 June and 31 December each year procure and promptly deliver to the Agent for distribution to each Lender at least two Valuations relating to each Rig, such Valuations to be provided by Approved Brokers nominated by the Agent. (b) The Agent is at liberty (at the cost of the Lenders) to assess the Market Value of the Rigs at any time and at such frequency as the Agent considers necessary or desirable in its absolute discretion. (c) If an Event of Default is continuing or the Agent suspects that an Event of Default has occurred and is continuing, the Agent is at liberty to assess the Market Value of the Rigs at any time, and any such Valuations will be at the Borrower’s cost. 25.4 Valuations binding Any Valuation under Clause 25.2 (Valuation of Rigs) shall be binding and conclusive as regards the Borrower, as shall any valuation which the Agent makes of any additional security pursuant to Clause 25.1(d) (Additional security). 25.5 Provision of information The Borrower shall procure that each Rig Owner and any Rig Operator (in relation to the Rig owned or operated by it, as the case may be) shall promptly provide (or procure the provision to, as the case may be) the Agent and any broker or expert acting under Clause 25.2 (Valuation of Rigs) or in relation to a Valuation with any information which the Agent or the broker or expert may reasonably require for the purposes of such Valuation; and, if that Rig Owner and/or Rig Operator fails to provide the information by the dates specified in the request, such Valuation will be made on any basis and assumptions which the Agent (or the shipbroker or expert appointed by it) considers prudent. 25.6 Payment of Valuation expenses Except as otherwise provided in Clause 25.3, the Obligors shall, on demand, as a joint and several obligation, pay the Agent the amount of the fees and expenses of any broker or expert instructed by the Agent under this Clause 25 (Security shortfall) and all legal and other expenses incurred by the Agent in connection with any matter arising out of this Clause 25 (Security shortfall). 25.7 Release of additional security (a) If at any time the Security Agent holds additional security provided under this Clause 25 and the VTL Coverage, disregarding the value of that additional security, is equal to or exceeds 175%, the Borrower may at its own cost and expense, by notice to the Agent, request the release and discharge of that additional security, provided that such request shall be accompanied by Valuations (obtained at the Borrower’s cost) evidencing that the VTL Coverage, disregarding the value of that additional security, is equal to or has exceeded 175% for at least 6 months. (b) Upon receipt by the Agent of a request from the Borrower and satisfactory Valuations in accordance with paragraph (a) above, the Agent shall promptly direct the Security Agent to release and discharge the relevant additional security if no Event of Default is continuing or will result from the release and discharge of that additional security. Upon such release and discharge and, if so required by the Agent, the Borrower shall PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 100 - EME_ACTIVE-575917426.6 reimburse to the Agent and the Security Agent any costs and expenses payable under Clause 16.1 (Transaction expenses) in relation to that release and discharge. 26. Events of Default Each of the events or circumstances set out in this Clause 25.7 is an Event of Default (save for Clause 26.26 (Acceleration) and Clause 26.27 (Approved Managers). 26.1 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless its failure to pay is caused by either (i) an administrative or technical error or (ii) a Disruption Event, and, in either event, is paid within three (3) Business Days of its due date. 26.2 Other specific obligations (a) Any requirement of Clauses 19.1 (Financial statements), 19.2 (Compliance Certificate) or 19.3 (Requirements as to financial statements) is not satisfied. (b) Any requirement of Clause 20 (Financial covenants) is not satisfied. (c) An Obligor does not comply with Clause 25.1 (Additional security). (d) The obligatory insurances of a Rig are not placed and kept in full force and effect in accordance with Clause 23 (Insurance Undertakings). (e) The Ultimate Parent does not comply with Clause 22.21 (Ultimate Parent Undertaking). 26.3 Other obligations (a) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 26.1 (Non-payment), Clause 26.2 (Other specific obligations) and Clause 26.25 (Sanctions). (b) No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within fourteen (14) days of the earlier of (i) the Agent giving notice to the Borrower and (ii) any Obligor becoming aware of the failure to comply. 26.4 Misrepresentation Any representation or statement made or deemed to be made by an Obligor or Intermediate HoldCo in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made. 26.5 Cross default (a) Any Financial Indebtedness of any Obligor or Intermediate HoldCo: (i) is not paid when due nor within any originally applicable grace period; or (ii) is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described); PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 101 - EME_ACTIVE-575917426.6 (iii) is capable of being declared by a creditor to be due and payable prior to its specified maturity as a result of such an event. (b) An Obligor is in breach of any of its obligations under any Relevant Document or any other contract entered into by an Obligor, the effect of which would reasonably be expected to result in a Material Adverse Effect. (c) An event of default (howsoever described) occurs under any Bank Finance Facility. (d) In respect of the Ultimate Parent and Intermediate HoldCo, no Event of Default shall occur under paragraph (a) above unless the aggregate amount of Financial Indebtedness of the Ultimate Parent is more than US$10,000,000 or its equivalent in any other currency. 26.6 Insolvency (a) Any Obligor or Intermediate HoldCo is unable or admits inability to pay its debts as they fall due, is deemed to, or is declared to, be unable to pay its debts under Applicable Law, ceases or suspends or threatens to cease or suspend making payments on any of its debts, or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (b) The value of the assets of any Obligor or Intermediate HoldCo is less than its liabilities (taking into account contingent and prospective liabilities). (c) A moratorium is declared in respect of any indebtedness of any Obligor or Intermediate HoldCo. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default covered by that moratorium. 26.7 Insolvency proceedings (a) Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Intermediate HoldCo; (ii) a composition, compromise, assignment or arrangement with any creditor of any Obligor Intermediate HoldCo; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, provisional supervisor or other similar officer in respect of any Obligor or Intermediate HoldCo or any of its respective assets; or (iv) enforcement of any Security over any assets of any Obligor or Intermediate HoldCo, or any analogous procedure or step is taken in any jurisdiction. (b) Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within fourteen (14) days of commencement. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 102 - EME_ACTIVE-575917426.6 26.8 Creditors’ process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any Obligor or Intermediate HoldCo and is not discharged within twenty one (21) days. 26.9 Unlawfulness and invalidity (a) It is or becomes unlawful for any Obligor or Intermediate HoldCo to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Security Documents ceases to be effective or any subordination created under a Finance Document is or becomes unlawful. (b) Any obligation or obligations of any Obligor or Intermediate HoldCo under any Finance Documents are not (subject to the Legal Reservations and, in relation to Intermediate HoldCo, Clause 1.5 (Intermediate HoldCo)) or cease to be legal, valid, binding, or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents. (c) Any Finance Document ceases to be in full force and effect or any Transaction Security created or expressed to be created by the Security Documents or any subordination created expressed to be created under the Finance Documents ceases to be legal, valid, binding, enforceable, or effective or is alleged by a party to it (other than a Finance Party) to be ineffective. (d) Any Transaction Security proves to have ranked after or lost its priority to any other Security (other than Permitted Security). 26.10 Cessation of business Any Obligor or Intermediate HoldCo ceases, or threatens to cease, to carry on business except as a result of any disposal allowed under this Agreement. 26.11 Expropriation The authority or ability of any Obligor or Intermediate HoldCo to conduct its business is limited or is wholly or substantially curtailed by seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any Government Entity in relation to an Obligor or Intermediate HoldCo or any of its respective assets. 26.12 Repudiation and rescission of agreements Any Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document, a Relevant Document, or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document, a Relevant Document, or any Transaction Security. 26.13 Conditions subsequent Any of the conditions referred to in Clause 4.4 (Conditions Subsequent) is not satisfied within the time reasonably required by the Agent. 26.14 Revocation or modification of authorisation Any authorisation of any Government Entity which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Obligors to comply with any of their obligations under any Relevant Document is not obtained, is revoked, suspended, withdrawn, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 103 - EME_ACTIVE-575917426.6 or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to the interests of any Finance Party, or ceases to remain in full force and effect. 26.15 Reduction of capital An Obligor reduces its authorised or issued or subscribed capital. 26.16 Loss of Rig A Rig suffers a Total Loss or is otherwise destroyed or abandoned, or a similar event occurs in relation to any other rig which may from time to time be mortgaged to the Security Agent as security for the payment of all or any part of the Indebtedness, except that a Total Loss (which term shall, for the purposes of the remainder of this Clause 26.16, include an event similar to a Total Loss in relation to any other rig) shall not be an Event of Default if: (a) that Rig or other rig is insured in accordance with the Security Documents and a claim for Total Loss is available under the terms of the relevant insurances; and (b) no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Agent in its discretion that any such refusal or dispute is likely to occur; and (c) payment of all insurance proceeds in respect of the Total Loss is made in full to the Security Agent within one hundred and eighty (180) days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Agent may in its discretion agree. 26.17 Challenge to registration The registration of a Rig or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested. 26.18 Classification and regulatory approvals Following delivery of the documents required by the Classification Society under the agreed Delayed Delivery Scheme for each Rig, the classification certificate of a Rig is withdrawn by a Classification Society or a Rig ceases to be classified with a Classification Society for any reason other than if a Rig is in stacked mode in accordance with the applicable stacking plan. 26.19 War The country of registration of a Rig becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent in its discretion considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced. 26.20 Notice of determination A Guarantor gives notice to the Security Agent to determine any obligations under a Guarantee. 26.21 Rig Defaults (a) A Rig is arrested, detained, seized, impounded in exercise or purported exercise of any possessory lien or other claim or interest and a Rig is not released within fourteen (14) days of the occurrence of the same. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 104 - EME_ACTIVE-575917426.6 (b) There is a default by any charterer under any Approved Drilling Contract, where such default shall, in the reasonable opinion of the Agent, have a Material Adverse Effect; or there is any material amendment to an Approved Drilling Contract without the Agent’s (acting on the instructions of the Lenders) prior written consent. (c) Any term of a Management Agreement or Internal Bareboat Charter is breached or any Management Agreement or Internal Bareboat Charter is terminated (whether or not in accordance with its terms) which breach or termination shall, in the reasonable opinion of the Agent, have a Material Adverse Effect. 26.22 Builder Guarantee default Any demand or claim is made or declared to be made under the Builder Guarantee or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) and is not discharged when due. 26.23 Litigation Any litigation, arbitration or administrative or investigative proceedings of or before any court, arbitral body, agency or authority have been commenced against any Obligor which are (in the opinion of the Majority Lenders): (a) reasonably likely to be adversely determined; and (b) reasonably likely to have a Material Adverse Effect. 26.24 Material adverse change Any event or circumstance occurs which, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect. 26.25 Sanctions (a) Any of the Obligors, any member of the Ultimate Parent Group or any of their Affiliates becomes a Restricted Party or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Restricted Party or any of such persons becomes the owner or controller of a Restricted Party. (b) Any proceeds of the Loan are made available, directly or indirectly, to fund any trade, business or other activities involving or for the benefit of a Restricted Person or in any country, or territory, that, at the time of such funding, is a Sanctioned Country or otherwise is, directly or indirectly, applied in a manner that would result in a violation of Sanctions by any Finance Party or any Obligor or for any purpose prohibited by Sanctions. (c) Any of the Obligors or any of their Subsidiaries takes any action resulting in a violation by such persons of Sanctions or which constitutes or would constitute any such violation by a Finance Party or any Obligor. 26.26 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders: (a) by notice to the Borrower, cancel the Total Commitments, at which time they shall immediately be cancelled, provided that in the case of an Event of Default under PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 105 - EME_ACTIVE-575917426.6 either of Clauses 26.6 (Insolvency) and 26.7 (Insolvency proceedings) the Total Commitments shall be deemed immediately cancelled without notice or demand therefor; and/or (b) by notice to the Borrower, declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, provided that in the case of an Event of Default under either of Clauses 26.6 (Insolvency) and 26.7 (Insolvency proceedings) the Loan, together with all accrued interest and all other amounts accrued or outstanding under the Finance Documents shall be deemed immediately due and payable without notice or demand therefor; and/or (c) by notice to the Borrower, declare that all or part of the Loan is payable on demand, at which time all or part of the Loan (as the case may be) shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or (d) declare that no withdrawal may be made from any Account; and/or (e) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers, or discretions under the Finance Documents. 26.27 Approved Managers Without prejudice to Clause 26.26 (Acceleration), the Borrower will, at the request of the Agent, at any time when an Insolvency Event has occurred in respect of an Approved Manager, promptly (and in any event within ten (10) Business Days) replace (or procure the replacement of) such Approved Manager appointed by the Borrower in relation to a Rig with another Approved Manager on terms approved by the Agent (acting on the instructions of the Majority Lenders) as appropriate. 27. Changes to the Lenders 27.1 Assignments and transfers by the Lenders Subject to this Clause 27, a Lender (the “Existing Lender”) may: (a) assign any of its rights; or (b) transfer by novation any of its rights and obligations, under the Finance Documents, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”). 27.2 Conditions of assignment or transfer (a) Subject to paragraph (b) below, no consent from any Obligor shall be required for any assignment or transfer by an Existing Lender. (b) The consent of the Borrower shall be required for an assignment or transfer by an Existing Lender to any Industrial Competitor, unless the assignment or transfer is made at a time when an Event of Default is continuing (c) The consent of the Borrower referred to in paragraph (b) above must not be unreasonably withheld or delayed. The Borrower will be deemed to have given its PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 106 - EME_ACTIVE-575917426.6 consent ten (10) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time. (d) An assignment will only be effective on: (i) receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and (ii) performance by the Agent of all necessary “know your customer” or other similar checks under all Applicable Laws and Applicable Codes in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. (e) A transfer will only be effective if the procedure set out in Clause 27.5 (Procedure for transfer) is complied with. (f) If: (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross up and indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. (g) Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 27.3 Assignment or transfer fee The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$5,000. 27.4 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for: (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of any Obligor; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 107 - EME_ACTIVE-575917426.6 (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its Affiliates in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its Affiliates whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 27; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise. 27.5 Procedure for transfer (a) Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all Applicable Laws and Applicable Codes in relation to the transfer to such New Lender. (c) Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 108 - EME_ACTIVE-575917426.6 Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a “Lender”. 27.6 Procedure for assignment (a) Subject to the conditions set out in Clause 27.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement. (b) The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all Applicable Laws and Applicable Codes in relation to the assignment to such New Lender. (c) Subject to Clause 27.9 (Pro rata interest settlement), on the Transfer Date: (i) the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement; (ii) the Existing Lender will be released by each Obligor and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and (iii) the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations. (d) The Lenders may utilise procedures other than those set out in this Clause (d) to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 27.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 27.2 (Conditions of assignment or transfer). 27.7 Copy of Transfer Certificate or Assignment Agreement to Borrower The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 109 - EME_ACTIVE-575917426.6 27.8 Security over Lenders’ rights In addition to the other rights provided to Lenders under this Clause 27, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (a) any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and (b) in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall: (i) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or (ii) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. 27.9 Pro rata interest settlement If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 27.5 (Procedure for transfer) or any assignment pursuant to Clause 27.6 (Procedure for assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period): (a) any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than 6 months, on the next of the dates which falls at 6 monthly intervals after the first day of that Interest Period); and (b) the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts, so that, for the avoidance of doubt: (i) when the Accrued Amounts become payable, those Accrued Amounts will be payable to the Existing Lender; and (ii) the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 27.9, have been payable to it on that date, but after deduction of the Accrued Amounts. 28. Changes to the Obligors 28.1 Assignment and transfer by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 110 - EME_ACTIVE-575917426.6 28.2 Formation of Rig Operators and accession as Additional Guarantors (a) Subject to compliance with the provisions of (c) and (d) of Clause 19.7 (“Know your customer” checks), the Borrower may request that it form a wholly owned Subsidiary to act an operating company in relation to a Rig pursuant to an Internal Bareboat Charter, provided that: (i) such entity is newly formed special purpose vehicle formed in a jurisdiction acceptable the Agent (acting on the instructions of the Majority Lenders, which agreement may not be unreasonably withheld or delayed); (ii) such entity shall be formed in order to enable entry into an Approved Drilling Contract in respect of a Rig; (iii) one hundred per cent (100%) of the shares or membership interests in such entity are legally and beneficially owned directly by the Borrower. (b) The Agent shall permit the incorporation of that Rig Operator, and that Rig Operator shall become an Additional Guarantor if: (i) the Borrower and that Rig Operator deliver to the Agent a duly completed and executed Accession Letter; and (ii) the Agent has received all the documents and evidence listed in Schedule 2Part III (Conditions Precedent to Accession by Additional Guarantor) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. (c) The Agent shall notify the Borrower and the Lenders promptly upon being satisfied that is has received (in form and substance satisfactory to it) all the documents and evidence listed in Schedule 2Part III (Conditions Precedent to Accession by Additional Guarantor). (d) Other than to the extent that the Majority Lender notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any notification. 28.3 Winding up of Rig Operators and resignation as Guarantors (a) The Borrower may request that a Rig Operator that is redundant in the Borrower Group following the expiry of an Approved Drilling Contract ceases to be a Guarantor by the delivering to the Agent a Resignation Letter. (b) The Agent shall accept a Resignation Letter and notify the Borrower and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Borrower has confirmed this is the case); (ii) all Lenders have consented to the Borrower’s request; and (iii) the effectiveness of such acceptance shall be concurrent with completion of a solvent liquidation of such Rig Operator. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 111 - EME_ACTIVE-575917426.6 28.4 Release of Security upon sale (a) If a Rig is the subject of a Permitted Rig Disposal, then: (i) upon receipt of all amounts required to prepaid under Clause 7.3 (Mandatory prepayment – sale/Total Loss), the Agent shall effect the discharge of the Mortgage; (ii) contemporaneously with the closing of the Earnings Account relating to the Rig Owner owning the subject Rig, release the relevant Account Charge, in each case at the cost and expense of the Borrower. (b) Following a Permitted Rig Disposal, the Borrower shall procure that the relevant Rig Owner is wound up as soon as reasonably practical thereafter. 28.5 Distressed Disposal / Appropriation (a) If a Distressed Disposal or Appropriation is being effected by the Security Agent (acting on the instructions of the Majority Lenders), the Security Agent is irrevocably authorised (at the cost of the Borrower) by each Finance Party and Transaction Obligor (each such Finance Party or Transaction Obligor, a “Creditor”) and without any consent, sanction authority or further confirmation from any Creditor: (i) to release the Transaction Security or any other claim over the asset subject to the Distressed Disposal or Appropriation and execute and deliver or enter into any release of that Transaction Security or claim and issue any letters of non- crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable; (ii) if the asset subject to the Distressed Disposal or Appropriation consists of shares in the capital of an Obligor (a “Debtor”) or any Holding Company of that Debtor, to release: (1) that Debtor and any Subsidiary of that Debtor from all or any part of: a. its Borrower Liabilities; b. its Guarantee Liabilities; and c. its Other Liabilities. (2) any Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets; on behalf of the Creditors and the Debtors. (b) Each Creditor and Debtor will: (i) do all things that the Security Agent requests in order to give effect to this Clause 28.5 (which shall include, without limitation, the execution of any documents that the Security Agent may consider to be necessary to give effect to the releases or disposals contemplated herein); and (ii) if the Security Agent is not entitled to take any of the actions contemplated by this Clause 28.5 or if the Security Agent requests that any Creditor or Debtor PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 112 - EME_ACTIVE-575917426.6 take any such action, take that action itself in accordance with the instructions of the Security Agent, provided that the proceeds of those disposals are applied in accordance with the Finance Documents. (c) For the purpose of this Clause 28.5: “Appropriation” means the appropriation (or similar process) of the shares in the capital of a member of the Ultimate Parent Group by the Security Agent (or any attorney, agent or delegate of the Security Agent or any receiver, manager or administrative receiver of the whole or any part of any Charged Property) which is effected (to the extent permitted under the relevant Security Document and Applicable Law) by enforcement of the Transaction Security. “Borrower Liabilities” means, in relation to a member of the Ultimate Parent Group, the liabilities and obligations (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor in respect of Financial Indebtedness arising under the Finance Documents or any Permitted Intercompany Loan (whether incurred solely or jointly and including, without limitation, liabilities and obligations as a borrower under the Finance Documents). “Distressed Disposal” means a disposal of an asset of a member of the Ultimate Parent Group which is: (i) being effected at the request of the Majority Lenders in circumstances where the Transaction Security has become enforceable; or (ii) being effected by enforcement of the Transaction Security; or (iii) being effected, after the Agent exercises any of its rights under Clause 26.26 (Acceleration) or the enforcement of any Transaction Security, by a Debtor to a person or persons which is, or are, not a member, or members, of the Ultimate Parent Group. “Guarantee Liabilities” means, in relation to a member of the Ultimate Parent Group, the liabilities and obligations under the Finance Documents or any Permitted Intercompany Loan (present or future, actual or contingent and whether incurred solely or jointly) it may have to a Creditor or Debtor as or as a result of its being a guarantor or surety (including, without limitation, liabilities and obligations arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of the Finance Documents). “Other Liabilities” means, in relation to a member of the Ultimate Parent Group, any trading and other liabilities and obligations (not being Borrower Liabilities or Guarantee Liabilities) it may have to a Transaction Obligor or an Affiliate thereof. 29. Role of the Agent and the Security Agent 29.1 The Agent and the Security Agent (a) Each of the Finance Parties appoints the Agent to act as its agent under and in connection with the Finance Documents. (b) The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 113 - EME_ACTIVE-575917426.6 (c) Each of the Finance Parties authorises the Agent and the Security Agent: (i) to exercise the rights, powers, authorities and discretions specifically given to the Agent and the Security Agent (as applicable) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions; and (ii) to execute each of the Security Documents and all other documents approved by the Majority Lenders or all Lenders (as the case may be) for execution by it. (d) Each of the Lenders irrevocably appoints the Security Agent as trustee on its behalf with regard to (i) the security, powers, rights, titles, benefits and interests (both present and future) constituted by and conferred on the Finance Parties or any of them or for the benefit thereof under or pursuant to this Agreement, or any of the Finance Documents (including, without limitation, the benefit of all covenants, undertakings, representations, warranties and obligations given, made or undertaken to any Finance Party in this Agreement, or any Finance Document), (ii) all moneys, property and other assets paid or transferred to or vested in any Finance Party or any agent of any Finance Party or received or recovered by any Finance Party or any agent of any Finance Party pursuant to, or in connection with, this Agreement or the Finance Documents whether from any Obligor or any other person and (iii) all money, investments, property and other assets at any time representing or deriving from any of the foregoing, including all interest, income and other sums at any time received or receivable by any Finance Party or any agent of any Finance Party in respect of the same (or any part thereof). 29.2 Enforcement through Security Agent only The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent. 29.3 Instructions (a) Each of the Agent and the Security Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent or Security Agent (as applicable) in accordance with any instructions given to it by: (1) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (2) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (1) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties). (b) Each of the Agent and the Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 114 - EME_ACTIVE-575917426.6 and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent or Security Agent (as applicable) may refrain from acting unless and until it receives those instructions or that clarification. (c) Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent or Security Agent (as applicable) by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties. (d) Paragraph (c) above shall not apply: (i) where a contrary indication appears in a Finance Document; (ii) where a Finance Document requires the Agent or the Security Agent to act in a specified manner or to take a specified action; (iii) in respect of any provision which protects the Agent’s or Security Agent’s own position in its personal capacity as opposed to its role of Agent or Security Agent for the relevant Finance Parties or Secured Parties (as applicable) including, without limitation, Clause 29.5 (No fiduciary duties) to Clause 29.10 (Exclusion of liability), Clause 29.13 (Confidentiality) to Clause 29.21 (Custodians and nominees) and Clause 29.24 (Acceptance of title) to Clause 29.28 (Disapplication of Trustee Acts); (iv) in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of: (1) Clause 30.1 (Application of receipts – Security Agent); (2) Clause 30.3 (Prospective liabilities); and (3) Clause 30.2 (Deductions from receipts). (e) If giving effect to instructions given by the Majority Lenders would (in the Agent’s or (as applicable) the Security Agent’s opinion) have an effect equivalent to an amendment or waiver referred to in Clause 39 (Remedies and waivers), the Agent or (as applicable) Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Agent or Security Agent) whose consent would have been required in respect of that amendment or waiver. (f) In exercising any discretion to exercise a right, power or authority under the Finance Documents where either: (i) it has not received any instructions as to the exercise of that discretion; or (ii) the exercise of that discretion is subject to paragraph (d)(iv) above, the Agent or Security Agent shall do so having regard to the interests of (in the case of the Agent) all the Finance Parties and (in the case of the Security Agent) all the Secured Parties. (g) The Agent or the Security Agent (as applicable) may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 115 - EME_ACTIVE-575917426.6 require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions. (h) Without prejudice to the remainder of this Clause 29.3 (Instructions), in the absence of instructions, each of the Agent and the Security Agent may act (or refrain from acting) as it considers to be in the best interest of (in the case of the Agent) the Finance Parties and (in the case of the Security Agent) the Secured Parties. (i) Neither the Agent nor the Security Agent is authorised to act on behalf of a Finance Party (without first obtaining that Finance Party’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Security or Security Documents. 29.4 Duties of the Agent and Security Agent (a) The duties of the Agent and the Security Agent under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, each of the Agent and the Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent or Security Agent (as applicable) for that Party by any other Party. (c) Without prejudice to Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement. (d) Except where a Finance Document specifically provides otherwise, neither the Agent nor the Security Agent is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent or the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties. (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties. (g) Each of the Agent and the Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 29.5 No fiduciary duties (a) Nothing in any Finance Document constitutes: (i) the Agent as a trustee or fiduciary of any other person; or (ii) the Security Agent as an agent, trustee or fiduciary of any Obligor. (iii) Neither the Agent nor the Security Agent shall be bound to account to any other Finance Party or (in the case of the Security Agent) any Secured Party or the profit element of any sum received by it for its own account. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 116 - EME_ACTIVE-575917426.6 (iv) The provisions of this Clause 29.5 shall apply even if, notwithstanding and contrary to this Clause 29.5, any provision of any Finance Document by operation of law has the effect of constituting the Agent as a true or fiduciary of any person, or the Security Agent as an agent, trustee or fiduciary of any Obligor or otherwise requiring the Agent, the Security Agent or the Arrange to account to any other Finance Party or Secured Party (as the case may be). 29.6 Business with the Ultimate Parent Group The Agent and the Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or any Affiliate of an Obligor. 29.7 Rights and discretions (a) Each of the Agent and the Security Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (1) any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and (2) unless it has received notice of revocation, that those instructions have not been revoked; and (3) rely on a certificate from any person: a. as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or b. to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph a above, may assume the truth and accuracy of that certificate. (b) Each of the Agent and the Security Agent may assume (unless it has received notice to the contrary in its capacity as agent or Security Agent for the Finance Parties or Secured Parties) that: (i) no Default has occurred (unless, in the case of the Agent, it has actual knowledge of a Default arising under Clause 26.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and (iii) any notice or request made by an Obligor (other than the Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 117 - EME_ACTIVE-575917426.6 (c) Each of the Agent and the Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, each of the Agent and the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent or Security Agent (as applicable), (and so separate from any lawyers instructed by the Lenders) if the Agent or Security Agent (as applicable), in its reasonable opinion deems this to be desirable. (e) Each of the Agent and the Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. (f) Each of the Agent and the Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not: (i) be liable for any error of judgment made by any such person; or (ii) be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person, unless such error or such loss was directly caused by the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct. (g) Unless a Finance Document expressly provides otherwise each of the Agent and the Security Agent may disclose to any other Party any information it reasonably believes it has received as agent or Security Agent under the Finance Documents. (h) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (i) The Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of paragraph (a)(ii) of Clause 10.2 (Market disruption). (j) Notwithstanding any provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 29.8 Responsibility for documentation Neither the Agent nor the Security Agent, is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Security Agent, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 118 - EME_ACTIVE-575917426.6 Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; or (c) any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by Applicable Law or Applicable Codes relating to insider dealing or otherwise. 29.9 No duty to monitor Neither, the Agent nor the Security Agent shall be bound to enquire: (a) whether or not any Default has occurred; (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 29.10 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent or any Receiver or Delegate), none of the Agent, the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Security Property; (iii) any shortfall which arises on the enforcement or realisation of the Security Property; or (iv) without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of: (1) any act, event or circumstance not reasonably within its control; or (2) the general risks of investment in, or the holding of assets in, any jurisdiction, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 119 - EME_ACTIVE-575917426.6 including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of god; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Agent, the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate, in respect of any claim it might have against the Agent, the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Security Property and any officer, employee or agent of the Agent, the Security Agent, a Receiver or a Delegate may rely on this Clause. (c) Neither the Agent nor the Security Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent or the Security Agent (as applicable) if the Agent or Security Agent (as applicable) has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent or the Security Agent (as applicable) for that purpose. (d) Nothing in this Agreement shall oblige the Agent or the Security Agent to carry out: (i) any “know your customer” or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party, on behalf of any Finance Party and each Finance Party confirms to the Agent and the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Security Agent. (e) Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Agent, the Security Agent, any Receiver or Delegate, any liability of the Agent, the Security Agent, any Receiver or Delegate arising under or in connection with any Finance Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent, the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent, the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Agent, the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent, the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 120 - EME_ACTIVE-575917426.6 29.11 Lenders’ indemnity to the Agent and Security Agent (a) Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, the Security Agent and every Receiver and every Delegate, within three (3) Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Agent’s, Security Agent’s Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 33.10 (Disruption to Payment Systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Security Agent, Receiver or Delegate under the Finance Documents (unless the relevant Agent, Security Agent, Receiver or Delegate has been reimbursed by an Obligor pursuant to a Finance Document). (b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent or the Security Agent pursuant to paragraph (a) above. (c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent or the Security Agent to an Obligor. 29.12 Resignation of the Agent and the Security Agent (a) Each of the Agent and/or the Security Agent may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower. (b) Alternatively the Agent or the Security Agent may resign by giving thirty (30) days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable). (c) If the Majority Lenders have not appointed a successor Agent or Security Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Agent or Security Agent (as applicable) (after consultation with the other Finance Parties and the Borrower) may appoint a successor Agent or Security Agent (as applicable). (d) The retiring Agent or Security Agent (as applicable) shall make available to the successor Agent or Security Agent (as applicable) such documents and records and provide such assistance as the successor Agent or Security Agent may reasonably request for the purposes of performing its functions as Agent or Security Agent (as applicable) under the Finance Documents. The Borrower shall, within three (3) Business Days of demand, reimburse the retiring Agent or Security Agent (as applicable) for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (e) The resignation notice of the Agent or Security Agent (as applicable) shall only take effect upon: (i) the appointment of a successor; and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 121 - EME_ACTIVE-575917426.6 (ii) (in the case of the Security Agent) the transfer of the Security Property to that successor. (f) Upon the appointment of a successor, the retiring Agent or Security Agent (as applicable) shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (ii) of Clause 29.25 (Winding up of trust) and (e) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent) and this Clause 29.12 (and any fees for the account of the retiring Agent or Security Agent (as applicable) shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) After consultation with the Borrower, the Majority Lenders may, by giving thirty (30) days’ notice to the Agent or Security Agent (as applicable), require it to resign in accordance with paragraph (b) above. In this event, the Agent or Security Agent (as applicable) shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrower. (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 12.7 (FATCA information) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Borrower or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign. 29.13 Confidentiality (a) In acting as agent or trustee for the Finance Parties, the Agent or the Security Agent (as applicable) shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent or Security Agent, it may be treated as confidential to that division or department and the Agent or Security Agent (as applicable) shall not be deemed to have notice of it. (c) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Security Agent is obliged to disclose to any other person (i) any PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 122 - EME_ACTIVE-575917426.6 confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty. 29.14 Relationship with the other Finance Parties (a) Subject to Clause 27.9 (Pro rata interest settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address and electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, electronic mail address, department and officer by that Lender for the purposes of Clause 36.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. (c) Each Finance Party shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. 29.15 Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Ultimate Parent Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Security Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 123 - EME_ACTIVE-575917426.6 made or executed in anticipation of, under or in connection with any Finance Document or the Security Property; (d) the adequacy, accuracy or completeness of any information provided by the Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (e) the right or title of any person in or to, or the value or sufficiency of any part of, the Security Property, the priority of any of the Transaction Security or the existence of any Security affecting the Security Property. 29.16 Reference Banks The Agent shall (if so instructed by the Majority Lenders and in consultation with the Borrower) replace a Reference Bank with another bank or financial institution. 29.17 Agent’s and Security Agent’s management time (a) Any amount payable to the Agent or Security Agent under Clause 14.3 (Indemnity to the Agent), Clause 14.4 (Indemnity to the Security Agent), Clause 16 (Costs and expenses) and Clause 29.11 (Lenders’ indemnity to the Agent and Security Agent) shall include the cost of utilising the management time or other resources of the Agent or Security Agent (as applicable) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or Security Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Agent or Security Agent under Clause 11 (Fees). (b) Without prejudice to paragraph (a) above, in the event of: (i) a Default; (ii) the Security Agent being requested by an Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrower agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or (iii) the Security Agent and the Borrower agreeing that it is otherwise appropriate in the circumstances, the Borrower shall pay to the Security Agent any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below. (c) If the Security Agent and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrower or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrower) and the determination of any investment bank shall be final and binding upon the Parties. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 124 - EME_ACTIVE-575917426.6 29.18 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 29.19 No responsibility to perfect Transaction Security The Security Agent shall not be liable for any failure to: (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Security Property; (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security; (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security; (d) take, or to require any Obligor to take, any step to perfect its title to any of the Security Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or (e) require any further assurance in relation to any Security Document. 29.20 Insurance by Security Agent (a) The Security Agent shall not be obliged: (i) to insure any of the Security Property; (ii) to require any other person to maintain any insurance; or (iii) to verify any obligation to arrange or maintain insurance contained in any Finance Document, and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance. (b) Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within fourteen (14) days after receipt of that request. 29.21 Custodians and nominees The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 125 - EME_ACTIVE-575917426.6 the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person. 29.22 Delegation by the Security Agent (a) Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such. (b) That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties. (c) No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate. 29.23 Additional Security Agents (a) The Security Agent may, at any time, appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it: (i) if it considers that appointment to be in the interests of the Secured Parties; (ii) for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Borrower and the Finance Parties of that appointment. (b) Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment. (c) The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent. 29.24 Acceptance of title The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Security Property and shall not be liable for, or bound to require any Obligor to remedy, any defect in its right or title. 29.25 Winding up of trust If the Security Agent, with the approval of the Agent, determines that: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 126 - EME_ACTIVE-575917426.6 (a) all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and (b) no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, then: (i) the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and (ii) any Security Agent which has resigned pursuant to Clause 29.12 (Resignation of the Agent and the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document. 29.26 Perpetuity period The trusts constituted by this Agreement are governed by English law and the perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of 125 years from the date of this Agreement. 29.27 Powers supplemental to Trustee Acts The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise. 29.28 Disapplication of Trustee Acts Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act. 29.29 Parallel Debt (a) Each Obligor irrevocably and unconditionally undertakes to pay (and shall procure that each other Obligor shall pay) to the Security Agent all amounts equal to, and in the currency or currencies of, its Corresponding Debt (such amounts of each relevant Obligor being its “Parallel Debt”. (b) The Parallel Debt of an Obligor: (i) shall become due and payable at the same time as its Corresponding Debt; (ii) is independent and separate from, and without prejudice to, its Corresponding Debt. (c) For purposes of this Clause 29.29 , the Security Agent: (i) is the independent and separate creditor of each Parallel Debt; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 127 - EME_ACTIVE-575917426.6 (ii) acts in its own name and not as agent, representative or trustee of the Finance Parties and its claims in respect of each Parallel Debt shall not be held on trust; and (iii) shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding). (d) The Parallel Debt of an Obligor shall be: (i) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and (ii) increased to the extent that its Corresponding Debt has increased, and the Corresponding Debt of an Obligor shall be: (iii) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged; and (iv) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt. (e) All amounts received or recovered by the Security Agent in connection with this Clause 29.29 to the extent permitted by Applicable Law, shall be applied in accordance with Clause 30.1 (Application of receipts – Security Agent). (f) This Clause 29.29 shall apply, with any necessary modifications, to each Finance Document. 30. Application of Proceeds 30.1 Application of receipts – Security Agent (a) Except as expressly stated to the contrary in any Finance Document, any moneys which the Security Agent receives or recovers and which are, or are attributable to, Security Property (for the purposes of this Clause 30 (Application of Proceeds), the “Recoveries”) shall be transferred to the Agent for application in accordance with Clause 33.5 (Application of Receipts – Partial Payments). (b) Paragraph (a) above is without prejudice to the rights of the Security Agent, each Receiver and each Delegate: (i) to be indemnified out of the Charged Property in accordance with any provision of any Finance Document; and (ii) under any Finance Document to credit any moneys received or recovered by it to any suspense account. (c) Any transfer by the Security Agent to the Facility Agent in accordance with paragraph (a) above shall be a good discharge, to the extent of that payment, by the Security Agent. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 128 - EME_ACTIVE-575917426.6 (d) The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) of this Clause 30.1 (Application of receipts – Security Agent) in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated. 30.2 Deductions from receipts (a) Before transferring any moneys to the Facility Agent under Clause 30.1 (Application of receipts – Security Agent), the Security Agent may, in its discretion: (i) deduct any sum then due and payable under this Agreement or any other Finance Documents to the Security Agent or any Receiver or Delegate and retain that sum for itself or, as the case may require, pay it to another person to whom it is then due and payable; (ii) set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any Applicable Law to make from any distribution or payment made by it under this Agreement; and (iii) pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement). (b) For the purposes of paragraph (a)(i) above, if the Security Agent has become entitled to require a sum to be paid to it on demand, that sum shall be treated as due and payable, even if no demand has yet been served. 30.3 Prospective liabilities Following acceleration of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit acting reasonably (the interest being credited to the relevant account) for later payment to the Agent for application in accordance with Clause 33.5 (Application of Receipts – Partial Payments) in respect of: (a) any sum to the Security Agent, any Receiver or any Delegate; and (b) any part of the Secured Liabilities, that the Security Agent or, in the case of paragraph (b) only, the Agent, reasonably considers, in each case, might become due or owing at any time in the future. 30.4 Investment of proceeds Prior to the application of the proceeds of the Recoveries in accordance with Clause 30.1 (Application of receipts – Security Agent) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those moneys in the Security Agent’s discretion in accordance with the provisions of this Clause 30. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 129 - EME_ACTIVE-575917426.6 30.5 Currency Conversion (a) For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange. (b) The obligations of any Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion. 30.6 Good Discharge (a) Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Agent on behalf of the Finance Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent. (b) The Security Agent is under no obligation to make the payments to the Agent under paragraph (a) of this Clause 30.6 in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated. 31. Conduct of business by the Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 32. Sharing among the Finance Parties 32.1 Payments to Finance Parties If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 33 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 33 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 33.5 (Application of Receipts – Partial Payments). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 130 - EME_ACTIVE-575917426.6 32.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 33.5 (Application of Receipts – Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties. 32.3 Recovering Finance Party’s rights On a distribution by the Agent under Clause 32.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor. 32.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and (b) as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor. 32.5 Exceptions (a) This Clause 32 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 33. Payment mechanics 33.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 131 - EME_ACTIVE-575917426.6 (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies. 33.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 33.3 (Distributions to an Obligor) and Clause 33.4 (Clawback and pre- funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party). 33.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 34 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 33.4 Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower: (i) the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 33.5 Application of Receipts – Partial Payments If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 132 - EME_ACTIVE-575917426.6 (a) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Agent, the Security Agent, any Receiver and any Delegate under the Finance Documents; (b) SECOND, in or towards payment pro rata of any accrued interest and fees due but unpaid to the Lenders under this Agreement; (c) THIRD, in or towards payment pro rata of any principal due but unpaid to the Lenders under this Agreement; and (d) FOURTH, in or towards payment pro rata of any other sum due to any Finance Party but unpaid under the Finance Documents; 33.6 No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 33.7 Business Days (a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 33.8 Currency of account (a) Subject to paragraphs (b) and (c) below, US$ is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (c) Any amount expressed to be payable in a currency other than US$ shall be paid in that other currency. 33.9 Change of currency (a) Unless otherwise prohibited by Applicable Law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 133 - EME_ACTIVE-575917426.6 (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency. 33.10 Disruption to Payment Systems etc. If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred: (a) the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances; (b) the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; (c) the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 40 (Amendments and waivers); (e) the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 33.10; and (f) the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above. 34. Set-off A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 35. Contractual recognition of bail-in Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability, including (without limitation): PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 134 - EME_ACTIVE-575917426.6 (i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 36. Notices 36.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter. 36.2 Addresses The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Borrower, that specified in Schedule 1 (The Original Parties); (b) in the case of each Lender, that specified in Schedule 1 (The Original Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Agent on or before the date it becomes a Party; (c) in the case of the Agent and the Security Agent, that specified in Schedule 1 (The Original Parties), or, in each case, any substitute address or email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice. 36.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective: (i) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; (ii) if by way of email, when received in readable form. and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 135 - EME_ACTIVE-575917426.6 substitute department or officer as the Agent or Security Agent shall specify for this purpose). (c) All notices from or to an Obligor shall be sent through the Agent. (d) Any communication or document made or delivered to the Borrower in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors. (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day. 36.4 Notification of address and email address Promptly upon receipt of notification of an address or email address or change of address or email address pursuant to Clause 36.2 (Addresses) or changing its own address or email address, the Agent shall notify the other Parties. 36.5 Electronic communication (a) Any communication to be made between any two parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days’ notice. (b) Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance party may only be made in that way to the extent that those two parties agree that, unless and until notified to the contrary, this is to be an accepted for on communication. (c) Any electronic communication as specified in paragraph (a) above made between any two parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a party to the Agent or Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose. (d) Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (e) Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 36.5. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 136 - EME_ACTIVE-575917426.6 36.6 English language (a) Any notice given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 37. Calculations and certificates 37.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate. 37.2 Certificates and determinations Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates. 37.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice. 38. Partial invalidity If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 39. Remedies and waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any of the Finance Documents on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 137 - EME_ACTIVE-575917426.6 40. Amendments and waivers 40.1 Required consents (a) (Subject to Clause 40.3 (All Lender matters) and Clause 40.4 (Other exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40. (c) Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 29.7 (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. (d) Each Obligor agrees to any such amendment or waiver permitted by this Clause 40.1 which is agreed to by the Borrower. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Obligors. 40.2 Excluded Commitments If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any of the terms of the Finance Document or other vote of Lenders under the terms of this Agreement within fifteen (15) Business Days or (in the case of a matter that requires the consent or approval of all Lenders) twenty (20) Business Days of that request being made: (a) its Commitment and/or participation in the Loan then outstanding shall not be included for the purpose of calculating the Total Commitments or participations under the Facility when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and (b) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 40.3 All Lender matters An amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of “Majority Lenders” in Clause 1.1 (Definitions); (b) a postponement or extension to the date of payment of any amount under the Finance Documents; (c) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (d) a change in currency of payment of any amount under the Finance Documents; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 138 - EME_ACTIVE-575917426.6 (e) an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility; (f) a change to any Obligor; (g) any provision which expressly requires the consent of all the Lenders; (h) any change to the preamble (Background), Clause 2.1 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 8 (Interest), Clause 27 (Changes to the Lenders), this Clause 40, Clause 43 (Governing law) or Clause 44.1 (Jurisdiction). (i) (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of: (i) the guarantee and indemnity granted under Clause 17 (Guarantee and indemnity); (ii) the Security Property; or (iii) the manner in which the proceeds of enforcement of the Transaction Security are distributed (except in the case of paragraphs (ii) and (iii) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document); or (j) the release of, or material variation to, any guarantee and indemnity granted under Clause 17 (Guarantee and indemnity) or of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made, or given, without the prior consent of all the Lenders. 40.4 Other exceptions An amendment or waiver which relates to the rights or obligations of the Agent or the Security Agent (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be, the Security Agent. 40.5 Replacement of Screen Rate Subject to Clause 40.4 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate, any amendment or waiver which relates to: (a) providing for the use of a Replacement Benchmark in place of that Screen Rate; and (b) (i) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (ii) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 139 - EME_ACTIVE-575917426.6 consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (iii) implementing market conventions applicable to that Replacement Benchmark; (iv) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or (v) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower. 41. Confidentiality 41.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 41.2 (Disclosure of Confidential Information) and Clause 41.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information; provided that, unless an Event of Default is continuing, no Finance Party shall be permitted to disclose Confidential Information to any Industrial Competitor which is a potential assignee, transferee or sub-participant for the purposes of Clauses 41.2(b)(i) or 41.2(b)(ii). 41.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 140 - EME_ACTIVE-575917426.6 transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; (iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 29.14 (Relationship with the other Finance Parties)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any Applicable Law or Applicable Code; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 27.8 (Security over Lenders’ rights); (viii) who is a Party, a member of the Ultimate Parent Group or any Affiliate of an Obligor; or (ix) with the consent of the Borrower; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (1) in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (2) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (3) in relation to paragraphs (b)(v), and (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 141 - EME_ACTIVE-575917426.6 (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party; (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 41.3 Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; (iv) date of this Agreement; (v) the name of the Agent; (vi) date of each amendment of this Agreement; (vii) amount of Total Commitments; (viii) currency of the Facility; (ix) type of Facility; (x) ranking of Facility; (xi) Termination Date for Facility; (xii) changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and (xiii) such other information agreed between such Finance Party and the Obligors, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 142 - EME_ACTIVE-575917426.6 (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) Each Obligor represents that none of the information set out in paragraphs (a)(i) to (a)(xiii) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information. (d) The Agent shall notify the Borrower and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facility and/or one or more Obligors; and (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Obligors by such numbering service provider. 41.4 Entire agreement This Clause 41 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 41.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 41.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph 41.2(b)(iv) of Clause 41.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 41 (Confidentiality). 41.7 Continuing obligations The obligations in this Clause 41 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

- 143 - EME_ACTIVE-575917426.6 (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 42. Counterparts Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document. 43. Governing law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 44. Enforcement 44.1 Jurisdiction (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”). (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) This Clause 44.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 44.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor: (i) irrevocably appoints Borr Drilling Management (UK) Limited c/o Magni Partners, 40 Bruton Street, Mayfair, London, W1J 6QZ, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and (ii) agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned. (b) If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five (5) days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose. THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS ("[***]").

SCHEDULE 1
THE ORIGINAL PARTIES

PART I
THE OBLIGORS

BORROWER

Name of Borrower	Jurisdiction of Incorporation	Registered Address and, if applicable, Registration No.	Address for Communication
Borr Midgard Assets Ltd. ("Borrower")	Bermuda	S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda Registration No: 54738	S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda

GUARANTORS

RIG OWNERS

Name of Rig Owner	Jurisdiction of Incorporation	Registered Address and, if applicable, Registration No.	Address for Communication
Borr Skald Inc. ("Rig Owner A")	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda
Borr Saga Inc. ("Rig Owner |B")	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda
Borr Jack-Up XXXII Inc. ("Rig Owner C")	Republic of the Marshall Islands	Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960	S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda

HOLDCO

Name of HoldCo	Jurisdiction of Incorporation	Registered Address and, if applicable, Registration No.	Address for Communication
Borr Midgard Holding Ltd.	Bermuda	S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda Registration No: 54739	S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda

- 144 -

EME_ACTIVE-575917426.6

- 145 - EME_ACTIVE-575917426.6 ULTIMATE PARENT Name of Ultimate Parent Jurisdiction of Incorporation Registered Address and, if applicable, Registration No. Address for Communication Borr Drilling Limited Bermuda S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda Registration No: 5141 S. E. Pearman Building, 2nd Fl, 9 Par-la-Ville Road, Hamilton HM11, Bermuda PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

146 EME_ACTIVE-575917426.6 PART II THE ORIGINAL LENDERS ORIGINAL LENDERS Name of Original Lender Tranche A (USD) Tranche B (USD) Tranche C (USD) Total Commitment (USD) Address for Communication Hayfin DLF III LuxCo 1 S.à r.l. 40,709,025.75 40,709,025.75 40,709,025.75 122,127,077.25 Address for notices: One Eagle Place, London, SW1Y 6AF Registered address: 5, rue Guillaume Kroll, L-1882 Luxembourg Email: Loanops@hayfin.com / smajeski@breakwatercapital.co.uk / kstorebo@breakwatercapital.co.uk Admin Notices: 14696804428@tls.ldsprod.com Hayfin Sapphire IV LuxCo SCA 4,614,092.44 4,614,092.44 4,614,092.44 13,842,277.32 Address for notices: One Eagle Place, London, SW1Y 6AF Registered address: 5, rue Guillaume Kroll, L-1882 Luxembourg Email: Loanops@hayfin.com / smajeski@breakwatercapital.co.uk / kstorebo@breakwatercapital.co.uk Admin Notices: 14696804428@tls.ldsprod.com PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

147 EME_ACTIVE-575917426.6 SC HCM EU PD S.à r.l. 4,614,092.44 4,614,092.44 4,614,092.44 13,842,277.32 Address for notices: One Eagle Place, London, SW1Y 6AF Registered address: 5, rue Guillaume Kroll, L-1882 Luxembourg Email: Loanops@hayfin.com / smajeski@breakwatercapital.co.uk / kstorebo@breakwatercapital.co.uk Admin Notices: 14696804428@tls.ldsprod.com Hayfin Big Cypress LuxCo S.à r.l. 2,721,391.72 2,721,391.72 2,721,391.72 8,164,175.16 Address for notices: One Eagle Place, London, SW1Y 6AF Registered address: 5, rue Guillaume Kroll, L-1882 Luxembourg Email: Loanops@hayfin.com / smajeski@breakwatercapital.co.uk / kstorebo@breakwatercapital.co.uk Admin Notices: 14696804428@tls.ldsprod.com Hayfin Onyx LuxCo 2 SCA 3,076,061.63 3,076,061.63 3,076,061.63 9,228,184.89 Address for notices: One Eagle Place, London, SW1Y 6AF Registered address: 5, rue Guillaume Kroll, L-1882 Luxembourg PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

148 EME_ACTIVE-575917426.6 Email: Loanops@hayfin.com / smajeski@breakwatercapital.co.uk / kstorebo@breakwatercapital.co.uk Admin Notices: 14696804428@tls.ldsprod.com Hayfin Opal III LP 3,845,077.04 3,845,077.04 3,845,077.04 11,535,231.12 Addresses for notices: One Eagle Place, London, SW1Y 6AF Registered address: One Eagle Place, London, SW1Y 6AF Email: Loanops@hayfin.com / smajeski@breakwatercapital.co.uk / kstorebo@breakwatercapital.co.uk Admin Notices: 14696804428@tls.ldsprod.com Hayfin Topaz Luxco 2 SCA 1,230,424.65 1,230,424.65 1,230,424.65 3,691,273.95 Address for notices: One Eagle Place, London, SW1Y 6AF Registered address: 5, rue Guillaume Kroll, L-1882 Luxembourg Email: Loanops@hayfin.com / smajeski@breakwatercapital.co.uk / kstorebo@breakwatercapital.co.uk Admin Notices: 14696804428@tls.ldsprod.com Hayfin PT Luxco 2 S.à r.l. 4,189,834.33 4,189,834.33 4,189,834.33 12,569,502.99 Address for notices: One Eagle Place, London, SW1Y 6AF Registered address: 5, rue PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

149 EME_ACTIVE-575917426.6 Guillaume Kroll, L-1882 Luxembourg Email: Loanops@hayfin.com / smajeski@breakwatercapital.co.uk / kstorebo@breakwatercapital.co.uk Admin Notices: 14696804428@tls.ldsprod.com Total 65,000,000 65,000,000 65,000,000 195,000,000 PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

150 EME_ACTIVE-575917426.6 PART III AGENT AND SECURITY AGENT AGENT Name of Agent Address for Communication Hayfin Services LLP One Eagle Place, London, SW1Y 6AF, England Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations SECURITY AGENT Name of Security Agent Address for Communication Hayfin Services LLP One Eagle Place, London, SW1Y 6AF, England Fax: +44 207 785 6829 E-mail: loanops@hayfin.com Attention: Loan Operations PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

151 EME_ACTIVE-575917426.6 SCHEDULE 2 CONDITIONS PRECEDENT PART I CONDITIONS PRECEDENT TO UTILISATION REQUEST (1) Constitutional documents. Copies of the constitutional documents of each Obligor, together with such other evidence as the Agent may reasonably require that each Obligor is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party. (2) Certificates of good standing. A certificate of good standing in respect of each Obligor (or equivalent evidence of good standing available in the Obligor’s jurisdiction of incorporation) dated no more than ten (10) days before the Utilisation Date. (3) Board resolutions. A copy of the resolutions of the board of directors of each Obligor: i. approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and ii. authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf. (4) Shareholder resolutions. If required as a matter of law of any Obligor’s (other than an Approved Manager) jurisdiction of incorporation, a copy of a resolution signed by all the holders of the issued shares in that Obligor, approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party. (5) Specimen signatures. A specimen of the signature of each person who executes the Finance Documents pursuant to the resolutions referred to in (3) above. (6) Officer’s certificates. An original certificate of a duly authorised officer of each Obligor: i. certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect; ii. setting out the names of the directors, officers and shareholders of that Obligor and the proportion of shares held by each shareholder; and iii. confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded. (7) Evidence of registration. Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of each Obligor are duly registered in the companies registry or other registry in the country of incorporation of that Obligor. (8) Powers of attorney. The original and, if required, notarially attested power of attorney of each of the Obligors under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Obligor. (9) Facility Agreement. A duly executed original of this Agreement. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

152 EME_ACTIVE-575917426.6 (10) Share Charges. A duly executed original of each Share Charge and the ancillary documents thereunder. (11) Accounts Security. A duly executed original of the Accounts Security in relation to each Account (and each document to be delivered thereunder). (12) Mandates. Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Security Agent may require. (13) Account Bank’s confirmation. The written confirmation of the relevant Account Bank that the Accounts have been opened with the Account Bank and to its actual knowledge are free from Security other than Transaction Security as created by the Security Documents. (14) Subordination and Assignment Agreement. The duly executed original of the Subordination and Assignment Agreement. (15) Permitted Intercompany Loans. Copies of any executed documents in respect of any existing Permitted Intercompany Loans. Other documents and evidence (16) Process agent. Evidence that any process agent referred to in Clause 44.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment. (17) Other Authorisations. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document. (18) Financial statements. Copies of the Original Financial Statements. (19) Fees. The Fee Letter and evidence that the fees, costs and expenses then due from the Borrower under Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the Utilisation Date. (20) “Know your customer” documents. Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary “know your customer” or similar identification procedures, anti-money laundering regulations, and Sanctions, in relation to the transactions contemplated in the Finance Documents. (21) Structure Chart. A chart showing the structure of the Ultimate Parent Group and its ultimate shareholders. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

153 EME_ACTIVE-575917426.6 PART II CONDITIONS PRECEDENT TO UTILISATION (1) Officer’s certificate. An original certificate of a duly authorised officer of the Borrower certifying that: i. each copy document relating to it specified in Part I of Schedule 2 remains correct, complete and in full force and effect on the Utilisation Date; ii. each copy document relating to it specified in this Part II of Schedule 2 remains correct, complete and in full force and effect on the Utilisation Date. (2) Release of Existing Security and guarantee obligations. If applicable, an original of each Deed of Release relating to the Existing Security over the relevant Rig, its Earnings, Insurances and Requisition Compensation, any charters relating to that Rig, the shares of the Rig Owner owning that Rig and any guarantees given by the Borrower and/or the relevant Rig Owner together with evidence satisfactory to the Agent of its due execution by the parties to it. (3) Evidence of Rig Owner’s title. Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of each relevant Rig’s Approved Flag confirming that such Rig is owned by the relevant Rig Owner and is free of registered Security other than Permitted Security. (4) Evidence of Approved Flag. Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) confirming that each Rig is fully registered on a provisional or permanent basis under Liberian flag with laid up status (and, for the avoidance of doubt, provisional or permanent and full registration shall not include any pre-delivery or pre-construction registration). (5) Registration of Mortgages. Evidence that a relevant Mortgage has been registered against each relevant Rig with first priority. (6) Evidence of insurance. Evidence that each relevant Rig is insured in the manner required by the Finance Documents and that letters of undertaking will be issued in the manner required by the Finance Documents, together with (if required by the Agent) the written approval of the Insurances in respect of each relevant Rig by an insurance adviser appointed by the Agent. (7) Confirmation of class. A Certificate of Confirmation of Class confirming that each relevant Rig is classed with the Classification and with the Classification Society described in Schedule 8 (Details of ) free of outstanding conditions or recommendations, dated no more than three (3) days prior to the Utilisation Date. (8) Physical inspection or inspection report. If required by the Agent, a physical inspection of each relevant Rig (at the cost of the Borrower) by the Agent or its representative, and/or an inspection report satisfactory to the Agent, in each case at the cost of the Borrower and confirming that the condition of each such Rig is in all respects acceptable to the Agent. (9) Insurance report. An opinion from independent insurance consultants appointed by the Agent on the Insurances in respect of each relevant Rig. (10) Valuations. Two Valuations of each relevant Rig from Approved Brokers nominated by the Agent, addressed to the Agent on behalf of the Finance Parties and dated not earlier than twenty (20) days before the Utilisation Date, which show compliance with the VTL Coverage requirement. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

154 EME_ACTIVE-575917426.6 (11) Operating Expenses budget. Operating Expenses budget for each Rig. (12) Rig documents. In respect of each relevant Rig, copies of: i. any Management Agreements in respect of that Rig; ii. that Rig’s current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates; iii. (if applicable) evidence of that Rig’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990; iv. that Rig’s current IAPPC; and v. that Rig’s current Tonnage Certificate, in each case together with all addenda, amendments or supplements. (13) Security Documents. In respect of each relevant Rig, duly executed originals of: i. the Mortgage in respect of that Rig; ii. if applicable, the Deed of Covenants in respect of that Rig; iii. the General Assignment (Owner) in respect of that Rig; iv. if applicable, the General Assignment (Operator) in respect of that Rig; v. the Manager’s Undertakings in respect of that Rig; and vi. if applicable, the Drilling Contract Assignment in respect of that Rig, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients. (14) Utilisation Request. The duly completed Utilisation Request. (15) Evidence of compliance with covenant requirements. Evidence that the relevant Obligors are in compliance with the financial covenants in Clause 20 (Financial covenants) on the Utilisation Date. (16) Minimum liquidity amount. Evidence that the amount required under Clause 24.5 (Minimum Liquidity Account) has been deposited into the Minimum Liquidity Account. (17) Existing Intercompany Loans. Evidence that the Existing Intercompany Loans have been cancelled and repaid in full. (18) Evidence in respect of change of ownership of each Rig Owner. Evidence satisfactory to the Agent, including, without limitation, share certificates (if issued) and/or a copy of the share register for each Rig Owner, in respect of the transfer of ownership of each Rig Owner to Borrower. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

155 EME_ACTIVE-575917426.6 Legal opinions (19) Legal opinions. The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given: i. legal opinion of Reed Smith LLP, legal advisers to the Finance Parties in respect of English law, substantially in the form distributed to the Original Lenders prior to Utilisation; ii. legal opinion of Reed Smith LLP, New York, legal advisers to the Finance Parties in respect of Marshall Islands law, substantially in the form distributed to the Original Lenders prior to Utilisation; iii. legal opinion of Reed Smith LLP, New York, legal advisers to the Finance Parties in respect of Liberian law, substantially in the form distributed to the Original Lenders prior to Utilisation; iv. legal opinion of Conyers Dill & Pearman Limited, legal advisers to the Finance Parties in respect of Bermuda law, substantially in the form distributed to the Original Lenders prior to Utilisation; v. legal opinion of Advokatfirmaet Thommessen As, legal advisers to the Finance Parties in respect of Norwegian law, substantially in the form distributed to the Original Lenders prior to Utilisation. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

156 EME_ACTIVE-575917426.6 PART III CONDITIONS PRECEDENT TO ACCESSION BY ADDITIONAL GUARANTOR (1) Accession Letter. An Accession Letter duly executed by the relevant Additional Guarantor and the Borrower. (2) Constitutional documents. A copy of the constitutional documents of the relevant Additional Guarantor, together with such other evidence as the Agent may reasonably require that the Additional Guarantor is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Finance Documents to which it is or is to become a party. (3) Certificate of good standing. A certificate of good standing in respect of the relevant Additional Guarantor (or equivalent evidence of good standing available in the Additional Guarantor’s jurisdiction of incorporation) dated not more than ten (10) days before the date of the Accession Letter. (4) Board resolutions. A copy of a resolutions of the board of directors of the relevant Additional Guarantor: i. approving the terms of, and the transactions contemplated by, the Accession Letter and the other Relevant Documents to which it is a party and resolving that it execute the Accession Letter and those Relevant Documents; and ii. authorising a specified person or persons to execute the Accession Letter and those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf. (5) Shareholder resolutions. If required as a matter of law of the jurisdiction of incorporation of the relevant Additional Guarantor, a copy of a resolution signed by all the holders of the issued shares in the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party. (6) Specimen signatures. A specimen of the signature of each person authorised by the resolutions referred to in paragraph (4) above. (7) Officer’s certificate. An original certificate of a duly authorised officer of the relevant Additional Guarantor: i. certifying that each copy document listed in this Part III of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the relevant Accession Letter; ii. setting out the names of the directors, officers and shareholders of the Additional Guarantor and the proportion of shares held by each shareholder; and iii. confirming that guaranteeing or securing the Loan would not cause any guarantee, security or similar limit binding on that Additional Guarantor to be exceeded. (8) Evidence of registration. Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of the relevant Additional Guarantor are duly registered in the companies registry or other registry in the country of incorporation of that Additional Guarantor. (9) Powers of attorney. A copy of the (if required) notarially attested power of attorney of the relevant Additional Guarantor under which the Accession Letter and other Relevant PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

157 EME_ACTIVE-575917426.6 Documents to which it is or is to become a party are to be executed or transactions undertaken by the Additional Guarantor. (10) Share Charge. A duly executed original of the Share Charge in respect of the relevant Additional Guarantor and the ancillary documents thereunder. (11) Accounts Security. A duly executed original of the Accounts Security in relation to the Earnings Account held in the name of the relevant Additional Guarantor (and each document to be delivered thereunder). (12) Mandates. Such duly signed forms of mandate, and/or other evidence of the opening of the Earnings Account held in the name of the relevant Additional Guarantor, as the Security Agent may require. (13) Account Bank’s confirmation. The written confirmation of the relevant Account Bank that the Earnings Account held in the name of the relevant Additional Guarantor have been opened with the Account Bank and to its actual knowledge are free from Security other than Transaction Security as created by the Security Documents. (14) Permitted Intercompany Loans. Copies of executed documents in respect of any existing Permitted Intercompany Loans to which the relevant Additional Guarantor is a party Other documents and evidence (15) Process agent. Evidence that the process agent specified in Clause 44.2 (Service of process) has accepted its appointment in relation to the proposed Additional Guarantor. (16) Other authorisations. A copy of any other authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the relevant Additional Guarantor accordingly) in connection with the entry into and performance of the transactions contemplated by the Accession Letter and any other Relevant Document or for the validity and enforceability of any Relevant Document. (17) Structure chart. An up to date chart showing the structure of the Ultimate Parent Group and its ultimate shareholders (to include the relevant Additional Guarantor). PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

158 EME_ACTIVE-575917426.6 PART IV CONDITIONS SUBSEQUENT (1) Letters of undertaking. Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties. (2) Acknowledgements of notices. Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part I or Part II of this Schedule 2. (3) Legal opinions. Such of the legal opinions specified in Part II of this Schedule 2 as have not already been provided to the Agent. (4) Companies Act registrations. Evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part I of this Schedule 2 have been delivered to, and registered with, any relevant Registry of Companies/Corporations within the statutory time limit. (5) Master’s receipt. The master’s receipt for each Mortgage (if applicable). (6) Bank Finance Facilities. Evidence that the Bank Finance Facilities have been entered into by the Ultimate Parent. (7) Closure of existing accounts. Evidence that all earnings accounts, minimum liquidity reserve accounts and other accounts opened by the Rig Owners other than the Accounts have been closed. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

159 EME_ACTIVE-575917426.6 SCHEDULE 3 UTILISATION REQUEST From: [Borrower] To: [Agent] Dated: Dear Sirs Facility Agreement dated [●] for up to the amount of US$195,000,000, as amended and restated from time to time (the “Agreement”) (1) We refer to the Agreement. This is an Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. (2) We wish to borrow [the Loan] [Tranche [●]] on the following terms: Proposed Utilisation Date: [] (or, if that is not a Business Day, the next Business Day) Amount: [] or, if less, the Available Facility PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

160 EME_ACTIVE-575917426.6 (3) We confirm that each condition specified in Clause 4.1 (Initial conditions precedent) is satisfied on the date of this Utilisation Request. (4) The proceeds of the Utilisation should be credited to [account details]. (5) We confirm that you may disburse the [Loan] [Tranche [●]] and deduct from the [Loan] [Tranche [●]] (although the amount of the [Loan] [Tranche [●]] will remain the amount requested above): (a) [the Upfront Fee being US$[●]]; (b) [the Security and Agency Fee payable on the Utilisation Date, being US$[●]] (c) [other costs/fees]. (6) This Utilisation Request is irrevocable. Yours faithfully ................................................................ authorised signatory for [Borrower] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

161 EME_ACTIVE-575917426.6 SCHEDULE 4 FORM OF TRANSFER CERTIFICATE To: [●] as Agent From: [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”) Dated: Facility Agreement dated [●] for up to the amount of US$195,000,000, as amended and restated from time to time (the “Agreement”) (1) We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. (2) We refer to clause 27.5 (Procedure for transfer) of the Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 27.5 (Procedure for transfer) of the Agreement all of the Existing Lender’s rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participation in Loans under the Agreement as specified in the Schedule. (b) The proposed Transfer Date is [●]. (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule. (3) The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (iii) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement. (4) This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate. (5) This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law. (6) This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

162 EME_ACTIVE-575917426.6 COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●]. [Agent] By: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

163 EME_ACTIVE-575917426.6 SCHEDULE 5 FORM OF ASSIGNMENT AGREEMENT To: [●] as Agent and [●] as Borrower, for and on behalf of each Obligor From: [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”) Dated: Facility Agreement dated [●] for up to the amount of US$195,000,000, as amended and restated from time to time (the “Agreement”) (1) We refer to the Agreement. This is an Assignment Agreement. Terms defined in the Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement. (2) We refer to clause 27.6 (Procedure for assignment) of the Agreement: (a) The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement as specified in the Schedule. (b) The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment and participations in Loans under the Agreement specified in the Schedule. (c) The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above. (3) The proposed Transfer Date is [●]. (4) On the Transfer Date the New Lender becomes Party to the Finance Documents as a Lender. (5) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) of the Agreement are set out in the Schedule. (6) The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 27.4 (Limitation of responsibility of Existing Lenders) of the Agreement. (7) This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 27.7 (Copy of Transfer Certificate or Assignment Agreement) of the Agreement, to the Borrower (on behalf of each Obligor) of the assignment referred to in this Assignment Agreement. (8) This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment Agreement. (9) This Assignment Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

164 EME_ACTIVE-575917426.6 (10) This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

165 EME_ACTIVE-575917426.6 RIGHTS TO BE ASSIGNED AND OBLIGATIONS TO BE RELEASED AND UNDERTAKEN [insert relevant details] [Facility office address, fax number and attention details for notices and account details for payments] [Existing Lender] [New Lender] By: By: This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [●]. Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party. [Agent] By: Note: The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

166 EME_ACTIVE-575917426.6 SCHEDULE 6 FORM OF COMPLIANCE CERTIFICATE To: Hayfin Services LLP as Agent From: [Ultimate Parent] Dated: [●] Dear Sirs Facility Agreement dated [●] for up to the amount of US$[●], as amended and restated from time to time (the “Agreement”) (1) We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. (2) We confirm that: (a) [●]; [and] (b) [●]; [and] (c) [●]. (3) We set out below calculations establishing the figures in paragraph (2): [●]. (4) We confirm that no Event of Default is continuing. [If this statement cannot be made, the certificate should identify any Event of Default that is continuing and the steps, if any, being taken to remedy it.] Signed: .................................................. authorised officer of Ultimate Parent [insert applicable certification language] ................................................................ for and on behalf of [name of auditors of the Borrower]1 1 Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

167 EME_ACTIVE-575917426.6 SCHEDULE 7 TIMETABLES Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of Utilisation Request) By 9.30 a.m. (London time) ten (10) Business Days before the intended Utilisation Date Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation) Three (3) Business Days before the intended Utilisation Date LIBOR is fixed Quotation Day as of 11:00 a.m. (London time) PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

168 EME_ACTIVE-575917426.6 SCHEDULE 8 DETAILS OF RIGS RIG A 1. Name of Rig: Skald 2. Description: Self-Elevating Drilling Unit 3. Owner: Rig Owner A 4. Flag State: Liberia 5. IMO Number: 9719018 6. Registered / Official Number: 2357 7. Classification: +A1, Self-elevating Drilling Unit, CDS (following delivery of the documents required by the Classification Society under the agreed Delayed Delivery Scheme) 8. Classification Society: ABS RIG B 1. Name of Rig: Saga 2. Description: Self-Elevating Drilling Unit 3. Owner: Rig Owner B 4. Flag State: Liberia 5. IMO Number: 9719006 6. Registered / Official Number: 2356 7. Classification: +A1, Self-elevating Drilling Unit, CDS (following delivery of the documents required by the Classification Society under the agreed Delayed Delivery Scheme) 8. Classification Society: ABS RIG C 1. Name of Rig: Thor 2. Description: Self-Elevating Drilling Unit 3. Owner: Rig Owner C 4. Flag State: Liberia PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

169 EME_ACTIVE-575917426.6 5. IMO Number: 9762455 6. Registered / Official Number: 19303 7. Classification: +A1, Self-elevating Drilling Unit, CDS (following delivery of the documents required by the Classification Society under the agreed Delayed Delivery Scheme) 8. Classification Society: ABS PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

170 EME_ACTIVE-575917426.6 SCHEDULE 9 SCREEN RATE CONTINGENCY PERIODS Screen Rate Period LIBOR 3 months PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

171 EME_ACTIVE-575917426.6 SCHEDULE 10 FORM OF ACCESSION LETTER To: [Agent] From: [Additional Guarantor] and the Borrower Dated: [●] Dear Sirs Facility Agreement dated [●] for up to the amount of US$195,000,000, as amended and restated from time to time (the “Agreement”) (1) We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. (2) [●] (the “Additional Guarantor”) agrees to become an Additional Guarantor and to be bound by the terms of the Agreement and the Subordination and Assignment Agreement as a Guarantor pursuant to Clause 28.2 (Formation of Rig Operators and accession as Additional Guarantors) of the Agreement. The Additional Guarantor is a corporation formed under the laws of [●]. (3) The Borrower confirms that no Default is continuing or would occur as a result of the Additional Guarantor becoming a Guarantor under the Agreement. (4) The Additional Guarantor’s administrative details are as follows: Address: [●] Email: [●] Attention: [●] (5) This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. (6) This Accession Letter is entered into by deed. [Additional Guarantor] [Borrower] PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

172 EME_ACTIVE-575917426.6 SCHEDULE 11 FORM OF RESIGNATION LETTER To: [Agent] From: [resigning Rig Operator] and the Borrower Dated: [●] Dear Sirs Facility Agreement dated [●] for up to the amount of US$195,000,000, as amended and restated from time to time (the “Agreement”) (1) We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. (2) Pursuant to Clause 28.3 (Winding up of Rig Operators and resignation as Guarantors), we request that [●] (the “Resigning Guarantor”) be released from its obligations as a Guarantor under the Agreement. (3) We confirm that: (a) no Default is continuing or would result from the acceptance of this Resignation Letter (and the Borrower has confirmed this is the case); and (b) concurrently with your acceptance to this request we shall procure the solvent liquidation of such Rig Operator. (4) This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by English law. [resigning Rig Operator] [Borrower] By: By: PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

173 EME_ACTIVE-575917426.6 EXECUTION PAGE BORROWER Signed by _____________________ for and on behalf of BORR MIDGARD ASSETS LTD. In the presence of: Name: Address: INTERMEDIATE HOLDCO Signed by _____________________ ) ) ) ………………………………………….. for and on behalf of BORR IHC LIMITED In the presence of: Name: Address: ) ) ) ………………………………………….. HOLDCO Signed by _____________________ for and on behalf of BORR MIDGARD HOLDING LTD. In the presence of: Name: Address: RIG OWNERS ) ) ) ………………………………………….. Signed by _____________________ for and on behalf of BORR SKALD INC. In the presence of: Name: Address: ) ) ………………………………………….. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

174 EME_ACTIVE-575917426.6 Signed by _____________________ for and on behalf of BORR SAGA INC. In the presence of: Name: Address: ) ) ) ………………………………………….. Signed by _____________________ for and on behalf of BORR JACK-UP XXXII INC. In the presence of: Name: Address: ) ) ) ………………………………………….. ORIGINAL LENDERS Signed by _____________________ for and on behalf of HAYFIN DLF III LUXCO 1 S.À R.L. In the presence of: Name: Address: ) ) ) ………………………………………….. Signed by _____________________ for and on behalf of HAYFIN SAPPHIRE IV LUXCO SCA, acting by its managing shareholder HAYFIN SAPPHIRE S.À R.L. In the presence of: Name: Address: ) ) ) ) ………………………………………….. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

175 EME_ACTIVE-575917426.6 Signed by _____________________ for and on behalf of SC HCM EU PD S.À R.L. In the presence of: Name: Address: ) ) ) ………………………………………….. Signed by _____________________ for and on behalf of HAYFIN BIG CYPRESS LUXCO S.À R.L. In the presence of:- Name: Address: ) ) ) ………………………………………….. Signed by _____________________ for and on behalf of HAYFIN ONYX LUXCO 2 SCA, acting by its managing shareholder, HAYFIN ONYX S.À R.L. In the presence of:- Name: Address: ) ) ) ) ………………………………………….. Signed by _____________________ for and on behalf of HAYFIN OPAL III LP, acting by its general partner HAYFIN OPAL III GP LIMITED In the presence of:- Name: Address: ) ) ) ) ………………………………………….. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).

176 EME_ACTIVE-575917426.6 Signed by _____________________ for and on behalf of HAYFIN TOPAZ LUXCO 2 SCA, acting by its managing shareholder, HAYFIN TOPAZ S.À R.L. In the presence of:- Name: Address: ) ) ) ) ………………………………………….. Signed by _____________________ for and on behalf of HAYFIN PT LUXCO 2 S.À R.L. In the presence of:- Name: Address: ) ) ) ………………………………………….. AGENT Signed by _____________________ for and on behalf of HAYFIN SERVICES LLP In the presence of: ) ) ) ………………………………………….. Name: Address: SECURITY AGENT Signed by _____________________ for and on behalf of HAYFIN SERVICES LLP In the presence of: Name: Address: ) ) ) ………………………………………….. PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE SUCH PORTIONS ARE BOTH NOT MATERIAL AND CONTAINS PERSONAL INFORMATION. THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“[***]”).